Exhibit 4.1

MEDICINE MAN TECHNOLOGIES, INC.

AS ISSUER

AND EACH OF THE GUARANTORS PARTY HERETO

13% SENIOR SECURED CONVERTIBLE NOTES DUE DECEMBER 7, 2026

INDENTURE

DATED AS OF DECEMBER 7, 2021

ANKURA TRUST COMPANY, LLC

AS TRUSTEE

AND

CHICAGO ATLANTIC ADMIN, LLC

AS COLLATERAL AGENT

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Form of Note	Exhibit A
Form of Notation of Guarantee	Exhibit B
Form of Transfer Certificate	Exhibit C
Form of Supplemental Indenture	Exhibit D
Form of Collateral Access Agreement	Exhibit E
Schedule of Existing Debt	Schedule 4.14
Schedule of Existing Liens	Schedule 4.15
Schedule of Existing Investments	Schedule 4.17

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INDENTURE, dated as of December 7, 2021, among Medicine Man Technologies, Inc., a Nevada corporation (the “Company”), the Guarantors (as defined below) party hereto, Ankura Trust Company, LLC (“ATC”), as trustee (the “Trustee”), registrar, paying agent, and conversion agent, and Chicago Atlantic Admin, LLC (“CAA”), as the collateral agent (the “Collateral Agent”).

WHEREAS, the Company has duly authorized the creation of an issue of $95,000,000 aggregate principal amount of the Company’s 13% Senior Secured Convertible Notes due December 7, 2026; and

WHEREAS, the Company and each of the Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, each party agrees as follows for the benefit of each of the other parties hereto and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 13% Senior Secured Convertible Notes due December 7, 2026:

Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.           Definitions.

“Adjusted Consolidated EBITDA” means, for any Reference Period, with respect to the Company and its Restricted Subsidiaries on a consolidated basis and without duplication, Consolidated EBITDA less the total amount of (a) taxes paid in cash for such period, (b) maintenance capital expenditures for such period, (c) rent payable under leases of real and personal property (whether a capital lease or any other leases) for such period and (d) all license fees paid or payable to any governmental authority for such period.

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with U.S. GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be the amount of liability in respect thereof determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular person or group, such person or group will be deemed to have beneficial ownership of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time. The terms “Beneficially Own” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it.

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“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee and the Collateral Agent.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the place of payment is authorized or required by law or executive order to close or be closed.

“Capital Lease Obligations” with respect to any Person, means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases under GAAP on the balance sheet of such Person and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Equivalents” as to any Person, means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having capital, surplus, and undivided profits aggregating in excess of $500,000,000, having maturities of not more than one year from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any issuer rated at least A-1 by Standard & Poor’s Ratings Services, and any successor thereto or at least P-1 by Moody’s Investors Service, Inc., and any successor thereto (or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally), and in each case maturing not more than one year after the date of acquisition by such Person, or (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

“Cash Settlement” means with respect to the Make-Whole Settlement Method applicable to the Make-Whole Premium due upon any conversion of Notes, that the Company shall have elected (or been deemed to have elected), in accordance with Section 10.02(a), to settle its Make-Whole Obligation solely in cash in accordance with Section 10.02(a)(iii)(A)

“Change of Control” means (a) the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of more than 50% of the aggregate outstanding voting power of the Equity Interests of a Person entitled to vote for members of the board of directors of such Person (or similar governing body) on a fully-diluted basis or economic power of the Equity Interests of such Person; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of such Person (or similar governing body) (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of such Person was approved by a vote of at least a majority of the directors (or similar) of such Person then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the board of directors of such Person (or similar governing body); or (c) the Company or a Subsidiary shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the percentage of the Equity Interests held by such Person in any of its Subsidiaries that is equal to or greater than the percentage of the Equity Interests held by such Person in such Subsidiaries on the Closing Date (other than in connection with any Permitted Acquisition, free and clear of all Liens. If any event occurs, prior to the third anniversary of the Issue Date, that constitutes a Change of Control Transaction as defined in the Certificate of Designation of the Company’s Series A Cumulative Convertible Preferred Stock, as result of which the Company is required to redeem shares of such Preferred Stock, such event shall also be deemed to constitute a Change of Control for purposes of this Indenture, including Section 3.01 hereof.

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“Change of Control Repurchase Price” with respect to a Note means an amount calculated by the Company on the date of payment of the Change of Control Repurchase Price equal to:

(a) the principal amount of such Note plus accrued and unpaid interest thereon on such date, plus

(b) the lesser of:

i.	the present value, using the Discount Rate, of one year of additional interest on such Note commencing on the date the Change of Control Repurchase Price is payable; or

ii.	the sum of the present values, using the Discount Rate, or the remaining scheduled interest payments that would have been paid (assuming such payments are made in cash) on such Note from the Change of Control Repurchase Date to the Maturity Date.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any of the Security Documents.

“Collateral Agent” means CAA, acting in the capacity of collateral agent, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor.

“Collateral Agent Fee Letter” means the fee letter agreement, dated December 3, 2021, between the Company and the Collateral Agent.

“Combination Settlement” means with respect to the Make-Whole Settlement Method applicable to the Make-Whole Premium due upon any conversion of Notes, that the Company shall have elected, in accordance with Section 10.02(a), to settle its Make-Whole Obligation in a combination of cash and shares of Common Stock in accordance with Section 10.02(a)(iii)(C).

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Indenture.

“Company” means the party named as such in the first paragraph of this Indenture until a successor or assignee replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assignee.

“Company Order” means a written request or order signed in the name of the Company by any Officer.

“Consolidated Debt Expense” means, for any Reference Period, with respect to the Company and its Restricted Subsidiaries on a consolidated basis and without duplication, the sum of (a) total consolidated interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest, premium payments, debt discount, fees, charges, and related expenses with respect to all outstanding Debt of the Company on a consolidated basis, in each case to the extent recognized as an expense in accordance with GAAP during such period), plus (b) scheduled amortization payments or redemptions on Debt of the Company on a consolidated basis for such period.

“Consolidated EBITDA” means, for any Reference Period, with respect to the Company and its Restricted Subsidiaries on a consolidated basis and without duplication, Consolidated Net Income for such Reference Period plus, without duplication and only to the extent deducted in calculating Consolidated Net Income for such period, the sum, without duplication, of (a) all interest expense (as expressed in clause (a) of the definition of Consolidated Debt Expense) for such period, (b) the sum of federal, state, local, and foreign income Taxes recognized as an expense in accordance with GAAP during such period, (c) the amount of depreciation and amortization recognized as an expense in accordance with GAAP during such period, (d) any extraordinary, unusual, or non-recurring expenses, losses or charges (including but not limited to non-recurring administrative costs or expenses incurred in opening of any new cultivation, processing or dispensary facility, including pre-opening and opening costs and signing, retention and completion bonuses, but excluding lobbying expenses and expenses (including legal expenses) attributable to regulatory matters) recognized as an expense in accordance with GAAP during such period (recognizing that expenses relating to merger or acquisition transactions shall not be considered extraordinary, unusual, or non-recurring for this purpose), (e) any costs or expenses relating to any acquisitions or dispositions, including any break-up fees to the extent any such acquisition is not consummated, legal, accounting, advisory or other transaction-related fees, signing, retention and completion or success bonuses recognized as an expense in accordance with GAAP during such period, and (f) any costs or expenses relating to non-recurring litigation and regulatory matters including investigations by Governmental Authorities recognized as an expense in accordance with GAAP during such period.

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“Consolidated Leverage Ratio” means, for any Reference Period, the quotient of (a) the aggregate principal amount of all the Debt of the Company and its Restricted Subsidiaries, plus, the aggregate liquidation preference or, if greater, the maximum repurchase price of all Disqualified Equity Interests of the Company, less the aggregate amount of all cash of the Company and its Restricted Subsidiaries held in deposit accounts that constitute Collateral, in each case on the last day of such Reference Period divided by (b) Consolidated EBITDA for such Reference Period.

“Consolidated Fixed Charge Coverage Ratio” means, for any Reference Period, the quotient of (a) Adjusted Consolidated EBITDA for such Reference Period divided by (b) Consolidated Fixed Charges for such Reference Period.

“Consolidated Fixed Charges” means, for any Reference Period, with respect to the Company and its Restricted Subsidiaries on a consolidated basis and without duplication, the sum of (a) rent payable under leases of real and personal property (whether a capital lease or any other leases) for such period, (b) all license fees paid or payable to any governmental authority for such period and (c) consolidated debt and Disqualified Equity Interest expense (interest, dividends and amortization) for such Reference Period.

“Consolidated Net Income” means, for any Reference Period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Conversion Make-Whole Share Price” means the average of the Daily VWAPs during the Observation Period for the relevant Conversion Date.

“Conversion Settlement Date” means, for any conversion of Notes and the Conversion Settlement Method applicable to such conversion, the date on which the Company is required to settle its Conversion Obligation pursuant to Section 10.01.

“Corporate Trust Office” means the corporate trust office of the Trustee at which the trust created by this Indenture will be administered, which office, as of the Issue Date, is located at 140 Sherman Street, 4th Floor, Fairfield, CT 06824, and may later be located at such other address as the Trustee, upon delivering notice to the Holders, the Paying Agent, the Conversion Agent, the Registrar, the Collateral Agent and the Company, designates.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Debtor Relief Law.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PLX <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is not available, the market value of one share of Common Stock on such VWAP Trading Day, as the Company reasonably determines in good faith using a volume-weighted average method). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debt” of any Person at any date, without duplication, means (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables and accrued expenses incurred in the ordinary course of business and (ii) any earn-out, purchase price adjustment, or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person), (c) all obligations of such Person evidenced by notes, bonds, debentures, or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person to purchase, redeem, retire, defease, or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights, or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, or similar facilities in respect of obligations of the kind referred to in subsections (a) through (e) of this definition, (g) all Guaranty Obligations of such Person in respect of obligations of the kind referred to in subsections (a) through (f) above, (h) all obligations secured by (or which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (i) all debt of any partnership, unlimited liability company, or unincorporated joint venture in which such Person is a general partner, member, or a joint venturer, respectively (unless such Debt is expressly made non-recourse to such Person).

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“Debtor Relief Law” means Title 11 of the United States Code, as amended from time to time, or any similar federal law for the relief of debtors and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Notes” means Notes that are in registered definitive non-global form.

“Depositary” means DTC; provided, that the Company may at any time, upon delivering notice to the Holders, the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent, appoint a successor Depositary.

“Discount Rate” means as of any date (a) the yield for two-year U.S. Treasury bills in secondary market trading for the fifth Business Day immediately preceding such date as displayed opposite the caption “U.S. government securities—Treasury bills (secondary market)—2-year” on the “H.15” weekly release or daily update, as applicable, for such Business Day published by the Federal Reserve System Board of Governors (or its successor) (or its equivalent successor if such weekly release or daily update, as applicable, is not available) plus (b) 0.05%; provided, that if such yield is unavailable, the “Discount Rate” will be the average of the secondary market bid rates of at least three nationally recognized independent investment banking firms selected by the Company for this purpose and may include the investment banking firm selected by the Company to determine the Make-Whole Premium or Redemption Price, as applicable, as of 3:30 p.m., New York City time, on that Business Day for the issue of U.S. Treasury bills with a remaining maturity closest to two years.

“Disposition” or “Dispose” means the sale, transfer, license, lease, or other disposition (whether in one transaction or in a series of transactions, and including any sale and leaseback transaction) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer, or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the holder or upon the happening of any event:

(1)       matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)       is convertible or exchangeable for Debt or Disqualified Equity Interests (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

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(3)       is redeemable at the option of the holder of the Capital Stock, in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Equity Interests.

“DTC” means The Depository Trust Company.

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Equity Interests” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership (or profit) interests in a Person (other than a corporation), securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, and any and all warrants, rights, or options to purchase any of the foregoing, whether voting or nonvoting, and whether or not such shares, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“Fair Market Value” means the value that would be paid by a willing buyer or licensor to an unaffiliated willing seller or licensee in a transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Indenture) the Board of Directors.

“Fee Letter” means the fee letter agreement, dated November 11, 2021, between the Company and ATC.

“Form of Notice of Conversion” means the form of “Conversion Notice” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Four Year Repurchase Date” means December 7, 2025.

“Four Year Repurchase Price” means with respect to a Note on the Four Year Repurchase Date, the principal amounts of such Note plus accrued and unpaid interest thereon on such date.

“Free Trade Date” means with respect to a Holder that is not an “affiliate” (as defined in Rule 144) of the Company and that has not been an “affiliate” (as defined in Rule 144) of the Company during the immediately preceding three-month period, the date that is one year after the Issue Date, or such later date as such Holder may sell, assign or otherwise transfer such Note pursuant to Rule 144 without restriction or limitation, including without the requirement to be in compliance with the informational requirement of Rule 144(c)(1). The Free Trade Date with respect to any shares of Common Stock issued upon conversion of any Notes or otherwise in respect of any Notes shall be the same as the Free Trade Date of such Notes, or such later date required by Rule 144.

“Freely Tradable” means, with respect to any Notes or any shares of the Common Stock issuable upon conversion of the Notes, that such Notes or such shares of Common Stock, as the case may be, are eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise by a Person that is not an “affiliate” (as defined in Rule 144) of the Company and that has not been an “affiliate” (as defined in Rule 144) of the Company during the immediately preceding three-month period without any volume or manner of sale restrictions under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) and in the case of the Notes, do not bear the Restricted Notes Legend and, in the case of shares of Common Stock, do not bear the Restricted Stock Legend, and with respect to Global Notes only, in compliance with the Applicable Procedures and the terms of this Indenture.

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“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Global Note” means a permanent global note that is in the form of the Note attached hereto as Exhibit A and that is registered in the name of the Depositary or the nominee of the Depositary and deposited with the Depositary, the nominee of the Depositary or a custodian appointed by the Depositary or the nominee of the Depositary.

“Global Notes Legend” means the legend identified as such in Exhibit A hereto.

The term “guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guaranty Obligation” as to any Person, means any obligation, contingent or otherwise, of such Person guaranteeing or having the effect of guaranteeing any Debt of another Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government.

“Guarantors” means any Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns, in each case, until the Note Guarantee of such Person has been released or such Person becomes an Unrestricted Subsidiary in accordance with the provisions of this Indenture.

“Holder” or “Holders” means a Person or Persons in whose name a Note is registered in the Register.

“Identified Acquisition Target Assets” means (i) each of the acquisition assets identified to the initial purchasers of the Notes as Brow, Drift, Colt, Mission, Nuevo, and (ii) other Permitted Acquisitions until $80 million of cash has been spent for Permitted Acquisitions after the Issue Date.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and proprietary knowhow and confidential information (including technical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); (f) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons; and (g) goodwill associated with any of the foregoing, together with any rights to sue for past, present and future infringement of the same and the goodwill associated therewith.

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“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date among the Company, the Guarantors, the Collateral Agent, GGG Partners, LLC, as Credit Agreement Collateral Agent, the StarBuds Seller Secured Parties party thereto, and Naser Joudeh, as Collateral Agent for the StarBuds Seller Secured Parties (as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time in accordance with the terms thereof and under this Indenture).

“Issue Date” means the date of this Indenture, as set forth in the preamble hereto.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest, or any preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including any conditional sale or other title retention agreement and any capital lease).

“Make-Whole Premium” means, with respect to a Conversion Amount, an amount equal to the sum of the present values (with each such present value computed by a nationally recognized independent investment banking firm selected by the Company for this purpose using the Discount Rate of (i) subject to the immediately succeeding clause (ii), the remaining scheduled interest payments that would have been paid (assuming such payments are made in cash) with respect to the principal of the Note related to such Conversion Amount from the related Conversion Settlement Date to the earlier of the Maturity Date or the date that is one year after such Conversion Settlement Date; or (ii) if the Conversion Date for such Note occurs after the Regular Record Date with respect to an Interest Payment Date and prior to such Interest Payment Date, the remaining scheduled interest payments that would have been paid (assuming such payments are made in cash) on such Note from such Interest Payment Date to the earlier of the Maturity Date and the date that is one year after such Interest Payment Date.

“Non-Recourse Debt” means Debt:

(a)       as to which none of the Company and the Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender, except, in each case, to the extent not prohibited by Section 4.15;

(b)       no default with respect to which would permit upon notice, lapse of time or both any holder of any other Debt of the Company or a Restricted Subsidiary to declare a default on such other Debt or cause the payment of the Debt to be accelerated or payable prior to its Stated Maturity; and

(c)       as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Company or any Restricted Subsidiary, except as set forth above.

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“Note Documents” means, collectively, this Indenture, the Notes, the Fee Letter, the Collateral Agent Fee Letter, the Note Guarantees, the Security Documents, the Intercreditor Agreement and all other documents and instruments executed and delivered in connection herewith, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Note Guarantees” means the guarantees by each Guarantor of the Company’s Obligations under this Indenture and the Notes, as set forth in this Indenture.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Obligations of the Company under this Indenture and the Notes.

“Note Obligations” means the Obligations of the Company and the other obligors (including the Guarantors) under this Indenture and the other Note Documents to pay principal, premium, if any, and interest (including any interest, fees, and expenses accruing after the commencement of bankruptcy or insolvency proceedings, whether or not allowed or allowable as a claim in such proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Note Documents and the performance of all other Note Obligations of the Company and the Guarantors under the Note Documents, according to the respective terms thereof.

“Notes” means any of the Company’s 13% Senior Secured Convertible Notes due December 7, 2026 issued under this Indenture.

“Obligations” means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Observation Period” means, for any Note, the 20 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately following the Conversion Date for such Note.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Accounting Officer, the Treasurer or the Secretary of the Company or any Guarantor, as applicable.

“Officers’ Certificate” means a written certificate containing the information specified in Section 14.02 and Section 14.03 hereof, signed in the name of the Company, or any Guarantor, as applicable, by any two Officers, and delivered to the Trustee and the Collateral Agent; provided that, if such certificate is given pursuant to Section 4.05 hereof, (i) one of the Officers signing such certificate must be the Chief Financial Officer or the Chief Accounting Officer of the Company and (ii) such certificate need not contain the information specified in Section 14.02 and Section 14.03 hereof.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Section 14.02 and Section 14.03 hereof, from legal counsel who is reasonably satisfactory to the Trustee and the Collateral Agent. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee and the Collateral Agent.

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Permitted Business” means any business conducted by the Company or a Subsidiary on the Issue Date and any business that, in the good faith judgment of the Board of Directors, is similar or reasonably related, ancillary, supplemental or complementary thereto or a reasonable extension, development or expansions thereof.

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“Permitted Exchange” means any of The New York Stock Exchange, The NYSE MKT, the NASDAQ Global Market, the NASDAQ Capital Market or the NASDAQ Global Select Market (or any of their respective successors).

“Permitted Acquisitions” means the purchase or acquisition by the Company or any Restricted Subsidiary of 100% of the Equity Interests of any Person or substantially all of the assets of a line of business of a Person, which Person is engaged in or used in only businesses of the type conducted by the Company and its Restricted Subsidiaries on the date hereof, or businesses reasonably related thereto.

“Permitted Investments” means the Investments permitted under Sections 4.17(a)-(n).

“Person” means any individual, sole proprietorship, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated organization, public benefit corporation, firm, joint stock company, estate Governmental Authority, or other entity.

“Physical Settlement” means with respect to the Make-Whole Settlement Method applicable to the Make-Whole Premium due upon any conversion of Notes, that the Company shall have elected, in accordance with Section 10.02(a), to settle its Make-Whole Obligation solely in shares of Common Stock in accordance with Section 10.02(a)(iii)(B).

“Publicly Traded Securities” means shares of common stock traded on a Permitted Exchange.

“Qualified Restricted Subsidiary” means a Restricted Subsidiary that is directly or indirectly wholly owned by the Company and formed after the Issue Date and all of the assets of which, and all of the Equity Interests in which, constitute Priority Convertible Notes Collateral (as defined in the Intercreditor Agreement).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Notice Date” means the date on which the Company delivers to Holders, the Trustee and the Collateral Agent a Redemption Notice pursuant to Section 11.02(a).

“Redemption Price” means with respect to a Note on a Redemption Date an amount calculated by the Company equal to:

(a) the principal amounts of such Note plus accrued and unpaid interest thereon on such date, plus

(b) the greater of:

i.	the sum of the present values, using the Discount Rate, of the scheduled interest payments that would have been paid (assuming such payments are made in cash) on such Note from the Redemption Date through the three-year anniversary of the Issue Date; or

ii.	the lesser of (x) the sum of the present values, using the Discount Rate, of the scheduled interest payments that would have been paid (assuming such payments are made in cash) on such Note from the Redemption Date through the one-year anniversary of the Redemption Date or (y) the sum of the present values, using the Discount Rate (of the scheduled interest payments that would have been paid (assuming such payments are made in cash) on such Note from the Redemption Date through the Maturity Date.

“Reference Period” means on any date of determination (beginning fiscal quarter ending December 31, 2022), the most recently completed four consecutive calendar quarters on or immediately prior to such date for which financial statements of the Company are available.

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“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes Legend” means the legend identified as such set forth in Exhibit A hereto, or any other similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit C hereto or any other similar legend indicating the restricted status of the Common Stock under Rule 144.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. Any reference to a “Subsidiary” of the Company herein means a Restricted Subsidiary unless such Subsidiary is specifically stated to be an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated December 3, 2021, among the Company, the Guarantors and the Holders, pursuant to which the Company issued the Notes.

“Security Agreement” means the Security Agreement that the Company, Guarantors, and the Collateral Agent will execute and deliver in connection with the execution of the Note Documents, as amended, modified, restated, supplemented or replaced from time to time in accordance with this Indenture and the terms thereunder.

“Security Documents” means the Security Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with this Indenture and the terms thereunder.

“Share Make-Whole Premium Number” means, with respect to any Conversion Date, a number of shares of Common Stock equal to (a) (i) the Make-Whole Premium minus (ii) the applicable Cash Make-Whole Premium Amount divided by (b) the applicable Conversion Make-Whole Share Price; provided that, if the Make-Whole Premium is less than or equal to the Cash Make-Whole Premium Amount, the Share Make-Whole Premium Number shall be zero.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Debt, the date on which the payment of interest or principal, as applicable, was scheduled to be paid in the documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided, however, that, with respect to Section 4.12, the Stated Maturity of any Existing Debt shall be the Stated Maturity as of the Issue Date or a later date to the extent the documents governing such Debt shall have been amended or modified to provide for such later date.

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“Stockholder Approval” means the requisite approval required under the Company’s Amended and Restated Articles of Incorporation to consummate the transactions contemplated by this Indenture and the Note Documents.

“Subsidiary” means, with respect to any specified Person:

(a)       any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(b)       any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.

References to a Subsidiary or Subsidiaries mean a Subsidiary or Subsidiaries of the Company unless the context otherwise requires.

“Termination of Trading” means the Common Stock (or other Reference Property into which the Notes are then convertible) ceases to be listed or quoted on any Permitted Exchange.

“TIA” means the Trust Indenture Act of 1939 as in effect on the Issue Date; provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on The NYSE MKT or, if the Common Stock (or such other security) is not then listed on The NYSE MKT, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided, that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Transfer” means, with respect to any Restricted Note or share of Common Stock that bears, or is required to bear, the Restricted Stock Legend, any sale, pledge, transfer, loan, hypothecation or other disposition of such Restricted Note or share of Common Stock, as the case may be.

“Transfer Agent” means, initially, Global Transfer, LLC, in its capacity as the transfer agent for the Common Stock, and any successor entity acting in such capacity.

“Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence will likewise apply to any such subsequent successor or successors.

“UCC” means the New York Uniform Commercial Code as in effect from time to time.

“VWAP Market Disruption Event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

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“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

Section 1.02.           Other Definitions.

Term Section:	Defined in:
“Act”	Section 1.04
“Additional Interest”	Section 4.04(a)
“Additional Registration Statement”	Section 4.04(a)
“Agent Members”	Section 2.02(c)
“Aggregate Payments”	Section 12.01(e)
“Aggregated Person”	Section 10.02
“Applicable Law”	Section 14.14
“Calculation Date”	Section 1.01
“Cash Make-Whole Premium Amount”	Section 10.02(a)(i)
“CERCLA”	Section 13.02(p)
“Change of Control Company Notice”	Section 3.01(a)
“Change of Control Repurchase Date”	Section 3.01(a)(v)
“Change of Control Repurchase Notice”	Section 3.01(b)(i)
“Contributing Guarantors”	Section 12.01(e)
“Conversion Amount”	Section 10.01(a)
“Conversion Agent”	Section 2.06(a)
“Conversion Date”	Section 10.01(c)
“Conversion Obligation”	Section 10.01
“Conversion Price”	Section 10.01(a)
“Conversion Rate”	Section 10.01
“Default Interest”	Section 2.04(d)
“Defaulted Amount”	Section 2.04(d)
“Designation”	Section 4.29(a)
“Designation Amount”	Section 4.29(a)
“Event of Default”	Section 6.01
“Fair Share”	Section 12.01(e)
“Fair Share Contribution Amount”	Section 12.01(e)
“Four Year Company Notice”	Section 3.02(a)
“Four Year Repurchase Date”	Section 3.02(a)
“Four Year Repurchase Notice”	Section 3.02(b)
“Funding Guarantor”	Section 12.01(e)
“Interest Payment Date”	Section 2.04(a)
“Investments”	Section 4.17
“Make-Whole Exception”	Section 10.02
“Make-Whole Obligation”	Section 10.02(a)
“Make-Whole Settlement Method”	Section 10.02(a)(iii)
“Maturity Date”	Section 2.04(a)
“Merger Event”	Section 10.07(a)
“Moody’s”	Section 1.01
“Notice of Conversion”	Section 10.01(b)
“Optional Redemption”	Section 11.01
“Paying Agent”	Section 2.06(a)
“Permitted Debt”	Section 4.14(b)

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“Redemption Date”	Section 11.02(a)
“Redemption Notice”	Section 11.02(a)
“Redesignation”	Section 4.29(d)
“Reference Property”	Section 10.07(a)
“Register”	Section 2.06(a)
“Registrar”	Section 2.06(a)
“Registration Failure”	Section 4.04(a)
“Regular Record Date”	Section 2.04(a)
“Reorganization Event”	Section 5.01
“Reorganization Successor Corporation”	Section 5.01(a)(ii)
“Repurchase Date”	Section 3.03(b)
“Repurchase Notice”	Section 3.03(a)
“Repurchase Price”	Section 3.03(a)
“Restricted Note”	Section 2.10(a)(i)
“Restricted Ownership Conversion Blocker”	Section 10.13
“Restricted Ownership Percentage”	Section 10.13
“Restricted Payments”	Section 4.12(a)
“S&P”	Section 1.01
“Settlement Notice”	Section 10.02(a)(i)
“Temporary Notes”	Section 2.12
“unit of Reference Property”	Section 10.07(a)
“Unrestricted Subsidiary”	Section 4.29(a)

Section 1.03.           Rules of Construction. Unless the context requires otherwise:

(1)       a term has the meaning assigned to it;

(2)       an accounting term not otherwise defined has the meaning assigned to it and will be construed in accordance with U.S. GAAP;

(3)       “or” is not exclusive;

(4)       “including” means including, without limitation;

(5)       words in the singular include the plural, and words in the plural include the singular;

(6)       all references to $, dollars, cash payments or money refer to United States currency; and

(7)       all references to interest on the Notes (a) will include any Additional Interest payable pursuant to Section 4.04 hereof, but (b) for the avoidance of doubt, will not include any Default Interest payable on a Defaulted Amount pursuant to Section 2.04 hereof.

Section 1.04.           Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee, the Collateral Agent and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument will be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Collateral Agent and the Company, if made in the manner provided in this Section 1.04.

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The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit will also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee and the Collateral Agent deem sufficient.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note will bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Collateral Agent, the Company, the Paying Agent, the Conversion Agent or the Registrar in reliance thereon, whether or not notation of such action is made upon such Note.

Article 2
THE NOTES

Section 2.01.           Designation, Amount and Issuance of Notes. The Notes will be designated as “13% Senior Secured Convertible Notes due December 7, 2026.” The aggregate principal amount of Notes to be issued, authenticated and delivered on the Issue Date is $95,000,000. From time to time, the Company may issue and execute, and the Trustee may authenticate, upon receipt of a Company Order, Notes delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.09, Section 2.11, Section 2.12 or Section 10.01(d) hereof, or delivered upon any redemption or repurchase of Notes and representing the un-redeemed or un-repurchased portion thereof.

Section 2.02.           Form of Notes.

(a)              General. The Notes will be substantially in the form of Exhibit A hereto, but may include any notations, legends or endorsements required by any applicable law (or regulation promulgated thereunder), stock exchange rule or usage, or any insertions, omissions or other variations otherwise permitted or required by this Indenture. Whenever any such notation, legend or endorsement, or any such insertion, omission or other variation is applicable to a Note, the Company will provide such notation, legend or endorsement, or such insertion, omission or other variation to the Trustee in writing.

Each Note will bear a Trustee’s certificate of authentication substantially in the form set forth in Exhibit A hereto.

Notes that are Global Notes will bear the Global Notes Legend and the “Schedule of Increases and Decreases of Global Note” attached thereto.

Notes that are Restricted Notes will bear the Restricted Notes Legend.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and control.

(b)              Initial and Subsequent Notes. [Reserved].

(c)              Global Notes. Each Global Note will represent the aggregate principal amount of then outstanding Notes endorsed thereon and provide that it represents such aggregate principal amount of then outstanding Notes, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions, redemptions or repurchases by the Company.

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Only the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, may endorse a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of then outstanding Notes represented thereby, and whenever the Holder of a Global Note delivers instructions to the Trustee to increase or decrease the aggregate principal amount of then outstanding Notes represented by a Global Note in accordance with Section 2.09 hereof, the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, will endorse such Global Note to reflect such increase or decrease in the aggregate principal amount of then outstanding Notes represented thereby. None of the Trustee, the Paying Agent, the Registrar, the Conversion Agent, the Collateral Agent, the Company, the Guarantors or any agent of the Trustee, the Paying Agent, the Registrar, the Conversion Agent, the Collateral Agent, the Company or the Guarantors will have any responsibility or bear any liability or any obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any aspect of the records relating to, or payments made on account of, the ownership of any beneficial interest in a Global Note (ii) any notice required hereunder, (iii) with respect to maintaining, supervising or reviewing any records relating to such beneficial interest, or (iv) any actions taken or not taken by any Agent Members.

Neither any member of, or participant in, the Depositary (collectively, the “Agent Members”) nor any other Person on whose behalf an Agent Member may act will have any rights under this Indenture with respect to any Global Note or under such Global Note, and the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar, the Conversion Agent, the Collateral Agent and any agent of the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar, the Conversion Agent, or the Collateral Agent, may, for all purposes, treat the Depositary, or its nominee, if any, as the absolute owner and Holder of such Global Note.

The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that such Holder is entitled to take under this Indenture or the Notes with respect to such Global Note, and, notwithstanding the foregoing, nothing herein will prevent the Company, the Guarantors, the Trustee, the Collateral Agent, the Paying Agent, the Registrar, the Conversion Agent or any agent of the Company, the Guarantors, the Trustee, the Collateral Agent, the Registrar, the Conversion Agent or the Paying Agent from giving effect to any written certification, proxy or other authorization furnished by such Holder or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of their respective customary practices governing the exercise of the rights of a Holder of any interest in any Global Note.

Section 2.03.           Denomination of Notes. The Notes will be issuable in registered form without coupons in minimum denominations of $1.00 principal amount and in integral multiples of $1.00 in excess thereof.

Section 2.04.           Payments.

(a)              General.

(i)               Payment at Maturity. Unless earlier paid or deemed paid or converted pursuant to any of Article 3, Section 4.14, Section 10.02 or Article 11 hereof, the Notes will mature on December 7, 2026 (the “Maturity Date”), and, on the Maturity Date, the Company will pay each Holder of Notes $1.00 in cash for each $1.00 principal amount of Notes held, together with accrued and unpaid interest to, but not including the Maturity Date on such Notes.

(ii)             Payment of Interest. Each Note will accrue interest at a rate equal to 13% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the date of issuance provided in the certificate representing such Note until, subject to the provisions of clause (d) of this Section 2.04, the date the principal amount of such Note is paid or deemed paid or (subject to Section 10.02(h)) the Conversion Settlement Date, as the case may be, pursuant to clause (i) of this Section 2.04(a) or any of Article 3, Section 4.14, Section 10.02 or Article 11 hereof. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an “Interest Payment Date”), beginning March 31, 2022, to the Holder of each Note as of the Close of Business on the March 15, June 15, September 15 and December 15, as the case may be, immediately preceding the applicable Interest Payment Date whether or not a Business Day (each such date, a “Regular Record Date”), regardless of whether such Note is converted, repurchased or redeemed after such Regular Record Date. The interest payable on a Note on each Interest Payment Date will be paid in cash in an amount equal to the amount payable on such Interest Payment Date if the annual interest rate on such Note was 9%, and the balance of the interest on such Note payable on such Interest Payment Date shall be paid as an increase in the principal amount of such Note.

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The principal of, the Change of Control Repurchase Price, the Four Year Repurchase Price or the Redemption Price for, and the cash portion of any interest on, any Note shall be payable at the office or agency of the Paying Agent designated by the Company maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.06(a). Payments of the principal of, the Change of Control Repurchase Price, the Four Year Repurchase Price or the Redemption Price for, and the cash portion of any interest on, any Global Note will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments of the principal of, the Change of Control Repurchase Price, the Four Year Repurchase Price or the Redemption Price for, and the cash portion of any interest on, any Definitive Note shall be payable to the applicable Holder of such Note by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account on the relevant payment date.

(b)              Interest Rights Preserved. Subject to the provisions of Section 2.04(d) hereof, and, to the extent applicable, Sections 2.09 and 2.11 hereof, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note will carry any rights to the payment and accrual of interest that were carried by the relevant surrendered Note, Notes, or portion(s) thereof.

(c)              Additional Interest. Pursuant to Section 4.04 hereof, in certain circumstances, Additional Interest will accrue on the Notes. Unless the context requires otherwise, all references in this Indenture to interest on the Notes will include such Additional Interest, but will not include any Default Interest payable pursuant to Section 2.04(d) hereof.

(d)              Defaulted Interest. From and after the occurrence of an Event of Default, interest will accrue on the Notes, in cash, at a rate equal to 15% per annum (“Default Interest”) until such Event of Default is cured or waived (“Defaulted Amount”).

Section 2.05.           Execution and Authentication.

(a)              In General. A Note will be valid only if executed by the Company and authenticated by the Trustee.

(b)              Execution. A Note will be deemed to have been executed by the Company when an Officer signs such Note on behalf of the Company. The Officer’s signature may be manual or facsimile, and the validity of such Officer’s signature will not turn on whether such signatory remains an Officer at the time the Trustee authenticates such Note.

(c)              Authentication. A Note will be deemed authenticated when an authorized signatory of the Trustee manually signs the certificate of authentication on such Note. An authorized signatory of the Trustee will manually sign the certificate of authentication on a Note only if (i) the Company delivers such Note to the Trustee, (ii) such Note is validly executed by the Company in accordance with Section 2.05(b) hereof, and (iii) the Company delivers, before or with such Note, a Company Order setting forth (A) a request that the Trustee authenticate such Note; (B) the principal amount of such Note; (C) the name of the Holder of such Note; and (D) the date on which such Note is to be authenticated. If the Company Order also specifies that the Trustee must deliver such Note to any Holder or the Depositary, the Trustee will promptly deliver such Note in accordance with such Company Order. The Trustee may appoint an authenticating agent. If the Trustee appoints an authenticating agent and such authenticating agent is reasonably acceptable to the Company, such authenticating agent may authenticate a Note whenever the Trustee may authenticate such Note. For purposes of this provision, each reference in this Indenture to authentication by the Trustee will be deemed to include authentication by an authenticating agent, and an authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authenticating agent was validly appointed to undertake.

Section 2.06.           Registrar, Paying Agent and Conversion Agent.

(a)              General. The Company will maintain an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where the Notes may be presented for payment, repurchase or redemption (the “Paying Agent”), an office or agency where the Notes may be presented for conversion (the “Conversion Agent”) and an office or agency where notices and demands to, or upon, the Company with respect to the Notes and this Indenture (other than the type contemplated by Section 14.14) may be served.

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The Registrar will keep a register for the recordation of, and will record, the names and addresses of Holders, the Notes held by each Holder and the transfer, exchange, repurchase, redemption and conversion of Notes (the “Register”). Absent manifest error, the entries in the Register will be conclusive and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Register will be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Company may have one or more registrars, one or more paying agents, one or more conversion agents and one or more places where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served. Before appointing any Registrar, Paying Agent or Conversion Agent that is not otherwise a party to this Indenture, the Company will enter into an appropriate agency agreement with such Registrar, Paying Agent or Conversion Agent, as the case may be, which agency agreement will implement the provisions of this Indenture that relate to such replacement or additional registrar, paying agent or conversion agent, as the case may be. The term Registrar includes any additional registrars named pursuant to this Indenture. The term Paying Agent includes any additional paying agent named pursuant to this Indenture. The term Conversion Agent includes any additional conversion agent named pursuant to this Indenture. Upon the occurrence of any Event of Default under Section 6.01(f) with respect to the Company, the Trustee shall be the Paying Agent.

(b)              Initial Designations. The Company initially appoints the Trustee as each of the Registrar, the Paying Agent and the Conversion Agent, and the Notes initially may be presented for registration of transfer or for exchange, payment, repurchase, redemption and conversion to the Trustee, in its capacity as the Registrar, Paying Agent or Conversion Agent, as the case may be, at the Corporate Trust Office. Notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served at the Corporate Trust Office.

(c)              Removal, Resignation and Replacement. The Company may remove any Registrar, Paying Agent or Conversion Agent by delivering written notice to the Trustee and to such Registrar, Paying Agent or Conversion Agent; provided, however, that no such removal will become effective unless (i) after such removal, at least one Registrar, Paying Agent and Conversion Agent will remain; (ii) a successor has accepted appointment as Registrar, Paying Agent or Conversion Agent, as the case may be, the Company and such successor have entered into an agency agreement in accordance with Section 2.06(a) hereof, and the Company has delivered written notice of such appointment and a copy of such agency agreement to the Trustee, or (iii) the Company has delivered written notice to the Trustee that the Trustee will serve as the successor Registrar, Paying Agent or Conversion Agent, as the case may be, in accordance with Section 2.06(d) hereof; and provided, further, that the right to effect any such change or removal in no way relieves the Company of its obligation to maintain a Registrar, Paying Agent and Conversion Agent in the continental United States. The Company may also change the place where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served, or reduce the number of such places; provided, however, that the right to effect any such change or reduction in no way relieves the Company of its obligation to maintain a place in the continental United States where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served.

In addition, the Registrar, Paying Agent or Conversion Agent may resign at any time by delivering written notice of such resignation to each of the Company and the Trustee.

(d)              Failure to Maintain an Office or Agency. If the Company fails to maintain in the continental United States, a Registrar, Paying Agent, Conversion Agent or place where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served, the Trustee will act as the Registrar, Paying Agent, Conversion Agent, or place, as the case may be, and the office where the Notes may be presented for registration of transfer or for exchange, presented for payment, repurchase or redemption or surrendered for conversion, or place where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served, as the case may be, will be the Corporate Trust Office. In each such case, the Trustee will be entitled to compensation for such action pursuant to Section 7.06 hereof.

(e)              Notices. Promptly upon the effectiveness of any removal or appointment of a Registrar, Paying Agent or Conversion Agent, or upon any change in the location of the office of any Registrar, Paying Agent or Conversion Agent, or of the place where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served, the Company will deliver to each Holder notice of such removal, appointment or change in location, as the case may be, which notice will include a brief description of the removal, appointment or change in location, as the case may be, and list the name and address of each continuing (and newly appointed, if applicable) Registrar, Paying Agent and Conversion Agent and place where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served.

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Section 2.07.           Money and Securities Held in Trust.

Except as otherwise provided herein, by no later than 10:00 a.m., New York City time, on each due date for a payment on any Note, the Company will deposit with the Paying Agent an amount of money in immediately available funds sufficient to make such payment when due.

The Company will require that each Paying Agent (other than the Trustee, if the Trustee is a Paying Agent) agree in writing that it will (a) segregate all money and securities it holds for making payments with respect to the Notes; (b) hold such money and securities in trust for the benefit of Holders; and (c) notify the Trustee, in writing, as promptly as practicable, if the Company defaults in making any payment on the Notes.

If any such default has occurred and is continuing, the Paying Agent will, upon receiving a written request from the Trustee, forthwith pay to the Trustee all of the money and securities it holds in trust. In addition, at any time, the Company may require a Paying Agent to pay all money and securities that it holds for making payments with respect to the Notes to the Trustee and to account for any money and securities it has disbursed. After delivering all of such money and securities to the Trustee pursuant to this Section 2.07, the Paying Agent (in its capacity as such) will have no further liability for such money and securities.

Section 2.08.           Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee, (a) within five Business Days after each Regular Record Date, a list of the names and addresses of Holders as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of such request, a list of the names and addresses of Holders as of no more than 15 days immediately prior to the date such list is furnished, in each case, in such form as the Trustee may reasonably require. The Trustee (if the Trustee is also the Registrar) or the Company, as applicable, will furnish to the Collateral Agent, at such times as the Collateral Agent may request in writing, within 30 days after receipt by the Trustee or the Company, as applicable, of such request, a list of the names and addresses of Holders as of no more than 15 days immediately prior to the date such list is furnished, in each case, in such form as the Collateral Agent may reasonably require.

Section 2.09.           Transfer and Exchange.

(a)              Provisions Applicable to All Transfers and Exchanges.

(i)               Subject to the restrictions set forth in this Section 2.09, Definitive Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii)             All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)            No service charge will be imposed on any Holder of a Definitive Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

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(iv)            Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-registrar will be required to exchange or register a transfer of any Note (a) surrendered for conversion, except to the extent that any portion of such Note has not been surrendered for conversion, (b) subject to a Change of Control Repurchase Notice validly delivered pursuant to Section 3.01 hereof, except to the extent any portion of such Note is not subject to a Change of Control Repurchase Notice or the Company fails to pay the applicable Change of Control Repurchase Price when due or (c) after the Company has delivered a Redemption Notice pursuant to Section 11.02 hereof, except to the extent the Company fails to pay the applicable Redemption Price when due.

(v)              None of the Trustee, the Registrar or the Conversion Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on Transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes.

(b)              In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary (unless otherwise required by law and except to the extent required by Section 2.09(c) hereof):

(i)               all Notes will be represented by one or more Global Notes;

(ii)             every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on Transfer set forth in Section 2.10 hereof); and

(iii)            each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)              Transfer and Exchange of Global Notes.

(i)               Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Definitive Notes if the Depositary delivers notice to the Company that:

(A)             the Depositary is unwilling or unable to continue to act as Depositary; or

(B)             the Depositary is no longer registered as a clearing agency under the Exchange Act,

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(C)             and , in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

(ii)             In addition:

(A)             if an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Definitive Notes by delivering a written request to the Company, the Registrar and the Trustee; or

(B)             at any time, the Company may, in its sole discretion, at the request of the owner of a beneficial interest in a Global Note, permit the exchange of such owner’s beneficial interest, by delivering a written request to the Registrar, the Trustee and the owner of such beneficial interest.

In each such case, (I) each Global Note will be deemed surrendered to the Trustee for cancellation, (II) the Trustee will promptly cancel each such Global Note in accordance with the Applicable Procedures, (III) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute, for each beneficial interest in each Global Note so cancelled, an aggregate principal amount of Definitive Notes equal to the aggregate principal amount of such beneficial interest, registered in such name and authorized denominations as the Depositary specifies, and bearing such legends as such Definitive Notes are required to bear under Section 2.02 and Section 2.10 hereof, and, (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Definitive Notes and a Company Order including the information specified in Section 2.05(c) hereof with respect to such Definitive Notes, and (IV) the Trustee, upon receipt of such Definitive Notes and such Company Order, in accordance with Section 2.05 hereof, will promptly authenticate, and deliver to the Holder specified in such Company Order, such Definitive Notes.

(d)              Transfer and Exchange of Definitive Notes. A Holder may:

(i)               transfer a Definitive Note by: (A) surrendering such Definitive Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar; (B) if such Definitive Note is a Restricted Note, delivering reasonable and customary documentation or evidence demonstrating that such transfer complies with Section 2.10 hereof and any applicable securities laws; and (C) satisfying any other requirements for such transfer set forth in this Section 2.09 and Section 2.10 hereof. Upon the satisfaction of conditions (A), (B) and (C), (I) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute a new Definitive Note, in the name of the designated transferee, having an aggregate principal amount equal to that of the transferred Definitive Note and bearing such legends as such Definitive Note is required to bear under Sections 2.02 and 2.10 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Definitive Note and a Company Order including the information specified in Section 2.05(c) with respect to such Definitive Note, and (II) the Trustee, upon receipt of such Definitive Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, such Definitive Note;

(ii)             exchange one or more Definitive Notes for one or more other Definitive Notes of any authorized denominations, and in aggregate principal amount equal to the aggregate principal amount of the one or more Definitive Notes to be exchanged, by surrendering such one or more Definitive Notes, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 2.06 hereof. Whenever a Holder so surrenders one or more Definitive Notes for exchange (I) the Company (x) in accordance with Section 2.05 hereof, will promptly execute one or more new Definitive Notes, each in the name of such Holder, in the authorized denomination or denominations that such Holder requested (which authorized denomination or authorized denominations, as the case may be, must, in aggregate, equal the aggregate principal amount of the one or more Definitive Notes to be exchanged), and bearing a unique registration number not contemporaneously outstanding and such legends as such Definitive Note is required to bear under Sections 2.02 and 2.10 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee each such Definitive Note and a Company Order including the information specified in Section 2.05(c) with respect to each such Definitive Note, and (II) the Trustee, upon receipt of each such Definitive Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, each such Definitive Note; and

(iii)            if then permitted by the Applicable Procedures, transfer or exchange a Definitive Note for a beneficial interest in a Global Note by (A) surrendering such Definitive Note for registration of transfer or exchange, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 2.06 hereof; (B) if such Definitive Note is a Restricted Note, delivering any documentation that any of the Company requires to ensure that such transfer complies with Section 2.10 hereof and any applicable securities laws; (C) satisfying any other requirements for such transfer set forth in this Section 2.09 and Section 2.10 hereof; and (D) providing a Company Order to the Trustee to make an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which Company Order will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee (I) will promptly cancel such Definitive Note and (II) will promptly cause the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Definitive Note, and credit, or cause to be credited, the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Definitive Note, in each case, in accordance with the Applicable Procedures. If at the time of such exchange, a Depositary has been appointed but no Global Notes are then outstanding, the Company (x) in accordance with Section 2.05 hereof, will promptly execute and deliver to the Trustee a new Global Note registered in the name of the Depositary or a nominee of the Depositary, as the case may be, having the appropriate aggregate principal amount, and bearing such legends as such Global Note is required to bear under Sections 2.02 and 2.10 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Global Note and a Company Order including the information specified in Section 2.05(c) with respect to such Global Note, and (II) the Trustee, upon receipt of such Global Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Depositary, its nominee, or a custodian of the Depositary or its nominee, as the case may be, such Global Note.

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Section 2.10.           Transfer Restrictions.

(a)              Restricted Notes.

(i)               General. Each Note (and every security issued in exchange therefor or substitution thereof), that bears, or that is required under this Section 2.10 to bear, the Restricted Notes Legend will be deemed a “Restricted Note,” and will be subject to the restrictions on Transfer set forth in this Indenture unless such restrictions on Transfer are eliminated or otherwise waived by written consent of the Company and notified to the Trustee in writing, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on Transfer applicable to such Note.

(ii)             When Restrictions Apply. Except as provided elsewhere in this Indenture (including clause (iii) of this Section 2.10(a)), until the Free Trade Date of a Note, every certificate evidencing such Note (and every security issued in exchange therefor or substitution thereof) will bear the Restricted Notes Legend unless:

(A)             such Note is being Transferred to a Person (other than (x) the Company or (y) an “affiliate” (as defined in Rule 144) of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such Transfer; or

(B)             such Note is being Transferred to a Person (other than (x) the Company or (y) an “affiliate” (as defined in Rule 144) of the Company) pursuant to an available exemption from the registration requirements of the Securities Act (including Rule 144) and, after such Transfer, such Note will no longer constitute “a restricted security” (within the meaning of Rule 144), and, in case (B), the Holder effecting such Transfer delivers to the Trustee, the Company and the Registrar reasonable and customary documentation or evidence reasonably required pursuant to this Indenture (including clause (iii) of this Section 2.10(a)), provided that any legal opinion, if any, in such regard shall be obtained by, and at the expense of, the Company, on the basis of such documentation or evidence.

(iii)            Termination of Transfer Restrictions; Removal of Restricted Notes Legend.

(A)             Except as otherwise provided in this Indenture (including clause (B) of this Section 2.10(a)(iii)), if a Holder requests that the Company remove the Restricted Notes Legend from a Note that is a Restricted Note, the Restricted Notes Legend will not be removed from such Restricted Note unless such Holder delivers (I) to each of the Company and the Registrar a transfer certificate in the form attached as Exhibit C hereto and (II) to each of the Company, the Registrar and the Trustee, any evidence that the Company may reasonably require that (x) neither the Restricted Notes Legend nor the Transfer restrictions set forth therein are required to ensure that Transfers of such Restricted Note will comply with applicable law and (y) after such Transfer, such Restricted Note will not be a “restricted security” (within the meaning of Rule 144); provided, however, that, upon provision of such required transfer certificate and evidence, the Company, the Trustee and the Registrar will permit such Restricted Note to be exchanged or Transferred in accordance with Section 2.10(a)(ii)(A) or (B) for one or more new Definitive Notes or beneficial interests in a Global Note, of like tenor and aggregate principal amount, that do/does not bear the Restricted Notes Legend in accordance with Section 2.09. In addition, upon receipt by the Trustee and the Registrar of a Company Order specifying that a Note need not bear the Restricted Notes Legend to comply with applicable law, each of the Trustee and the Registrar will permit such Note to be exchanged for one or more new Notes, of like tenor and aggregate principal amount, that do not bear the Restricted Notes Legend.

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(B)             At any time on or after the Free Trade Date with respect to a Restricted Note, the Company shall de-legend such Note by: (I) providing written notice to the Trustee and the Registrar that the Free Trade Date has occurred and instructing the Trustee to remove the Restricted Notes Legend from such Notes; (II) providing written notice to each Holder of any of such Notes, which notice will state that the Restricted Notes Legend has been removed from the applicable Note; and (III) in the case of a Global Note, complying with any Applicable Procedures for de-legending and providing written notice to the Trustee and the Depositary of such compliance and de-legending.

(b)              Restricted Stock.

(i)               General. If any shares of Common Stock are issued upon conversion of any Restricted Notes or otherwise in respect of any Restricted Notes, and such shares of Common Stock are issued prior to the relevant Free Trade Date, then any certificate representing such shares of Common Stock will, upon such issuance, bear the Restricted Stock Legend, unless such requirement is eliminated or otherwise waived by written consent of the Company.

(ii)             When Restrictions Apply. Except as provided elsewhere in this Indenture (including clause (iii) of this Section 2.10(b)), until the relevant Free Trade Date, every certificate evidencing any shares of Common Stock issued upon conversion of any Restricted Notes or otherwise in respect of any Restricted Notes will bear the Restricted Stock Legend unless:

(A)             such shares are being Transferred to a Person (other than (x) the Company or (y) an “affiliate” (as defined in Rule 144) of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such Transfer; or

(B)             such shares are being Transferred to a Person (other than (x) the Company or (y) an “affiliate” (as defined in Rule 144) of the Company) pursuant to an available exemption from the registration requirements of the Securities Act (including Rule 144) and, after such Transfer, such shares will no longer constitute “restricted securities” (within the meaning of Rule 144), and, in case (B), the Person effecting such Transfer delivers to the Company and the Transfer Agent reasonable and customary documentation or evidence reasonably required pursuant to this Indenture (including clause (iii) of this Section 2.10(b)), provided that any legal opinion, if any, in such regard shall be obtained by, and at the expense of, the Company, on the basis of such documentation or evidence.

(iii)            Termination of Transfer Restrictions.

(A)             Except as otherwise provided in this Indenture (including clause (B) of this Section 2.10(b)(iii)), if a holder of any shares of Common Stock that contain the Restricted Stock Legend requests that the Company remove the Restricted Stock Legend from such shares, the Restricted Stock Legend will not be removed from such shares unless such holder delivers to each of the Company and the Transfer Agent any evidence that the Company or the Transfer Agent may reasonably require that (x) neither the Restricted Stock Legend nor the Transfer restrictions set forth therein are required to ensure that Transfers of such shares will comply with applicable law and (y) after such Transfer, such shares will not be “restricted securities” (within the meaning of Rule 144); provided, however, that, upon provision of such evidence, the Company shall cause the Restricted Stock Legend to be removed from such shares; provided, further, that such evidence shall not be required in connection with any Transfer of such shares to a Person (other than the Company or an “affiliate” (as defined in Rule 144) of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such Transfer and, upon such Transfer, the Company shall cause the Restricted Stock Legend to be removed from such shares.

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(B)             On the Free Trade Date with respect to any shares of Common Stock that bear the Restricted Stock Legend, the Company shall cause the Restricted Stock Legend to be removed from such shares.

Section 2.11.           Replacement Notes.

If (a)(i) a mutilated Note is surrendered to the Registrar or (ii) the Holder of a Note claims that such Note has been lost, destroyed or stolen and provides the Company and the Trustee with (A) evidence of such loss, theft or destruction that is reasonably satisfactory to the Company and the Trustee and (B) any amount or kind of security or indemnity that either of the Company or the Trustee request to protect itself from any loss that it may suffer upon replacement of such Note, and, in either case, (b) such Holder satisfies any other requirements of the Trustee satisfactory to it, including the payment of any tax or other governmental charge that may be imposed in connection with the replacement of such Note, then, unless the Company or the Trustee receives notice that such Note has been acquired by a bona fide purchaser, the Company will, in accordance with Section 2.05 hereof, promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, in accordance with Section 2.05 hereof, and the documents required by Sections 15.03 and 15.04 hereof, will promptly authenticate and deliver, in the name of such Holder, a replacement Note having the same aggregate principal amount as the Note that was mutilated or claimed to be lost, destroyed or stolen, bearing any restrictive legends required by Section 2.02 or 2.10 hereof and with a certificate number not contemporaneously outstanding.

Every new Note issued pursuant to this Section 2.11 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, will constitute an original contractual obligation of the Company and any other obligor upon the Notes, regardless of whether the mutilated, destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all benefits of (and will be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.12.           Temporary Notes. Until Definitive Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee will, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”). Temporary Notes will be issuable in any authorized denomination, and substantially in the form of Definitive Notes, but with such omissions, insertions and variations as may be appropriate for Temporary Notes, all as may be determined by the Company. Every such Temporary Note will be executed by the Company and, upon receipt of a Company Order, authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes. Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Definitive Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.06 hereof and the Trustee or such authenticating agent will, upon receipt of a Company Order, authenticate and deliver in exchange for such Temporary Notes Definitive Notes having an aggregate principal amount equal to such Temporary Notes. Such exchange will be made by the Company at its own expense and without any charge therefor. Until so exchanged, the Temporary Notes will, in all respects, be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Notes authenticated and delivered hereunder.

Section 2.13.           Cancellation. At any time, the Company may deliver Notes to the Trustee for cancellation. Whenever any Note is surrendered to the Registrar, Conversion Agent or Paying Agent for registration of transfer, exchange, conversion, repurchase, redemption or payment, the Registrar, Conversion Agent or Paying Agent, as the case may be, will promptly forward such Note to the Trustee. Upon receipt of any such Note, the Trustee, in its customary manner and receipt of a Company Order, will promptly cancel and dispose of such Note. The Company may not issue new Notes to replace Notes that it has repurchased, redeemed, paid or delivered to the Trustee for cancellation or that a Holder has converted pursuant to Article 10 hereof.

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Section 2.14.           Outstanding Notes. At any time, Notes outstanding are limited to all Notes authenticated by the Trustee except (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those deemed not outstanding under Sections 3.03, 4.15 or 10.02 or Article 11 hereof and clauses (a) and (b) of this Section 2.14.

(a)              If a Note is replaced pursuant to Section 2.11 hereof, such Note will cease to be outstanding at the time of its replacement unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a bona fide purchaser.

(b)              In addition, if the Company, any other obligor or an Affiliate of the Company or an Affiliate of such other obligor holds a Note, such Note will be disregarded and deemed not to be outstanding for purposes of determining whether the Holders of the requisite aggregate principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee assigned to this transaction has been notified in writing to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of any such determination will be considered in such determination (including determinations pursuant to Article 6 and Article 9 hereof).

Section 2.15.           Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving the payment of the principal, Change of Control Repurchase Price or Redemption Price of, and interest, if any, on, such Note, for the purpose of conversion of such Note and for all other purposes whatsoever with respect to such Note, and none of the Company, the Trustee or any agent of the Company or the Trustee will be affected by any notice to the contrary.

Section 2.16.           Contingent Payment Debt Instrument Status. Each Holder, by reason of its purchase of the Notes, agrees (a) to treat the Notes as indebtedness subject to the U.S. Treasury Regulations governing contingent payment debt instruments, (b) to report original issue discount and interest on the Notes in accordance with the Company’s determination of both the “comparable yield” and “projected payment schedule” for the Notes and (c) to be bound by the Company’s application of the U.S. Treasury Regulations that govern contingent payment debt instruments. For this purpose, the “comparable yield” and “projected payment schedule” for the Notes may be obtained by contacting the Company at the address set forth in Section 14.01 hereof.

Article 3
REPURCHASE OF NOTES

Section 3.01.           Repurchase at Option of Holders Upon a Change of Control.

(a)              If a Change of Control occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash some or all of such Holder’s Notes pursuant to this Section 3.01. No less than 20 Business Days prior to the expected effective date of such Change of Control the Company shall provide to all Holders and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Change of Control Company Notice”). In the case of Definitive Notes, the Change of Control Company Notice shall be by first class mail or, in the case of Global Notes, the Change of Control Company Notice shall be delivered in accordance with the Applicable Procedures. Simultaneously with providing such Change of Control Company Notice, the Company shall publish a notice containing the information set forth in the Change of Control Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may regularly use for significant announcements or information at that time. The Change of Control Company Notice shall specify:

(i)               the events causing the Change of Control;

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(ii)             the expected effective date of the Change of Control;

(iii)            the last date on which a Holder may exercise the repurchase right pursuant to this Section 3.01;

(iv)            the Change of Control Repurchase Price;

(v)              the expected date upon which the Notes repurchase will occur, which may be no later than ten Business Days following the effective date of the Change of Control (the “Change of Control Repurchase Date”);

(vi)            the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)           the then current Conversion Rate, including any adjustments to the Conversion Rate on the Issue Date that are required pursuant to this Indenture;

(viii)         that the Notes with respect to which a Change of Control Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Change of Control Repurchase Notice in accordance with the terms of this Indenture; and

(ix)            the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the Change of Control Company Notice and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01(a).

At the Company’s request, the Trustee shall give the Change of Control Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Change of Control Company Notice shall be prepared by the Company; provided, further that the Company shall have delivered to the Trustee, at least five Business Days before the Change of Control Company Notice is required to be given to the Holders (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give the Change of Control Company Notice in the form attached to such Officer’s Certificate and including the information required by Section 3.01(b). Neither the Trustee nor the Paying Agent shall be responsible for delivering the Change of Control Company Notice to Holders or for the content of the Change of Control Company Notice.

(b)              Repurchases of Notes under this Section 3.01 shall be made upon:

(i)               delivery to the Paying Agent by a Holder of a duly completed notice (the “Change of Control Repurchase Notice”) in the form titled “Option of Holder to Elect Purchase” in Exhibit A hereto, if the Notes are Definitive Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the Close of Business on the Business Day immediately preceding the Change of Control Repurchase Date; and

(ii)             delivery of the Notes, if the Notes are Definitive Notes, to the Paying Agent at any time after delivery of the Change of Control Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Change of Control Repurchase Price therefor.

The Change of Control Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii)            in the case of Definitive Notes, the certificate numbers of the Notes to be delivered for repurchase; and

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(iv)            that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Change of Control Repurchase Notice must comply with appropriate Depositary Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Change of Control Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Change of Control Repurchase Date by delivery of a notice of withdrawal to the Paying Agent in accordance with Section 3.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Repurchase Notice or notice of withdrawal thereof.

Section 3.02.           Repurchase Offer by the Company.

(a)              Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash some or all of such Holder’s Notes pursuant to this Section 3.02 on the four-year anniversary of the Issue Date (the “Four Year Repurchase Date”). No less than 20 Business Days prior to the Four Year Repurchase Date the Company shall provide to all Holders and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice of each Holder’s right, at such Holder’s option, to require the Company to repurchase for cash some or all of such Holder’s Notes pursuant to this Section 3.02 (the “Four Year Company Notice”). In the case of Definitive Notes, the Four Year Company Notice shall be by first class mail or, in the case of Global Notes, the Four Year Company Notice shall be delivered in accordance with the Applicable Procedures. The Four Year Company Notice shall specify:

(i)               the Four Year Repurchase Price;

(ii)             the Four Year Repurchase Date;

(iii)            the name and address of the Paying Agent and the Conversion Agent, if applicable;

(iv)            the then current Conversion Rate, including any adjustments to the Conversion Rate on the Issue Date that are required pursuant to this Indenture;

(v)              that the Notes with respect to which a Four Year Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Four Year Repurchase Notice in accordance with the terms of this Indenture; and

(vi)            the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the Four Year Company Notice and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.02(a).

At the Company’s request, the Trustee shall give the Four Year Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of the Four Year Company Notice shall be prepared by the Company; provided, further that the Company shall have delivered to the Trustee, at least five Business Days before the Four Year Company Notice is required to be given to the Holders (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give the Four Year Company Notice in the form attached to such Officer’s Certificate and including the information required by Section 3.02(b). Neither the Trustee nor the Paying Agent shall be responsible for delivering the Four Year Company Notice to Holders or for the content of the Four Year Company Notice.

(b)              Repurchases of Notes under this Section 3.02 shall be made upon:

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(i)               delivery to the Paying Agent by a Holder of a duly completed notice (the “Four Year Repurchase Notice”) in the form titled “Option of Holder to Elect Purchase” in Exhibit A hereto, if the Notes are Definitive Notes, or in compliance with the Depositary’s Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the Close of Business on the Business Day immediately preceding the Four Year Repurchase Date; and

(ii)             delivery of the Notes, if the Notes are Definitive Notes, to the Paying Agent at any time after delivery of the Four Year Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Four Year Repurchase Price therefor.

The Four Year Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii)            in the case of Definitive Notes, the certificate numbers of the Notes to be delivered for repurchase; and

(iv)            that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Four Year Repurchase Notice must comply with appropriate Depositary Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Four Year Repurchase Notice contemplated by this Section 3.02 shall have the right to withdraw, in whole or in part, such Four Year Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Four Year Repurchase Date by delivery of a notice of withdrawal to the Paying Agent in accordance with Section 3.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Four Year Repurchase Notice or notice of withdrawal thereof.

Section 3.03.           Certain Restrictions.

(a)              Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date pursuant to a Change of Control Repurchase Notice or a Four Year Repurchase Notice (each, a “Repurchase Notice”) if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded (except in the case of an acceleration resulting from a Default by the Company in the payment of the Change of Control Repurchase Price or the Four Year Repurchase Price (each a “Repurchase Price”) with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Definitive Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of a Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the related Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(b)              Withdrawal of Repurchase Notice. A Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the related Change of Control Repurchase Date or Four Year Repurchase Date (each, a “Repurchase Date”), specifying:

(i)               the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)             if Definitive Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

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(iii)            the principal amount, if any, of such Note that remains subject to the original Repurchase Notice;

provided, however, that if the Notes are Global Notes, the notice must comply with Applicable Procedures.

Section 3.04.           Deposit of Repurchase Price. The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.07) on or prior to 10:00 a.m., New York City time, on a Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price. Subject to receipt of funds or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding such Repurchase Date) will be made on the later of (i) such Repurchase Date (provided the Holder has satisfied the conditions in Section 3.01 or Section 3.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 3.01 or Section 3.02 by wire transfer of immediately available funds to the account of the Holder or, if applicable, the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price.

(a)              If by 10:00 a.m. New York City time, on a Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Price and, if applicable, accrued and unpaid interest).

(b)              Upon surrender of a Note that is to be repurchased in part pursuant to Section 3.01 or Section 3.02, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 3.05.           Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company shall, if required:

(a)              comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)              file a Schedule TO or any other required schedule under the Exchange Act; and

(c)              otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified in this Article 3.

Article 4
COVENANTS

Section 4.01.           Payment of Notes. The Company will pay or cause to be paid the principal of, Change of Control Repurchase Price, Four Year Repurchase Price or Redemption Price for, and any accrued and unpaid interest on, the Notes on the dates and in the manner required under this Indenture. Any principal of, Change of Control Repurchase Price, Four Year Repurchase Price or Redemption Price for, or interest on, a Note will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. New York City time on the due date, money deposited by the Company in immediately available funds and designated for, and sufficient to pay, such principal, Change of Control Repurchase Price, Four Year Repurchase Price, Redemption Price or interest then due. To the extent lawful, the Company will also pay Default Interest (including post-petition interest in any proceeding under any Debtor Law) on any Defaulted Amounts in accordance with Section 2.04 hereof.

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Section 4.02.           144 Information. Whenever the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, if any Notes or shares of Common Stock issuable upon the conversion of the Notes constitute “restricted securities” within the meaning of Rule 144, the Company will make publicly available the information described in Rule 144(c)(2) of the Securities Act.

Section 4.03.           Reports.

(a)              The Company will furnish to the Trustee and the Holders, (i) within 15 calendar days after it is required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor rule)), all the quarterly and annual reports and the information, documents and other reports, if any, that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee and the Holders for the purposes of this Section 4.03 at the time of such filing through the EDGAR system (or such successor thereto) and (ii) the Company shall be obligated to provide to the Trustee the same quarterly and annual reports and the information, documents and other reports that are provided in Section 4.03(a)(i) regardless of whether or not the Company is required to filed under Section 13 or 15(d) of the Exchange Act; provided, however, that the Trustee shall have no obligation or responsibility to determine whether the Company is required to file any report or other information with the SEC or the Trustee, whether the Company’s information is available on the EDGAR system (or any successor thereto) or whether the Company has otherwise delivered any notice or report in accordance with the requirements specified in this Section 4.03.

(b)              [Reserved].

(c)              Delivery of such quarterly and annual reports, and such other documents, information and other reports to the Trustee will be for informational purposes only, and the Trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on an Officers’ Certificate).

Section 4.04.           Additional Interest.

(a)              General. If, at any time during the period beginning on, and including, the date that is six months after the Issue Date and ending on, but not including, the Free Trade Date of any Note, the Company fails to timely file (after giving effect to any grace period provided by Rule 12b-25) any document or report that it is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), the Company will pay additional interest (the “Additional Interest”) on the principal amount of such Note. The Additional Interest will accrue from the due date of each such missed filing until the earlier of (i) the Free Trade Date and (ii) the date such failure to file is corrected.

In addition, if any Note, or any shares of Common Stock issued upon the conversion of any Note, is not Freely Tradable at all times on and after the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day) with respect to such Note, then the Company will pay Additional Interest on such Note. Such Additional Interest will accrue on each day during such period on which such Note is not Freely Tradable on and after the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day). The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of the Notes or the Common Stock issued upon the conversion of the Notes to become Freely Tradable.

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Further, if at any time from and after (i) with respect to a Shelf Registration Statement filed pursuant to Section 4(k)(i)(1) of the Securities Purchase Agreement, 90 days after the Issue Date (or, if subject to a review by the SEC staff, 120 days after the Issue Date), and (ii) with respect to a registration statement filed pursuant to Section 4(k)(i)(4) of the Securities Purchase Agreement (each, an “Additional Registration Statement”), 105 days after the necessity therefor arises (or, if subject to review by the SEC staff, 135 days after the necessity therefor arises), and during the time period the Company is required to use its best efforts to keep a Shelf Registration Statement (as defined in the Securities Purchase Agreement) or Additional Registration Statement, as the case may be, continuously effective under Section 4(k)(i)(2) of the Securities Purchase Agreement there shall not be continuously effective a Shelf Registration Statement under the Securities Act (and other registration or qualification under the securities or blue sky laws of such jurisdictions in the United States as the holders of a majority of the issued or issuable Registrable Securities (as defined in the Securities Purchase Agreement) may reasonably request under Section 4(k)(ii)(2) of the Securities Purchase Agreement) covering the resale of the number of Registrable Securities required to be covered under Section 4(k) of the Securities Purchase Agreement (a “Registration Failure”), then the Company shall pay Additional Interest on the portion of the principal amount of each Note equal to the product of (x) the number of Registrable Securities required to be covered for resale under such Shelf Registration Statement or Additional Registration Statement, as the case may be, for the Holder of such Note but that is not so covered, multiplied by (y) the Conversion Price; provided, however, that, for the avoidance of doubt, with respect to Cut Back Shares (as defined in the Securities Purchase Agreement) that are includable in an Additional Registration Statement, the Company shall be required to pay Additional Interest only pursuant to clause (ii) of this paragraph, and with respect to Cut Back Shares that are not includable in any Additional Registration Statement, the Company shall not be required to pay Additional Interest. Such Additional Interest will accrue on each day during such period on which such Shelf Registration Statement (and such other registration or qualification) is not in effect and covering the resale of the number of Registrable Securities required to be covered under Section 4(k) of the Securities Purchase Agreement.

In each case, the Additional Interest will be payable on the same dates and in the same manner as the stated interest on the applicable Note and will accrue at the rate of 0.25% per annum on the principal amount of such Note (or the lesser amount stated above with respect to a Registration Failure).

(b)              Notice to Trustee. If the Company is required to pay Additional Interest on any Note, no later than five Business Days prior to the date on which such Additional Interest is scheduled to be paid, the Company will provide to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) an Officers’ Certificate, which Officers’ Certificate will state (i) that the Company is obligated to pay Additional Interest pursuant to this Section 4.04, (ii) the amount of such Additional Interest that the Company is required to pay under this Section 4.04, (iii) the amount of such Additional Interest that the Company will pay, (iv) the scheduled date on which such Additional Interest will be paid to Holders and (v) a direction that the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) pay such Additional Interest to the extent it receives funds from the Company to do so, on the scheduled payment date for such Additional Interest. The Trustee will not have any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or, if any Additional Interest is payable, the amount of such Additional Interest that is payable.

Section 4.05.           Compliance Certificate.

(a)              Annual Compliance Certificate. Within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2022, the Company will deliver to the Trustee and the Collateral Agent an Officers’ Certificate, which Officers’ Certificate will state (i) that the Officers signing such Officers’ Certificate have supervised a review of the activities of the Company and the Subsidiaries with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture during the preceding fiscal year, and (ii) to the knowledge of each of the Officers signing such Officers’ Certificate, (A) whether the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) or, if one or more Defaults or Events of Default have occurred, what events triggered such Defaults or Events of Default and what actions the Company is taking or proposes to take with respect to such Defaults or Events of Default, and (B) whether any event has occurred and remains in existence by reason of which any payment of the principal of, the Change of Control Repurchase Price or the Redemption Price for, or interest on, or any delivery of any of the consideration due upon conversion of, a Note is prohibited, and, if any such event has occurred and remains in existence, a description, in reasonable detail, of such event or events and what actions the Company is taking or proposes to take with respect to such event or events.

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(b)              Certificate of Default or Event of Default. As soon as possible, and in any event within five Business Days after a Default occurs, the Company will deliver to the Trustee and the Collateral Agent an Officers’ Certificate describing such Default, its status and a description, in reasonable detail, of what action the Company is taking or proposes to take with respect to such Default.

Section 4.06.           Restriction on Purchases and Sales by the Company and by Affiliates of the Company. Neither the Company nor any Subsidiary will purchase or otherwise acquire any Notes without canceling such Notes. Any Note or Common Stock issued upon the conversion or exchange of a Note or otherwise in respect of a Note that is repurchased or owned by any affiliate of the Company (as defined under Rule 144) (or any Person who was an affiliate of the Company at any time during the three months immediately preceding) may not be resold by such affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

Section 4.07.           Holder Filings; Company Responsibility and Cooperation. The Company shall provide reasonable assistance and cooperation to any Holder or purchaser of Notes in connection with any filings required to be made with, or approvals required to be obtained of, any Governmental Authority by such Holder or purchaser in connection with the Notes (including by making any filings required to be made by the Company) and such filings and/or Governmental Authority approvals by any Holder shall be without charge to the Holder or the purchaser and shall be the responsibility of the Company.

Section 4.08.           Corporate Existence. Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect:

(a)              its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or such Subsidiary, as applicable; and

(b)              the rights (charter and statutory), licenses and franchises of the Company and the Subsidiaries;

provided, however, that the Company will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of a Subsidiary, if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole, and that the loss thereof is not, individually or in the aggregate, adverse in any material respect to the Holders.

Section 4.09.           Par Value Limitation. The Company will not take any action that, after giving effect to any adjustment pursuant to Section 10.04 or 10.05, would result in the Conversion Price becoming less than the par value of one share of Common Stock.

Section 4.10.           Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein or in the Note Guarantees, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.11.           Further Instruments and Acts. Upon request of the Trustee or the Collateral Agent, the Company and each of the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the terms of this Indenture.

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Section 4.12.           Restricted Payments.

(a)              The Company will not make and will not permit any Restricted Subsidiaries to make, either directly or indirectly, whether in cash, property, or in obligations of any the Company or any Restricted Subsidiary, (w) any payment on, or declare or pay any dividend with respect to, or make any payment on account of, any Equity Interests of the Company or any Subsidiary, whether now or hereafter outstanding; (x) any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any Subsidiary, now or hereafter outstanding; (y) any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of the Company or any Subsidiary, now or hereafter outstanding; or (z) any payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by the Company or a Restricted Subsidiary) pursuant to any management, consulting, monitoring, advisory or other services agreement to any holder of any Equity Interests of the Company, a Subsidiary or any of their Affiliates (collectively, “Restricted Payments”), except that the Company and the Restricted Subsidiaries may:

(i)               declare and pay dividends and make other distributions and payments with respect to its Equity Interests if payable solely in its Equity Interests (other than Disqualified Equity Interests);

(ii)             purchase or otherwise acquire Equity Interests in any Restricted Subsidiary using additional shares of their Equity Interests (other than Disqualified Equity Interests);

(iii)            (A) make repurchases or redemptions of their Equity Interests (I) in connection with the exercise of stock options or restricted stock awards if such Equity Interests represent all or a portion of the exercise price thereof, including any such Equity Interests withheld to cover such exercise price pursuant to a “cashless” exercise thereof, or (II) deemed to occur upon the withholding of a portion of such Equity Interests issued to directors, officers, or employees of the Company or a Restricted Subsidiary under any stock option plan or other benefit plan or agreement for directors, officers, and employees of the Company or a Subsidiary to cover withholding tax obligations of such Persons in respect of such issuance, and (B) make other Restricted Payments, not exceeding $100,000 in the aggregate for any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers, and employees of the Company or a Restricted Subsidiary;

(iv)            in the case of Restricted Subsidiaries, declare and pay dividends and make other distributions and payments with respect to its Equity Interests payable to the Company or Restricted Subsidiaries;

(v)              redeem shares of the Company’s Series A Cumulative Convertible Preferred Stock outstanding on the Issue Date if, as and when required by the terms thereof in effect on the Issue Date, provided, however, that any such redemption so required, prior to the third anniversary of the Issue Date, by reason of a Listing Event (as defined in the Certificate of Designation of such Preferred Stock) shall be effected only from the proceeds to the Company from such Listing Event; and

(vi)            so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company and the Restricted Subsidiaries may make other Restricted Payments not otherwise permitted by this Section 4.12 in an amount not to exceed $500,000 until satisfaction and discharge of this Indenture.

(b)              Notwithstanding Section 4.12(a) hereof, commencing on the third anniversary of the Issue Date, the Company may make a Restricted Payment to the extent that (i) no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment and (ii) the Consolidated Leverage Ratio is, for the Reference Period at the time of such Restricted Payment and after giving pro forma effect thereto, less than 2.25 to 1.00.

(c)              No Qualified Restricted Subsidiary shall make any Restricted Payment other than: (i) dividends or distributions to other Qualified Restricted Subsidiaries; and (ii) Restricted Payments to the Company or a Restricted Subsidiary that is not a Qualified Restricted Subsidiary in an aggregate amount not to exceed $1,000,000.

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Section 4.13.           Restrictive Agreements.

(a)              The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist or become effective any consensual encumbrance or restriction on the ability of the Company or a Subsidiary to:

(i)               make Restricted Payments in respect of any Equity Interests of a Restricted Subsidiary held by, or pay any Debt owed to, the Company or any other Restricted Subsidiary;

(ii)             make loans or advances to, or Investments in, a Restricted Subsidiary; and

(iii)            transfer any of its assets to a Restricted Subsidiary, except for such encumbrances or restrictions (a) existing under this Indenture or (b) with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary.

(b)              The restrictions in Section 4.13(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)               the Note Documents;

(ii)             applicable law, rule, regulation, order, approval, license, permit or similar restriction (whether or not existing on the Issue Date);

(iii)            any instrument governing Debt or Equity Interests of a person acquired by the Company or a Restricted Subsidiary as in effect at the time of such acquisition, except to the extent incurred in contemplation thereof;

(iv)            customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(v)              purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property;

(vi)            any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(vii)           permitted refinancing debt with terms that are not materially more restrictive than the existing debt being refinanced;

(viii)         Other Permitted Debt of the Company and Restricted Subsidiaries with terms that are customary and not materially more restrictive than other Debt terms;

(ix)            Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens; and

(x)              restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.14.           Incurrence of Debt.

(a)              The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Debt (including acquired Debt) or issue Disqualified Equity Interests; provided that the Company may incur Debt or issue Disqualified Equity Interests and any Restricted Subsidiary may incur Debt if the Consolidated Leverage Ratio is, for the Reference Period at the time of incurrence and after giving pro forma effect thereto, less than 2.25 to 1.00.

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(b)              Notwithstanding anything to the contrary therein, Section 4.14(a) will not prohibit the incurrence of any of the following items of Debt (collectively, “Permitted Debt”):

(i)               Debt represented by the Notes and the other Note Documents;

(ii)             Debt of the Company or a Restricted Subsidiary owed to the Company or a Restricted Subsidiary;

(iii)            Debt incurred to finance the acquisition, construction, or improvement of fixed or capital assets (including Capital Lease Obligations and sale and lease back transactions) provided that (a) such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (b) such Debt when incurred shall not exceed the purchase price or the construction costs of the asset financed, and (c) the aggregate principal amount of Debt permitted by this Section 4.14(b)(iii) shall not exceed, in the aggregate at any time outstanding, (x) $5,500,000 plus (y) up to an additional $2,200,000 if and to the extent incurred in connection with the contemplated sale and lease back transaction described on Schedule 4.14;

(iv)            Debt existing on the date hereof and listed on Schedule 4.14 and any refinancings, modifications, renewals, and extensions of any such Debt; provided that (x) the principal amount of such Debt shall not be increased from the principal amount outstanding at the time of such refinancing, modification, renewal, or extension, (y) the maturity of such Debt shall not be shortened, and (z) the terms relating to collateral (if any) and subordination (if any) of any such refinancing, modification, renewing, or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are not more favorable to the holders than the terms of any agreement or instrument governing the Debt being so refinanced, modified, renewed, or extended;

(v)              [Reserved];

(vi)            obligations, contingent or otherwise, of the Company or a Restricted Subsidiary guaranteeing or having the effect of guaranteeing any Debt of the Company or a Restricted Subsidiary permitted under another clause of this Section 4.14;

(vii)           current liabilities incurred in the ordinary course of business through the obtaining of credit and for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services (excluding for the avoidance of doubt merchant cash advances or any sale of receivables);

(viii)         Debt incurred by the Company or a Restricted Subsidiary arising from agreements providing for earn-outs or indemnification or from guaranties or letters of credit, surety bonds, performance bonds or other contingent obligations securing the performance of such Person pursuant to such agreements, permitted dispositions of any business, assets of the Company or a Restricted Subsidiary in an aggregate amount outstanding not to exceed $1,000,000, or if, and to the extent that, no payment of principal, interest or any other amount in respect to such Debt is due and payable until at least 91 days after the Maturity Date of the Notes;

(ix)            Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(x)              non-recourse Debt incurred by the Company or a Restricted Subsidiary to finance the payment of insurance premiums of such Person;

(xi)            Debt to any Person providing workers’ compensation, health, or disability insurance or other employee benefits or property, casualty, or liability insurance to the Company or a Restricted Subsidiary incurred in connection with such Person’s providing those benefits or that insurance pursuant to customary reimbursement or indemnification obligations to that Person;

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(xii)           Debt of the Company or a Restricted Subsidiary owed to an Affiliate of such Person incurred in the ordinary course of business consistent with such Person’s historical Affiliate transactions in an aggregate amount outstanding not to exceed $500,000; and

(xiii)         other Debt of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any time; provided that none of such Debt may be secured.

Section 4.15.           Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume, or permit to exist any Lien on any property or assets (including Equity Interests of a Restricted Subsidiary) now owned or hereafter acquired by the Company or a Restricted Subsidiary or on any income or rights in respect of any thereof, except (collectively, “Permitted Liens”):

(a)              Liens created pursuant to or arising under this Indenture and the other Note Documents;

(b)              (i) Liens on property and assets acquired by the Company or a Restricted Subsidiary after the Issue Date that are not Identified Acquisition Target Assets securing Debt to the extent the net proceeds of such Debt are used to acquire such property and assets, provided that (1) at least the sum of (x) $80 million of the net proceeds from the Notes issued on the Issue Date, plus (y) the proceeds of any sale-leaseback of assets acquired in any Permitted Acquisition occurring within 180 days of such acquisition, plus (z) the proceeds of any Disposition by any Qualified Restricted Subsidiary under Section 4.18(f) have been used to consummate Permitted Acquisitions prior to the granting of any such Lien, (2) the Consolidated Leverage Ratio for the Reference Period, calculated on a pro forma basis giving effect to such acquisition and all related transactions, would have been less than 1.40 to 1.00, (3) the Collateral Agent, for the benefit of the Secured Parties, shall be granted a Lien on such property and assets ranking junior only to such Lien (and any Liens permitted to be senior to such Lien under this Section 4.15), and (4) the grantee of any such Lien shall become a party to the Intercreditor Agreement and (ii) Liens on Collateral ranking junior to the Liens securing Debt incurred pursuant to Section 4.14(a), provided that the grantee of any such Lien shall become a party to the Intercreditor Agreement;

(c)              Liens imposed by law for taxes, assessments, or governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained in accordance with GAAP on the books of the applicable Person;

(d)              carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other similar Liens imposed by law, arising in the ordinary course of business, and securing obligations that are not overdue by more than 90 days or that are being contested in good faith and by appropriate proceedings diligently conducted;

(e)              Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens rights or set-off or similar rights;

(f)               pledges and deposits and other Liens (i) made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty, or liability insurance to the Company or a Restricted Subsidiary;

(g)              Liens (including deposits) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of like nature, in each case in the ordinary course of business;

(h)              easements, zoning restrictions, rights-of-way, minor defects or irregularities in title, and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not material in amount and which do not materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of the Company or a Restricted Subsidiary;

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(i)               Liens on assets acquired, constructed, or improved by the Company or a Subsidiary after the date of this Indenture; provided that (i) such security interests secure Debt permitted by Section 4.14(b)(iii), (ii) such Liens and the Debt secured thereby are incurred prior to or within 180 days of such acquisition or the completion of such construction or improvement, (iii) such Liens shall not apply to any other property or assets of the Company such Restricted Subsidiary, and (iv) the amount of Debt initially secured thereby is not more than 100% of the purchase price or construction or improvement cost of such fixed or capital asset;

(j)               Liens in existence as of the date hereof which are listed on Schedule 4.15, securing Debt permitted by Section 4.14(b)(iv), and any renewals, modifications, replacements, and extensions of such Liens; provided that (i) the aggregate principal amount of the Debt secured by such Liens does not increase from that amount outstanding at the time of any such renewal, modification, replacement, or extension,(ii) any such renewal, modification, replacement, or extension does not encumber any additional assets or properties of the Company or a Restricted Subsidiary, (iii) in the event the loan outstanding pursuant to the Loan Agreement dated as of February 21, 2021 and as amended from time to time by and among certain of the Company’s Subsidiaries, SHWZ Altmore, LLC and GGG Partners, LLC is refinanced, the Debt issued in connection with such refinancing (together with any portion of such loan, if any, not refinanced) may not be secured on a first lien basis with collateral having a Fair Market Value of more than $30.0 million; and (iv) in the event of refinancing the deferred payment obligation for part of the purchase prices for the “StarBuds” assets acquired by the Subsidiary SBUD LLC, the Debt issued in connection with such refinancing (together with any portion of such deferred payment obligation, if any, not refinanced) may not be secured on a first-lien basis with collateral having a Fair Market Value of more than $55 million and, in each case, the grantee of any such Lien shall become a party to the Intercreditor;

(k)              to the extent such transactions create a Lien thereunder, liens in favor of lessors securing operating leases;

(l)               a Lien existing on any property or asset prior to the acquisition thereof by the Company or a Restricted Subsidiary or any Lien existing on any property or asset of any Person that becomes a Restricted Subsidiary at the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of, or in connection with, such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien shall apply to the same category, type, and scope of assets, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, and any refinancing, refunding, extension, renewal, or replacement thereof that does not increase the outstanding principal amount thereof plus any accrued interest, premium, fee, and reasonable and documented out-of-pocket expenses payable in connection with any such refinancing, refunding, extension, renewal, or replacement;

(m)            judgment or other similar Liens in connection with legal proceedings in an aggregate principal amount up to $1.0 million which, whether immediately or with the passage of time (i) do not give rise to an Event of Default under Section 6.01(i) and (ii) are being contested in good faith by appropriate proceedings diligently conducted;

(n)              [Reserved];

(o)              Liens arising from precautionary Uniform Commercial Code financing statement filings solely as a precautionary measure in connection with operating leases or consignment of goods;

(p)              non-exclusive licenses of patents, trademarks and other intellectual property rights granted by the Company or a Subsidiary in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; and

(q)              any other Liens on property not otherwise permitted by this Section 4.15 so long as neither (i) the aggregate principal amount of the Debt and other obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $1,000,000 million at any time outstanding; provided that to the extent any such Lien is on Collateral, the grantee thereon shall become a party to the Intercreditor Agreement.

Section 4.16.           Mergers; Nature of Business. The Company will not, and will not permit a Restricted Subsidiary to:

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(a)              Merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except (i) in connection with an acquisition otherwise permitted by this Indenture where the surviving Person is a direct or indirect wholly owned Restricted Subsidiary; (ii) any Restricted Subsidiary may merge into the Company or another Restricted Subsidiary, and (iii) the Company may consummate any transaction subject to and in compliance with Article V.

(b)              Engage in any business other than businesses of the type conducted by the Company and the Restricted Subsidiaries on the date hereof and businesses reasonably related thereto.

No Qualified Restricted Subsidiary may effect any merger or consolidation with or into any Person other than a Qualified Restricted Subsidiary.

Section 4.17.           Investments. The Company will not, and will not permit a Restricted Subsidiary to, make any advance, loan, extension of credit (by way of guaranty or otherwise), or capital contribution to, or purchase, hold, or acquire any Equity Interests, bonds, notes, debentures, or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)              Investments in cash and Cash Equivalents;

(b)              Investments existing on the date hereof and listed on Schedule 4.17;

(c)              Minority equity investment in an affiliate of the seller of the Mission Identified Acquisition Target Assets if such acquisition is completed;

(d)              Guarantees permitted by Section 4.14;

(e)              loans and advances to officers, directors, or employees of the Company or a Restricted Subsidiary in the ordinary course of business (including for travel, entertainment, and relocation expenses (but not to purchase or repurchase Equity Interests) in an aggregate amount not to exceed $200,000 at any time outstanding;

(f)               Equity investments in or loans to Unrestricted Subsidiaries in an aggregate amount not to exceed at any time $1,000,000;

(g)              extensions of trade credit in the ordinary course of business (including any instrument evidencing the same and any instrument, security, or other asset acquired through bona fide collection efforts with respect to the same);

(h)              Investments in Permitted Acquisitions otherwise permitted by this Indenture;

(i)               ownership by the Company or a Restricted Subsidiary of the equity interests of any of their respective Restricted Subsidiaries, including Restricted Subsidiaries established or created after the Closing Date in compliance with all applicable terms of this Indenture;

(j)               Investments (i) in any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, (ii) consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and the Restricted Subsidiaries and (iii) capital stock of trade creditors or customers that are received in settlement of bona fide disputes;

(k)              Investments consisting of Restricted Payments permitted to be made by Section 4.12;

(l)               prepaid expenses and deposits for lease obligations or in connection with the provision of goods or services, in each case incurred in the ordinary course of business;

(m)            accounts created and trade debt extended in the ordinary course of business; and

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(n)              in other Investments by the Company and the Restricted Subsidiaries in an aggregate amount (valued at cost) not to exceed $5.0 million.

The Company will not, and will not permit any Restricted Subsidiary to, acquire any Identified Acquisition Target Assets unless such Identified Acquisition Target Assets are acquired by a Qualified Restricted Subsidiary.

No Qualified Restricted Subsidiary shall make any Investment other than: (i) an Investment in another Qualified Restricted Subsidiary or a Person that becomes a Qualified Restricted Subsidiary or pursuant to a Permitted Acquisition by Qualified Restricted Subsidiaries; and (ii) Investments of a type described in clauses (a), (d), (e), (g), (i), (j), (k), (l) or (m) of Section 4.17.

No Qualified Restricted Subsidiary shall own or hold any Priority Credit Agreement Collateral (as defined in the Intercreditor Agreement) or Priority StarBuds Seller Collateral (as defined in the Intercreditor Agreement).

Section 4.18.           Limitation on Dispositions. The Company will not, and will not permit a Restricted Subsidiary to, dispose of any of its property, whether now owned or hereafter acquired, or issue or sell any Equity Interests to any Person, except:

(a)              sale or Disposition of machinery and equipment no longer used or useful in the business of the Company or a Restricted Subsidiary;

(b)              Disposition of obsolete or worn-out property in the ordinary course of business;

(c)              sale of inventory and immaterial assets, in each case in the ordinary course of business;

(d)              sale or issuance of any Equity Interests of a Restricted Subsidiary to the Company or another Restricted Subsidiary;

(e)              Dispositions resulting from any taking or condemnation of any Property of the Company or a Restricted Subsidiary by any Governmental Authority or any assets subject to a casualty;

(f)               a Disposition in connection with a sale and leaseback otherwise permitted by this Indenture;

(g)              Dispositions of other property in any fiscal year of the Company, so long as such property, together with all other property Disposed of during such fiscal year, shall have a fair market value not exceeding $1.0 million;

(h)              licensing, on a non-exclusive basis, of intellectual property rights in the ordinary course of business that does not materially affect the value to, or use by, the Company and its Restricted Subsidiaries of such intellectual property;

(i)               leasing or subleasing assets in the ordinary course of business;

(j)               lapse of intellectual property of the Company or a Restricted Subsidiary to the extent not economically desirable in the conduct of its business or the abandonment of intellectual property rights in the ordinary course of business so long as such lapse is not adverse to the interests of the Holders;

(k)              involuntary loss, damage or destruction of property;

(l)               Dispositions of cash and cash equivalents in the ordinary course of business;

(m)            sale or discount, in each case without recourse and in the ordinary course of business, by the Company or a Restricted Subsidiary of accounts receivable or notes receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof or in connection with the bankruptcy or reorganization of the applicable account debtors and dispositions of any securities received in any such bankruptcy or reorganization; and

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(n)              Dispositions in connection with settlement of disputes in amounts that are not, individually or in the aggregate, material to the Company or its operations.

No Qualified Restricted Subsidiary shall sell or dispose of any of its property, other than: (i) to another Qualified Restricted Subsidiary; and (ii) a sale or disposition of a type described in clause (a), (b), (c), (e), (f), (g), (h), (i), (j), (k), (l), (m) or (n) of this Section 4.18.

Section 4.19.           Prepayments of Debt and Amendments of Debt Instruments.

(a)              The Company shall not, and shall not permit a Restricted Subsidiary to, make or offer to make any optional or voluntary payment or prepayment on or redemption, defeasance, or purchase of any amounts (whether principal or interest) payable under any Debt which is subordinated in right of payment or collection to the obligations of the Company and the Guarantors under the Notes and Subsidiary Guaranties; provided, that Company and the Restricted Subsidiaries shall be permitted to make any optional or voluntary payment or prepayment on or redemption, defeasance, or purchase of any amounts (whether principal or interest) payable under any Debt permitted pursuant to Section 4.14(b)(xiii).

(b)              The Company shall not, and shall not permit a Subsidiary to, amend, modify, waive, or otherwise change, or consent or agree to any amendment, modification, waiver, or other change to any of the terms of any Debt that is subordinated in right of payment or collection to the obligations of the Company and the Restricted Subsidiaries pursuant to the Notes and the Subsidiary Guaranties, other than any amendment, modification, waiver, or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee.

Section 4.20.           Transactions with Affiliates.

(a)              The Company shall not, and shall not permit any Restricted Subsidiaries to, enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind), or the payment of any management, advisory, or similar fees, with any Affiliate unless such transaction is:

(i)               otherwise permitted by the terms of this Indenture;

(ii)             in the ordinary course of business of the Company or a Restricted Subsidiary;

(iii)            on fair and reasonable terms no less favorable to the Company or a Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person; and

(iv)            if such transaction(s) involve one or more payments by the Company or one or more Restricted Subsidiaries in excess of $500,000 for any single transaction or series of related transactions, the Company delivers to the Trustee and the Collateral Agent a Board Resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such transaction complies with this Section 4.20 and that such transaction has been approved by a majority of the disinterested members of the Board of Directors.

(b)              The following items will be deemed not to be affiliate transactions and, therefore, will not be subject to the provisions of this Section 4.20:

(i)               any employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(ii)             transactions between or among the Company and the Restricted Subsidiaries:

(iii)            transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

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(iv)            payment of reasonable directors’ fees or expenses, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law, in each case in the ordinary course of business;

(v)              sales of Equity Interests of the Company (but not, for the avoidance of doubt, any Equity Interests of any Subsidiary) to Affiliates of the Company;

(vi)            transactions in effect on the Issue Date; and

(vii)           Restricted Payments permitted under Section 4.12.

(c)              No Qualified Restricted Subsidiary shall enter into, renew, extend or be party to any transaction or series of related transactions with, or the payment of any management, advisory, or similar fees to, any Affiliate unless such transaction complies with clause (a) of this Section 4.20, other than: (i) transactions exclusively among Qualified Restricted Subsidiaries; and (ii) transactions of a type described in subclause (i), (ii), (iii), (iv) or (vii) of clause (b) of this Section 4.20.

Section 4.21.           Foreign Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create, maintain, or hold any Equity Securities in any Subsidiary that is not organized and existing under the laws of the any state or commonwealth of the United States other than the District of Columbia.

Section 4.22.           Additional Note Guarantees.

If, after the date of this Indenture, the Company or any Subsidiary forms or acquires any Subsidiary, then the Company shall cause such Subsidiary to, within 30 Business Days after the date of such event:

(a)              execute and deliver to the Trustee and the Collateral Agent a supplemental indenture in the form attached hereto as Exhibit D and a notation of such Note Guarantee in the form attached hereto as Exhibit B pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture;

(b)              execute and deliver all supplements or joinders, as applicable, to the applicable Security Documents in order to grant a Lien in the Collateral owned by such Subsidiary to the same extent as that set forth in this Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien; and

(c)              deliver to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each certifying that such supplemental indenture and notation on the Note Guarantee and the other documents described in clause (b) above (i) are permitted and authorized under this Indenture, the Security Documents and the Intercreditor Agreement and comply with the terms hereof and thereof, (ii) have been duly authorized, executed and delivered by such Subsidiary and (iii) constitute a valid and legally binding and enforceable obligations of such Subsidiary, subject to customary exceptions.

Thereafter, such Subsidiary shall be a Guarantor for all purposes.

Section 4.23.           Collateral.

The Company shall, and shall cause each Guarantor to, take all actions and execute and deliver all documents or deliverables, including each Security Document, to secure the payment obligations of the Company under the Notes and this Indenture (subject to the provisions of the Security Agreement, as applicable) by Liens on the Collateral in accordance with, within the time periods specified by, and subject to the limitations of Section 13.01.

Section 4.24.           Taxes. The Company will pay, and will cause each Subsidiary to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

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Section 4.25.           Maintenance of Property; Insurance.

(a)              The Company shall, and shall cause each Subsidiary to, maintain and preserve all of its property necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b)              The Company shall, and shall cause each Subsidiary to, maintain insurance with respect to its property and business (including without limitation, comprehensive general liability, hazard, rent, worker’s compensation, property and casualty, and, except with respect to dispensaries, business interruption insurance) with financially sound and reputable insurance companies that are not Affiliates of any Borrower, in such amounts and covering such risks as are usually insured against by similar companies engaged in the same or a similar business.

(c)              The Company shall, and shall cause each Subsidiary to, maintain insurance policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Secured Parties, as their interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with (other than with respect to director and officer policies) the loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Secured Parties, as their respective interests may appear, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Borrower or any Subsidiary fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Secured Parties, the Company or any Subsidiary, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Notwithstanding anything to the contrary herein, the Collateral Agent shall have no obligation or duty to obtain or monitor any insurance in respect of the Collateral.

Section 4.26.           Landlord Collateral Access Agreements. At any time any Collateral with a book value in excess of $100,000 (when aggregated with all other Collateral at the same location) is located on any real property of the Company or a Subsidiary (whether such real property is now existing or acquired after the Issue Date), which is not owned by the Company or a Subsidiary, or is stored on the premises of a bailee, warehouseman, or similar party, the Company or such Subsidiary shall use its best efforts to obtain a collateral access agreement in substantially the form attached hereto as Exhibit E and otherwise reasonably satisfactory to the Collateral Agent as to its rights and duties; provided that with respect to such real property on the Issue Date the Company shall use its best efforts to obtain such collateral access agreements within 120 days of the Issue Date.

Section 4.27.           Minimum Liquidity. On the last day of each calendar quarter the Company and the Restricted Subsidiaries shall have at least $10.0 million in cash, in the aggregate, on deposit in deposit accounts that constitute Collateral upon which the Collateral Agent shall have a perfected security interest.

Section 4.28.           Fixed Charge Coverage Ratio. Commencing on the one-year anniversary of the Issue Date, the Company shall maintain a Consolidated Fixed Charge Coverage Ratio as of the last day of each Reference Period of no less than 1.30 to 1.00.

Section 4.29.           Limitation on Designation of Unrestricted Subsidiaries.

(a)              The Board of Directors may designate any Subsidiary newly formed or newly acquired after the Issue Date for the purpose of acquiring assets permitted by Section 4.15(b)(i) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”), but only if:

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(i)               no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(ii)             the Company would be permitted to make, at the time of such Designation, a Permitted Investment in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s proportionate interest in such Subsidiary on such date; and

(iii)            at the time of such Designation, and after giving pro forma effect thereto, the Consolidated Leverage Ratio would be less than 1.40 to 1.00.

(b)              No Subsidiary shall be Designated as an Unrestricted Subsidiary unless:

(i)               all of the Debt of such Subsidiary and its Subsidiaries shall, at the date of Designation, consist of Non-Recourse Debt, except for the pledge by the Company or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary that is permitted as both an incurrence of Debt under Section 4.14 and Investment under Section 4.17 (in each case in an amount equal to the amount of such Debt so guaranteed); and

(ii)             on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time from Persons who are not Affiliates of the Company.

(c)              Any such Designation by the Board of Directors shall be evidenced by delivery to the Trustee of a Board Resolution giving effect to such Designation and an Officers’ Certificate certifying that such Designation complies with foregoing conditions. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Debt of such Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if such Debt is not permitted to be incurred under Section 4.14 or such Lien is not permitted under Section 4.15, shall be in default of the applicable covenant.

(d)              The Board of Directors may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(i)               no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(ii)             all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made by a Restricted Subsidiary for all purposes of this Indenture.

Any such Redesignation shall be evidenced by delivery to the Trustee of a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such Redesignation complies with the foregoing conditions.

Section 4.30.           Use of Proceeds. On the Closing Date, the Company will deposit the net proceeds from the issuance of the Notes into a deposit account with respect to which the Collateral Agent shall have a perfected security interest, and all such net proceeds in such deposit account shall constitute Priority Convertible Notes Collateral (as defined in the Intercreditor Agreement). All such net proceeds shall be used by the Company to acquire Identified Acquisition Target Assets or to invest in Qualified Restricted Subsidiaries.

Section 4.31.           Payments for Consents. The Company will not, and will not permit any of its Affiliates to, offer any payment of any kind (whether in cash or otherwise) to any holder of a Note to obtain any consent or agreement to amend, supplement, waive or modify any term of any Note Document unless such payment is offered equally to all holders of the Notes on the same terms.

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Article 5
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01.           Company May Consolidate, Merge or Sell Its Assets Only on Certain Terms. The Company will not, directly or indirectly, (a) consolidate with or merge with or into, or (b) sell, convey, transfer or lease all or substantially all of its properties and assets to, any other Person (any such transaction, a “Reorganization Event”), unless:

(a)              either:

(i)               the Company is the surviving corporation; or

(ii)             the resulting, surviving or transferee Person (if other than the Company) of such Reorganization Event (the “Reorganization Successor Corporation”):

(A)             is a corporation organized and validly existing under the laws of any state or commonwealth of the United States other than the District of Columbia; and

(B)             expressly assumes, by executing and delivering a supplemental indenture to the Trustee and the Collateral Agent in accordance with Section 9.03 hereof and any other necessary agreements, all of the obligations of the Company under the Notes, this Indenture and the Security Documents.

(b)              immediately after giving effect to such Reorganization Event, no Default will have occurred and be continuing;

(c)              on or prior to the effective date of such Reorganization Event, the Company delivers to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating that:

(i)               such Reorganization Event and such supplemental indenture and agreements entered into by the Company or the Reorganization Successor Corporation, if any, comply with this Indenture; and

(ii)             all conditions precedent to such Reorganization Event and the execution of such supplemental indenture and other agreements, if any, provided in this Indenture have been satisfied.

Notwithstanding anything to the contrary herein, the Company or any Reorganization Successor Corporation shall at all times be a corporation organized and validly existing under any state or commonwealth of the United States other than the District of Columbia.

Section 5.02.           Successor Substituted. If any Reorganization Event occurs that complies with Sections 5.01(a) hereof, and the Company has complied with Section 5.01(c) hereof:

(a)              from and after the date of such Reorganization Event, the Reorganization Successor Corporation for such Reorganization Event will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Reorganization Successor Corporation had been named as the Company herein; and

(b)              except in the case of a Reorganization Event that is a conveyance, transfer or lease of all or substantially all of the Company’s assets, the Person named as the “Company” in the first paragraph of this Indenture or any successor (other than such Reorganization Successor Corporation) that will thereafter have become such in the manner prescribed in this Article 5 will be released from its obligations under this Indenture.

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Article 6
DEFAULTS AND REMEDIES

Section 6.01.           Events of Default. Each of the following events will be an “Event of Default”:

(a)              the Company fails to pay (i) any interest on the Notes, or any fee or other amount payable hereunder or under any other Note Document, when due and such failure remains unremedied for a period of 5 days or (ii) any principal of any Note, Change of Control Repurchase Price, Four Year Repurchase Price, Redemption Price or Make-Whole Premium when due, whether at stated maturity, by acceleration, by mandatory prepayment, or otherwise;

(b)              any representation, warranty, certification, or other statement of fact made or deemed made by or on behalf of the Company or any Subsidiary in this Indenture or in any other Note Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder or in any certificate, document, report, financial statement, or other document furnished by or on behalf of the Company or such Subsidiary under or in connection with this Indenture or any other Note Document, proves to have been false or misleading in any material respect (or in any respect if such representation, warranty, certification or other statement of fact is qualified or modified as to materiality or material adverse effect or a similar materiality limitation in the text thereof) on or as of the date made or deemed made;

(c)              The Company or any Subsidiary fails to perform or observe any covenant, term, condition, or agreement contained in Section 4.05(b), Section 4.08(a), Section 4.12 through 4.22, Section 4.24 or Section 4.25, or (ii) the Company fails to perform or observe any covenant, term, condition, or agreement contained in Article 3, Article 5, Article 10 or Article 11 and such failure, if capable of being remedied, shall remain unremedied for 10 Business Days;

(d)              The Company or any Subsidiary fails to perform or observe any other covenant, term, condition, or agreement contained in this Indenture or any other Note Document (other than as provided in subsections (a) through (c) of this Section 6.01) and such failure continues unremedied for a period of 30 days after written notice from the Trustee to the Company;

(e)              The Company or any Subsidiary:

(i)               fails to pay any principal or interest in respect of any Debt (excluding any Debt outstanding under the Notes or the Note Guaranties) when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

(ii)             fails to perform or observe any other covenant, term, condition, or agreement relating to any such Debt or contained in any instrument or agreement evidencing or relating thereto, or any other event occurs or condition exists, the effect of which failure or other event or condition causes the holder or beneficiary of such Debt (or a trustee or agent on behalf of such holder or beneficiary), with the giving of notice, if required, to declare such Debt to become due prior to its stated maturity; or any such Debt is declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or as a mandatory prepayment), purchased, or defeased, or an offer to prepay, redeem, purchase, or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

provided that, a default, event, or condition described in clause (A) or (B) above shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events, or conditions of the type described in clauses (A) and (B) above has occurred and is continuing with respect to Debt the outstanding principal amount of which exceeds in the aggregate $1.0 million;

(f)

(i)               The Company or any Subsidiary (A) commences any case, proceeding, or other action under any existing or future Debtor Relief Law, seeking (w) to have an order for relief entered with respect to it, (x) to adjudicate it as bankrupt or insolvent, (y) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (z) appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets or (B) makes a general assignment for the benefit of its creditors;

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(ii)             there is commenced against the Company or any Subsidiary in a court of competent jurisdiction any case, proceeding, or other action of a nature referred to in clause (A) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged, unstayed, or unbonded for 30 days;

(iii)            there is commenced against the Company or any Subsidiary any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, stayed, or bonded pending appeal within 30 days from the entry thereof;

(iv)            The Company or any Subsidiary is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

(v)              The Company or any Subsidiary takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above;

(g)              the Company or any Subsidiary is enjoined, restrained or in any way prevented by the order of any court or any governmental authority from conducting, or otherwise ceases to conduct for any reason whatsoever (other than as a result of any change arising in connection with global health conditions and affecting businesses like that of the Company and the Subsidiaries generally (including the presence or spread of the virus SARS-Co-V-2 or the disease COVID-19 caused by such virus (as each of the virus and disease have been identified by the World Health Organization or any future strains or variations or mutations thereof))), all or any material part of its business for more than 15 days;

(h)              any material damage to, or loss, theft or destruction of, any Collateral (not paid or fully covered by insurance as to which the relevant insurance company has been notified and has not denied coverage), or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary;

(i)               one or more judgments or decrees is entered against the Company or any Subsidiary by a court of competent jurisdiction involving, in the aggregate, a liability (not paid or fully covered by insurance as to which the relevant insurance company has been notified and has not denied coverage) in an amount in excess of $1.0 million and all such judgments or decrees have not been vacated, discharged, stayed, or bonded pending appeal within 30 days from the entry thereof;

(j)               any Security Document ceases for any reason to be valid, binding, and in full force and effect or any Lien created by any Security Document shall fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority, Lien in favor of the Collateral Agent for the benefit of the Secured Parties on any Collateral purported to be covered thereby;

(k)

(i)               any material provision of any Note Document ceases for any reason to be valid, binding, and in full force and effect, other than as expressly permitted hereunder or thereunder;

(ii)             the Company or any Subsidiary contests in any manner the validity or enforceability of any provision of any Note Document; or

(iii)            the Company or any Subsidiary denies that it has any or further liability or obligation under any provision of any Note Document (other than as a result of satisfaction and discharge of the Notes) or purports to revoke, terminate, or rescind any provision of any Note Document;

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(l)               the Company or a Subsidiary loses any Cannabis-related licenses, permits, or registrations required under applicable legal requirements currently in effect necessary for the business of the Company or such Subsidiary;

Section 6.02.           Acceleration.

(a)              Automatic Acceleration in Certain Circumstances. If an Event of Default specified in Section 6.01(f) hereof occurs, the amounts due on all of the then outstanding Notes will immediately become due and payable without any further action or notice by any party.

(b)              Optional Acceleration. If any other Event of Default occurs and is continuing, the Trustee, by delivering a written notice to the Company (with a copy to the Collateral Agent), or the Holders of at least 50% in aggregate principal amount of the Notes then outstanding, by delivering a written notice to the Company, the Collateral Agent and the Trustee, may declare the amounts due under all then outstanding Notes immediately due and payable, and upon such declaration, such amounts will immediately become due and payable.

(c)              Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture, the Holders of a majority of the aggregate principal amount of the then outstanding Notes may, on behalf of the Holders of all of the then outstanding Notes, rescind any acceleration of the Notes and its consequences hereunder by delivering notice to the Trustee and the Collateral Agent if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than the nonpayment of any amounts held by a non-consenting Holder that have become due solely as a result of acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 6.03.           Other Remedies. If an Event of Default occurs and is continuing, the Trustee and the Collateral Agent may pursue any available remedy to collect the payment of principal, accrued and unpaid interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture regarding any other matter. The Trustee and the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.           Waiver of Past Defaults. If an Event of Default described in Section 6.01(a) or a Default that would lead to such an Event of Default occurs and is continuing, such Event of Default or Default may be waived only with the consent of each affected Holder. Every other Event of Default or Default may be waived by the Holders of a majority of the aggregate principal amount of then outstanding Notes. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.05.           Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent, or for exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee or the Collateral Agent may each refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 hereof, that the Trustee or the Collateral Agent determines to be unduly prejudicial to the rights of a Holder, the Collateral Agent or to the Trustee, or that would potentially involve the Trustee or the Collateral Agent in personal liability unless the Trustee and the Collateral Agent are each offered indemnity or security satisfactory to it against any loss, liability or expense to the Trustee and the Collateral Agent that may result from the Trustee’s or the Collateral Agent instituting such proceeding as the Trustee or the Collateral Agent, as applicable. Prior to taking any action hereunder, the Trustee and the Collateral Agent will be entitled to indemnification satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06.           Limitation on Suits. Except to enforce (a) its rights to receive the principal of, the Change of Control Repurchase Price, Four Year Repurchase Price or the Redemption Price or interest, if any, on, a Note, or (ii) its rights to receive the consideration due upon conversion of any Note (including any Make-Whole Premium), no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

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(a)              such Holder has previously delivered to the Trustee and the Collateral Agent written notice that an Event of Default has occurred and is continuing;

(b)              the Holders of at least 25% of the aggregate principal amount of then-outstanding Notes deliver to the Trustee and the Collateral Agent a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c)              such Holder or Holders have offered and, if requested, provided, to the Trustee and the Collateral Agent security or indemnity satisfactory to the Trustee and the Collateral Agent against any loss, liability or other expense of compliance with such written request;

(d)              neither the Trustee nor the Collateral Agent has complied with such written request within 60 days after receipt of such written request and offer of security or indemnity; and

(e)              during such 60-day period, the Holders of a majority of the aggregate principal amount of then outstanding Notes did not deliver to the Trustee and the Collateral Agent a direction inconsistent with such written request. A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee and the Collateral Agent do not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.07.           Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (a) the principal (including the Redemption Price and the Change of Control Repurchase Price, if applicable) of, (b) accrued and unpaid interest, if any, on, and (c) the consideration (including any Make-Whole Premium) due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

Section 6.08.           Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, the Change of Control Repurchase Price, the Redemption Price, interest, if any, on, and the consideration (including any Make-Whole Premium), if any, due upon conversion of the Notes and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amount as is sufficient to cover the costs and expenses of collection provided for under Section 7.06 hereof.

Section 6.09.           Trustee and the Collateral Agent May File Proofs of Claim. The Trustee and the Collateral Agent are each authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee, the Collateral Agent and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Agent, as applicable, and in the event that the Trustee or the Collateral Agent, as applicable, consents to the making of such payments directly to the Holders, to pay to the Trustee or the Collateral Agent, as applicable, any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under this Indenture and the other Notes Documents (including, but not limited to, Section 7.06 hereof and Section 9.08 of the Security Agreement). To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or the Collateral Agent under this Indenture and the other Notes Documents (including, but not limited to, Section 7.06 hereof and Section 9.08 of the Security Agreement) out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10.           Priorities. If the Trustee or the Collateral Agent, as the case may be, collects any money or property pursuant to this Article 6 (including proceeds from the exercise of any remedies on the Collateral), it will pay out the money or property in the following order:

FIRST: ratably to the Trustee and the Collateral Agent and their respective agents and attorneys for amounts due under the Note Documents, including payment of all compensation, expenses, indemnities and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, the Change of Control Repurchase Price or the Redemption Price for, accrued and unpaid interest on, and any consideration (including any Make-Whole Premium) due upon the conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.11.           Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or any other Notes Document, in any suit against the Collateral Agent for any action taken or omitted by it as Collateral Agent, or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Collateral Agent, a suit by a Holder pursuant to Section 6.06 hereof or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7
TRUSTEE

Section 7.01.           Duties of Trustee.

(a)              If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)              Except during the continuance of an Event of Default:

(i)               the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii)             in the absence of bad faith on its part, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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(c)              The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, except that:

(i)               this paragraph does not limit the effect of Section 7.01(b) hereof;

(ii)             the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, in ascertaining the pertinent facts; and

(iii)            the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the Note Documents.

(d)              Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01 hereof.

(e)              The Trustee will not be liable for interest on or the investment of any money received or held by it or risk or expend any of its own funds.

(f)               Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)              No provision of this Indenture or any other Note Documents will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)              Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee will be subject to the provisions of this Article 7, and the provisions of this Article 7 will apply to the Trustee, Registrar, Paying Agent and Conversion Agent and the provisions of Sections 7.01, 7.02, 7.04 and 7.06 shall apply to the Collateral Agent as if the Collateral Agent was named in such sections instead of the Trustee (provided that with respect to the application of such sections to the Collateral Agent, the reference to the Fee Letter shall instead refer to the Agent Fee Letter).

(i)               The Trustee will not be deemed to have notice of a Default or an Event of Default unless a Trust Officer of the Trustee has received written notice at its Corporate Trust Office thereof from the Company or any Holder.

(j)               The Trustee shall not be liable in respect of any payment (as to the correctness or calculation of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

(k)              If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture or any other Note Documents, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(l)               The Trustee shall not be liable for interest or investment income on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.           Rights of Trustee.

(a)              The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and at the expense of the Company, and will incur no liability of any kind by reason of such inquiry or investigation.

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(b)              Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)              The Trustee may act through agents, attorneys or custodians and will not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d)              So long as the Trustee’s conduct does not constitute willful misconduct or gross negligence, the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or any other Note Document.

(e)              The Trustee may consult with counsel of its own selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture, any other Note Documents and the Notes will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)               The permissive rights of the Trustee to do things enumerated in this Indenture or any other Note Documents will not be construed as a duty.

(g)              The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)              The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee (i) in each of its capacities under the Note Documents, and each agent, custodian and other Person employed to act hereunder, including Registrar, Paying Agent and Conversion Agent and (ii) in each document related hereto to which it is a party.

(i)               The Trustee may request that each of the Company and the Guarantors deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)               In no event will the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)              Any request, direction, order or demand of the Company or any Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee and the Collateral Agent by a Board Resolution.

(l)               The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation).

(m)            [Reserved].

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(n)              Under no circumstances shall the Trustee, the Paying Agent, the Registrar or the Conversion Agent have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire as to the Company’s or any Guarantor’s compliance with any covenant under this Indenture (other than the covenant to make payment on the Notes).

(o)              The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03.           Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate the conflict within 90 days or resign. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.09 hereof.

Section 7.04.           Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture, any other Note Document, the Notes, any Note Guarantee or of any offering materials, it will not be accountable for the Company’s use of the proceeds from the Notes, and it will not be responsible for any statement of the Company in this Indenture any other Note Document, or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05.           Notice of Defaults. If a Default occurs and is continuing and of which a Trust Officer is deemed to have knowledge in accordance with Section 7.01(c), the Trustee will send to each Holder notice of the Default within 30 days after written notice of such Default is received by the Trustee; provided, however, that except in the case of a Default that is, or would lead to, an Event of Default described in Section 6.01(a)(i), 6.01(a)(ii), 6.01(a)(iii), 6.01(a)(iv) or 6.01(a)(v) hereof, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06.           Compensation and Indemnity.

(a)              The Company will pay to the Trustee, from time to time, such compensation as will be agreed upon, from time to time, in writing for its services (including the compensation set forth in the Fee Letter). The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses will include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company will fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust, the performance of its duties or the exercise of its rights hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice will not relieve the Company of its obligations hereunder except to the extent such failure is adjudicated by a court of competent jurisdiction to have materially prejudiced the Company. The Company will defend the claim and the Trustee will cooperate in the defense. If the Trustee is advised by counsel that it may have available to it defenses that are in conflict with the defenses available to the Company, then the Trustee may have separate counsel, and the Company will pay the reasonable fees and expenses of such counsel. The Company will pay the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such defense and/or conflict exists. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee will extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

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(b)              To secure the Company’s payment obligations to the Trustee and the Collateral Agent, as applicable, under this Indenture and the other Notes Documents (including under this Section 7.06 and Section 9.08 of the Security Agreement, as applicable) the Trustee and the Collateral Agent will have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee or the Collateral Agent, other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, or payment of the Change of Control Repurchase Price or Redemption Price on particular Notes.

(c)              The Company’s payment obligations pursuant to this Section 7.06 will survive the resignation or removal of the Trustee, the payment of the Notes and the discharge of this Indenture. If the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(a)(xiii) or 6.01(a)(xiv) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under any Debtor Relief Law.

Section 7.07.           Replacement of Trustee.

(a)              The Trustee may resign at any time by notifying the Company, in writing, at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of then outstanding Notes may remove the Trustee by notifying the Trustee, in writing, at least 30 days prior to the proposed removal. The Company may remove the Trustee upon 30 days’ prior written notice, if:

(i)               the Trustee fails to comply with Section 7.09 hereof;

(ii)             the Trustee is adjudged bankrupt or insolvent;

(iii)            a receiver or other public officer takes charge of the Trustee or its property; or

(iv)            the Trustee otherwise becomes incapable of acting.

(b)              If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company will promptly appoint a successor Trustee.

(c)              A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will, upon payment of all of its costs and the costs of its agents and counsel, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06 hereof.

(d)              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)              If the Trustee, after written request by any Holder, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)               Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08.           Successor Trustee by Merger.

(a)              If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act will be the successor Trustee.

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(b)              In case at the time such successor or successors by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture, any of the Notes have been authenticated, but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and, in case at that time any of the Notes have not been authenticated, any such successor to the Trustee may authenticate such Notes, either in the name of any predecessor Trustee hereunder or in the name of the successor to the Trustee.

Section 7.09.           Eligibility; Disqualification. The Trustee will have a minimum combined capital and surplus as required by Section 310(a)(2) of the Trust Indenture Act.

Article 8
SATISFACTION AND DISCHARGE

Section 8.01.           Discharge of Liability on Notes. When (a)(i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.11 hereof) for cancellation or (ii) all outstanding Notes have become due and payable, by reason of the issuance of a Redemption Notice or otherwise, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash (or shares of Common Stock (or, if applicable, Reference Property) and cash (in lieu of fractional shares of Common Stock or, if applicable, units of Reference Property) solely to satisfy amounts due and owing as a result of conversions of the Notes), sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.11 hereof), (b) the Company pays all other sums payable by it under the Note Documents and (c) the Company delivers to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating that all of the applicable conditions precedent to the discharge of this Indenture described in this Section have been satisfied, then, subject to Section 7.06 hereof, this Indenture will cease to be of further effect with respect to the Notes and the Holders and the Trustee will acknowledge the satisfaction and discharge of this Indenture with respect to the Notes.

Notwithstanding the satisfaction and discharge of this Indenture, (i) any obligation of the Company to any Holder under Article 10 hereof with respect to the conversion of any Note, to the Trustee with respect to compensation or indemnity (including, but not limited to, Article 7 hereof) or to the Collateral Agent with respect to compensation or indemnity (including, but not limited to, both Section 7.06 hereof and Section 9.08 of the Security Agreement), and (ii) any obligation of the Trustee with respect to money deposited with the Trustee under this Article 8 and Section 14.02 hereof will survive.

Section 8.02.           Repayment to the Company. Subject to any applicable unclaimed property law, the Trustee and the Paying Agent, upon receiving a written request from the Company, will promptly turn over to the Company any cash held for payment on the Notes that remains unclaimed two years (unless a shorter period is provided for in this Indenture) after the date on which such payment was due. After the Trustee and the Paying Agent return such cash to the Company, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash and any Holder entitled to the payment of such cash, or any securities, including shares of Common Stock, or other property under the Notes or this Indenture must look to the Company for payment as a general unsecured creditor of the Company.

Article 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.           Without Consent of Holders. The Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes or the Note Guarantees and the relevant parties to the Security Documents may amend such Security Documents without the consent of any Holder:

(a)              to add guarantees or additional obligors with respect to the Company’s obligations under this Indenture or the Notes;

(b)              to allow any Guarantor to execute a supplemental indenture and provide a Note Guarantee with respect to the Notes or to release a Guarantor as provided in this Indenture;

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(c)              to provide for the assumption of the Company’s or a Guarantor’s obligations under this Indenture and under the Notes or Note Guarantees, as applicable, by a Reorganization Successor Corporation as described in Article 5 or Article 12 hereof;

(d)              in connection with any Merger Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 10.02, and to make such related changes to the terms of the Notes to the extent expressly required by Section 10.08;

(e)              to surrender any right or power conferred upon the Company or a Guarantor under this Indenture;

(f)               to add to the Company’s or a Guarantor’s covenants for the benefit of the Holders;

(g)              to cure any ambiguity or correct any inconsistency or defect in this Indenture or in the Notes that does not adversely affect Holders;

(h)              to comply with any requirement of the SEC in connection with any qualification of this Indenture or a supplement hereto under the TIA;

(i)               to evidence the acceptance of appointment by a successor Trustee with respect to this Indenture;

(j)               to comply with the rules of any applicable depositary;

(k)              to make, complete, confirm or add any grant of Collateral permitted or required by this Indenture, or any of the Security Documents or any release of Collateral that is permitted under this Indenture and the Security Documents;

(l)               [Reserved];

(m)            to irrevocably elect a Conversion Settlement Method or Make-Whole Settlement Method; or

(n)              to make any other change; provided that such change individually, or in the aggregate with all other such changes, does not have, and will not have, an adverse effect on the interest of the Holders. In addition, the Collateral Agent will be authorized to amend the Security Documents to which it is a party to add additional Secured Parties holding senior lien obligations permitted by this Indenture with the same Lien priorities and rights as provided in the Security Documents or to enter into intercreditor arrangements with the holders of any such Debt so long as the terms of such intercreditor arrangements are not less favorable to the Holders than the intercreditor provisions contained in the Security Documents.

Upon receipt by the Trustee and the Collateral Agent of the documents described in Section 7.02(b) hereof, the Trustee and the Collateral Agent shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained. If any amendment to, or waiver of, the provisions of this Indenture, the Notes, the Note Guarantees, any Security Document to which it is a party or any other Note Document affects the rights or obligations of the Collateral Agent or the Trustee, as applicable, then in such case the consent of the Collateral Agent or the Trustee, as applicable, shall also be required.

Section 9.02.           With Consent of Holders. With the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes) by Act of such Holders delivered to the Company, the Collateral Agent and the Trustee, the Collateral Agent and the Company and the Guarantors (each when authorized by a Board Resolution), and the Trustee may amend or supplement (or waive compliance with any provision of) this Indenture, the Notes or the Note Guarantees and the relevant parties to the Security Documents may amend (or waive compliance with any provision of) such Security Documents; provided, however, that without the consent of each affected Holder, no amendment or supplement to, or waiver of, any provision of this Indenture, the Notes, the Note Guarantees or any Security Documents, may:

(a)              reduce the principal amount of, or change the Maturity Date of, any Note;

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(b)              reduce the rate of, or extend the stated time for payment of, interest on any Note;

(c)              reduce the Change of Control Repurchase Price or the Redemption Price of any Note or change the time at which, or the circumstances under which, the Notes may, or will be, redeemed or repurchased;

(d)              impair the right of any Holder to institute suit for any payment on any Note, including with respect to any consideration due upon conversion (including any Make-Whole Premium) of a Note;

(e)              make any Note payable in a currency other than that stated in the Note;

(f)               make any change that impairs or adversely affects the conversion rights of any Holder under Article 10 hereof or otherwise reduces the number of shares of Common Stock, amount of cash or any other property receivable by a Holder upon conversion;

(g)              make any change that has the effect of changing the ranking of the Note Obligations or any Lien securing the Note Obligations or increasing other obligations ranking senior to any of the Note Obligations or such Liens;

(h)              reduce any voting requirements included in this Indenture;

(i)               make any change to any amendment, modification or waiver provision of this Indenture that requires the consent of each affected Holder;

(j)               reduce the percentage of the aggregate principal amount of then outstanding Notes whose Holders must consent to an amendment of this Indenture or a waiver of a past default or the percentage (or other portion) of the aggregate principal amount of then outstanding Notes whose Holders must consent to any other action; or

(k)              release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture or release all or substantially all of the Collateral from the Liens created by the Security Documents.

If any amendment to, or waiver of, the provisions of this Indenture, the Notes, the Note Guarantees, any Security Document or any other Note Document to which it is a party affects the rights or obligations of the Collateral Agent or the Trustee, as applicable, then in such case the consent of the Collateral Agent or the Trustee, as applicable, shall also be required.

It will not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance of such proposed amendment.

Section 9.03.           Execution of Supplemental Indentures. Upon the request of the Company, the Trustee will sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee under this Indenture. If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under this Indenture, then the Trustee may, but need not, sign such supplemental indenture. In executing any such supplemental indenture, the Trustee and, to the extent applicable, the Collateral Agent will each be provided with, and, subject to the provisions of Section 7.01 hereof, will be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating, in addition to the statements required by Section 14.03 hereof, that such supplemental indenture is authorized and permitted under this Indenture and the other Note Documents.

Section 9.04.           Notices of Supplemental Indentures or Security Documents. After an amendment or supplement to this Indenture or the Notes or the Security Documents pursuant to Sections 9.01 or 9.02 hereof becomes effective, the Company will promptly deliver notice to the Holders, the Trustee and the Collateral Agent, which notice will briefly describe the substance of such amendment or supplement to this Indenture or Security Document in reasonable detail and state the effective date of such amendment or supplement. The failure to deliver such notice to each Holder, the Trustee and the Collateral Agent or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture or any Security Document.

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Section 9.05.           Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9:

(a)              this Indenture, the Notes, the Note Guarantees and the Security Documents, as applicable, will be modified in accordance therewith;

(b)              such supplemental indenture will form a part of this Indenture for all purposes; and

(c)              every Holder of Notes theretofore, or thereafter, authenticated and delivered hereunder will be bound thereby.

Section 9.06.           Revocation and Effect of Consents, Waivers and Actions.

(a)              Revocation. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder, and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b)              Special Record Dates. The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required, or permitted, to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date. No such consent will be valid or effective for more than 120 days after such record date.

(c)              Binding Effect. After an amendment, supplement or waiver becomes effective, it will bind every applicable Holder. Any amendment or supplement will become effective in accordance with the terms of the supplemental indenture relating thereto, which will become effective upon the execution thereof by the Trustee.

(d)              Payment. Any payment in cash or otherwise proposed to be paid or delivered to any Holders of Notes in consideration of any consent or waiver hereunder, and the opportunity to provide such consent or waiver in consideration of such payment, shall be offered to all Holders; provided that the Company may limit payment to those Holders who timely deliver such consent or waiver.

Section 9.07.           Notation on, or Exchange of, Notes. If any amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Note, will issue and the Trustee will, upon receipt of a Company Order, authenticate a new Note that reflects the changed terms.

Article 10
CONVERSIONS

Section 10.01.        Holders’ Conversion Right. Subject to the terms and conditions set forth in this Section 10, each Holder of a Note is entitled, at such Holder’s option, at any time or from time to time prior to the close of business on the Business Day immediately preceding the Maturity Date (or, for any Notes called for redemption by the Company upon exercise of its Optional Redemption right, the Close of Business on the second Business Day immediately preceding the applicable Redemption Date) to convert all or a portion of the outstanding and unpaid Conversion Amount (as defined below) with respect to such Holder’s Note into fully paid and nonassessable shares of Common Stock at the Conversion Rate (as defined below) (subject to, and in accordance with, the requirements of this Article 10, the “Conversion Obligation”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

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(a)              Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 10.01 shall be determined by dividing (i) such Conversion Amount by (ii) the Conversion Price (the “Conversion Rate”). “Conversion Amount” means the sum of (A) the amount of principal of a Note to be converted with respect to which this determination is being made plus (B) accrued and unpaid interest (including Additional Interest) with respect to such principal amount. “Conversion Price” means, as of any Conversion Date or other date of determination, $2.24 per share, subject to adjustment as provided herein.

(b)              Conversion Procedure. A Holder wishing to convert all or a portion of a Note shall (i) in the case of a Global Note, comply with the Applicable Procedures in effect at that time and (ii) in the case of a Definitive Note (x) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a copy thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of such Note to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for the shares of Common Stock to be delivered upon settlement of the Conversion Obligation or the physical delivery of the Make-Whole Obligation, if applicable, to be registered, (y) surrender such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent and (z) if required, furnish appropriate endorsements and transfer documents. The Trustee and the Conversion Agent shall notify the Company of any conversion pursuant to this Article 10 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be delivered by a Holder thereof if such Holder has also delivered a Change of Control Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Change of Control Repurchase Notice in accordance with Section 3.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation and the Make-Whole Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)              Subject to Section 10.01(h), a Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. If any shares of Common Stock are due to converting Holders upon settlement of the Conversion Obligation or the Make-Whole Obligation, the Company shall issue or cause to be issued, and deliver (if applicable) to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in certificate form or in book-entry format, as elected by the Holder.

(d)              In case any Definitive Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon a Company Order a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)              If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon settlement of the Conversion Obligation or the Make-Whole Obligation, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)               Except as provided in Section 10.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 10.

(g)              Upon the conversion of an interest in a Global Note, the Trustee, or the custodian holding such Global Note for the Depositary at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

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(h)              The Person in whose name any shares of Common Stock shall be issuable upon settlement of the Conversion Obligation shall be treated as a stockholder of record as of the Close of Business on the relevant Conversion Date, including pursuant to the Make-Whole Obligation (if the Company elects to satisfy the Conversion Obligation by physical delivery), or the last VWAP Trading Day of the relevant Observation Period (if the Company elects to satisfy the Make-Whole Obligation by a combination settlement). Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

Section 10.02.        Make-Whole Premium upon Conversion.

(a)              In connection with the conversion of a Conversion Amount, in addition to settling the Conversion Obligation, the Company shall pay or deliver to the converting Holder, in respect of such the Conversion Amount, a Make-Whole Premium if such voluntary conversion occurs before the third anniversary of the Issuance Date (subject to, and in accordance with, this Section 10.02, the “Make-Whole Obligation”). The Company will not be liable for to pay a Mark-Whole Premium if the five-day average Daily VWAP for the Common Stock exceeds 175% of the Conversion Rate for the five consecutive Trading Days immediately preceding the Conversion Date.

(i)               The Company shall initially be deemed to have elected Cash Settlement as the Make-Whole Settlement Method. Subject to compliance with the applicable rules of any exchange on which any of the Company’s securities are listed, the Company may from time to time elect a different Make-Whole Settlement Method by delivering a notice (the “Settlement Notice”) containing such election to Holders, the Trustee and the Conversion Agent. If the Company elects Combination Settlement as the Make-Whole Settlement Method, the Company shall also specify in such Settlement Notice the dollar amount up to which the Company shall settle the Conversion Amount in cash (the “Cash Make-Whole Premium Amount”). If the Company fails to so specify the Cash Make-Whole Premium Amount in any such Settlement Notice, the Company shall be deemed to have elected Cash Settlement as the Make-Whole Settlement Method. Each such election (or deemed election) shall be effective until the Company provides a Settlement Notice to Holders, the Trustee and the Conversion Agent of an election of a different Make-Whole Settlement Method or Cash Make-Whole Premium Amount, as applicable; provided that no such Settlement Notice shall apply to any conversion of Notes unless the Company has delivered such Settlement Notice to Holders, the Trustee and the Conversion Agent on or prior to the Close of Business on the Business Day immediately following the relevant Conversion Date.

(ii)             The Company shall use the same Make-Whole Settlement Method and Cash Make-Whole Premium Amount, if applicable, for all conversions (x) having the same Conversion Date or (y) having a Conversion Date on or after the date of issuance of a Redemption Notice and on or prior to the second Business Day preceding the relevant Redemption Date.

(iii)            Subject to compliance with the applicable rules of any exchange on which any of the Company’s securities are listed, and except as set forth in Section 10.02(a)(i) or Section 10.07(a), the Company shall settle its Make-Whole Obligation in connection with any conversion of Notes in accordance with one of the following “Make-Whole Settlement Methods”:

(A)             If Cash Settlement applies with respect to the Make-Whole Premium due upon a conversion the Company shall pay to the converting Holder, on or before the third Business Day following the Conversion Date, an amount of cash equal to the Make-Whole Premium with respect to the Conversion Amount.

(B)             If Physical Settlement applies with respect to the Make-Whole Premium due upon any conversion, the Company shall deliver to the converting Holder, on or before the third Business Day following the last VWAP Trading Day of the applicable Observation Period, a number of shares of Common Stock equal to the Make-Whole Premium with respect to the Conversion Amount divided by the Conversion Make-Whole Share Price.

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(C)             If Combination Settlement applies with respect to the Make-Whole Premium due upon any conversion the Company shall pay and deliver to the converting Holder, on or before the third Business Day following the last VWAP Trading Day of the applicable Observation Period, (x) cash equal to the lesser of the Make-Whole Premium or the Cash Make-Whole Premium Amount and (y) a number of shares of Common Stock, if any, equal to an amount equal to the Make-Whole Premium minus the Cash Make-Whole Premium Amount divided by the Conversion Make-Whole Share Price.

(iv)            Promptly following the last day of each Observation Period to which Physical Settlement or Combination Settlement applies to a Make-Whole Obligation, the Company shall notify the Trustee and the Conversion Agent of the Conversion Make-Whole Share Price. The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(b)              The Person in whose name any shares of Common Stock shall be issuable upon settlement of the Make-Whole Obligation shall be treated as a stockholder of record as of the Close of Business on the last VWAP Trading Day of the relevant Observation Period.

Section 10.03.        Adjustment of Conversion Rate.

(a)       If the Company at any time after the Issue Date issues exclusively shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination of the Common Stock, the Conversion Price shall be adjusted based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or share combination, as applicable;
CP’	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date; and
OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.03(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 10.03(a) is declared but thereafter is not so paid or made, the Conversion Price as previously so adjusted shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(b)       If the Company at any time after the Issue Date issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Price shall be decreased based on the following formula:

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where,

CP0	=	the Conversion Price in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;
CP’	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any decrease made under this Section 10.03(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price as previously so decreased shall be increased to the Conversion Price that would then be in effect had the decrease with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually so delivered. If such rights, options or warrants are not so issued, the Conversion Price as previously so decreased shall be increased to the Conversion Price that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 10.03(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be reasonably determined in good faith by the Board of Directors.

(c)       If the Company at any time after the Issue Date distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10.03(a) or Section 10.03(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 10.03(d) shall apply, and (iii) Spin-Offs as to which the provisions set forth below in this Section 10.03(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Price shall be decreased based on the following formula:

where,

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CP0	=	the Conversion Price in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;
CP’	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date;
SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV	=	the fair market value (as reasonably determined in good faith by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any decrease made under the portion of this Section 10.03(c) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Price as previously so decreased shall be increased to the Conversion Price that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to $1,000 divided by the Conversion Price in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.03(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 10.03(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Price shall be decreased based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the end of the Valuation Period;
CP’	=	the Conversion Price in effect immediately after the end of the Valuation Period;
FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and
MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The decrease to the Conversion Price under the preceding paragraph shall occur at the Close of Business on the last Trading Day of the Valuation Period; provided that, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.

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(d)       If at any time after the Issue Date any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Price shall be adjusted based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;
CP’	=	the Conversion Price in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;
SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock in such dividend or distribution.

Any decrease pursuant to this Section 10.03(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is declared but thereafter is not so paid, the Conversion Price as previously so decreased shall be increased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to $1,000 divided by the Conversion Price on the Ex-Dividend Date for such cash dividend or distribution.

(e)       If the Company or any of its Subsidiaries at any time after the Issue Date makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Tender/Exchange Offer Valuation Period”), the Conversion Price shall be decreased based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CP’	=	the Conversion Price in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

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AC	=	the aggregate value of all cash and any other consideration (as reasonably determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The decrease to the Conversion Price under this Section 10.03(e) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, .the Trading Day next succeeding the expiration date of an tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Price.

(f)       Notwithstanding anything to the contrary in this Section 10.03, the Conversion Price shall not be adjusted:

(i)       upon the issuance of any shares of Common Stock pursuant to any present or future Company plan providing for the reinvestment of dividends or interest payable on the Company’s securities or the investment of additional optional amounts in shares of Common Stock under any Company plan;

(ii)       upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)       upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issue Date;

(iv)       solely for a change in the par value of the Common Stock; or

(v)       for accrued and unpaid interest, if any.

Section 10.04.        Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or the Conversion Make-Whole Share Price over or based on a span of multiple days (including an Observation Period, the period for determining the stock price for purposes of a Make-Whole Adjustment Event, the period for determining the Conversion Make-Whole Share Price and the period for determining whether the Company may exercise its Optional Redemption right), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Price that becomes effective, or any event requiring an adjustment to the Conversion Price where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Conversion Make-Whole Share Price are to be calculated.

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Section 10.05.        Shares to Be Fully Paid. The Company shall at all times provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion. The Company shall settle its Make-Whole Obligation by Cash Settlement unless any shares deliverable upon settlement of its Make-Whole Obligation would be free of preemptive rights and would not exceed its authorized but unissued shares or shares held in treasury.

Section 10.06.        Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)              In the case of:

(i)               any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)             any consolidation, merger, combination or similar transaction involving the Company,

(iii)            any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)            any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert any Conversion Amount of Notes shall be changed into a right to convert such Conversion Amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(d) providing for such change in the right to convert any Conversion Amount of Notes.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event, (A) the consideration due upon settlement of the Conversion Obligation for any Conversion Amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy each of the Conversion Obligation and the Make-Whole Obligation by paying cash to converting Holders on or before the third Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 10. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 3.

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(b)              When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 10.06, the Company shall promptly file with the Trustee and the Collateral Agent an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be given to each Holder, in accordance with Section 14.01, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)              The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.06. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

(d)              The above provisions of this Section shall similarly apply to successive Merger Events.

Section 10.07.        Certain Covenants. The Company covenants that:

(a)              It will reserve the maximum number of shares of Common Stock that would be necessary to satisfy all potential Conversion Obligations and Make-Whole Obligations that require issuance of Common Stock.

(b)              all shares of Common Stock issued upon settlement of a Conversion Obligation or a Make-Whole Obligation will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof, except with respect to any U.S. federal withholding taxes that might apply.

(c)              If any shares of Common Stock to be provided for the purpose of settlement of Conversion Obligations or the Make-Whole Obligations require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued, the Company shall, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(d)              If at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon settlement of a Conversion Obligation or a Make-Whole Obligation.

Section 10.08.        No Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon settlement of the Conversion Obligation or the Make-Whole Obligation after any event referred to in such Section 10.08 or to any adjustment to be made with respect thereto, but may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes in good faith, including determinations of the Last Reported Sale Price, the Daily VWAPs, the Conversion Make-Whole Share Price, accrued interest, Default Interest and Additional Interest, if any, on the Notes and the Conversion Rate. The Company will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder of the Notes upon the written request of that Holder. The Trustee and the Conversion Agent shall not have any liability or responsibility in connection with any calculation or information relating to any calculation. Neither the Trustee nor the Conversion Agent shall have any responsibility or obligation to determine when and if any Notes may be converted at any time. The Trustee and the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of the Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and the Conversion Agent make no representations with respect thereto.

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Section 10.09.        Notice to Holders Prior to Certain Actions. The Company shall provide written notice to the Holders, the Trustee and the Collateral Agent at least 25 Scheduled Trading Days in advance of the occurrence of any of the following events (unless the Company does not have knowledge of such event at least 25 Scheduled Trading Days in advance of the occurrence of such event, in which case the Company shall provide written notice to the Holders and the Trustee as promptly as practicable (and in any event, no more than one Business Day) after it has knowledge of such event): (a) the effective date of any Change of Control, Make-Whole Adjustment Event or Merger Event; or (b) the ex-dividend date for any issuance or distribution that would require an adjustment in the Conversion Rate pursuant to Section 10.03(b), Section 10.03(c) or Section 10.03(d).

In addition, in case of any:

(a)              action by the Company or a Subsidiary that would require an adjustment in the Conversion Rate pursuant to Section 10.04 or Section 10.12; or

(b)              voluntary or involuntary dissolution, liquidation or winding-up of the Company or a Subsidiary;

then, in each case (unless earlier notice of such event is otherwise required pursuant to the first paragraph of this Section 10.11), the Company shall provide written notice to the Holders, the Trustee and the Collateral Agent, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, of (i) the date on which a record is to be taken for the purpose of such action by the Company or a Subsidiary or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or a Subsidiary, or (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up.

Section 10.10.        Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon settlement of a Conversion Obligation or a Make-Whole Obligation shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such settlement shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock distributed property as provided in Section 10.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.11.   Forced Conversion.

(a)              At any time on or after the two-year anniversary of the Issue Date, the Company may elect to force the conversion (a “Forced Conversion”) of up to 12.5% of the total outstanding principal amount of the Notes (such amount, the “Maximum Quarterly Forced Conversion Amount”) plus all accrued but unpaid interest thereon once each calendar quarter if the following conditions exist on the last Business Day of such calendar quarter (the “Forced Conversion Conditions”):

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(i)               the Last Reported Sale Price of the Common Stock exceeds 150% of the applicable Conversion Price on at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Conversion Date; and

(ii)             either (x) the average daily trading volume of the Common Stock exceeds $2.5 million on at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Conversion Date or (y) the Common Stock is listed on a Permitted Exchange; and

(iii)            there is an effective registration statement under the Securities Act covering the resale by the holders of the Notes of all Common Stock to be received in such Forced Conversion.

(b)              If the Company has met the Forced Conversion Conditions at the end of any calendar quarter and elects to cause a Forced Conversion, a pro rata portion of the Notes then held by each Holder may be converted in an aggregate principal amount not to exceed the Maximum Quarterly Forced Conversion Amount, and the Company shall deliver written notice of such Forced Conversion to the Holders (a “Notice of Forced Conversion”) within ten Business Days of the end of such calendar quarter. A Notice of Conversion shall request of each Holder to provide the same information contained in a Notice of Conversion. The applicable provisions of this Article 10 shall apply to each Forced Conversion.

(c)              Notwithstanding anything to the contrary herein, in no event shall the Company have any right to force conversion of any Notes pursuant to this Section 10.11 unless there shall be continuously effective at all times from 15 days prior to the Conversion Date through and including the Conversion Date, and the Company reasonably believes and has used its best efforts to ensure that there shall remain continuously effective at all times from the Conversion Date until at least 180 days after the Conversion Date, a registration statement under the Securities Act (and other registration or qualification under the securities or blue sky laws of such jurisdictions in the United States as the holders or prospective holders of a majority of the Common Stock issued or issuable upon conversion of the Notes may reasonably request) covering the resale of any and all Common Stock issued or issuable upon conversion of the Notes.

(d)              In connection with any Forced Conversion pursuant to this Section 10.11 that occurs before the third anniversary of the Issuance Date, in addition to settling the Conversion Amount, the Company shall pay or deliver to the converting Holder the Make-Whole Premium that would have been due had such Conversion Amount been voluntarily converted by the Holder at such time pursuant to Section 10.02.

Section 10.12.        Certain Limitations on Settlement. For so long as the Common Stock is registered under the Exchange Act, a beneficial owner of the Notes shall not be entitled to receive shares of Common Stock upon conversion of any Notes during any period of time in which the aggregate number of shares of Common Stock that may be acquired by such beneficial owner upon conversion of Notes shall, when added to the aggregate number of shares of Common Stock deemed beneficially owned, directly or indirectly, by such beneficial owner and each person subject to aggregation of Common Stock with such beneficial owner under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder at such time (an “Aggregated Person”) (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on such beneficial owner’s or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 4.9% (the “Restricted Ownership Percentage”) of the total issued and outstanding shares of Common Stock (the “Restricted Ownership Conversion Blocker”). Notwithstanding the foregoing, this Restricted Ownership Conversion Blocker shall not apply (a) with respect to a beneficial owner of the Notes if such beneficial owner is subject to beneficial ownership reporting under Section 13(d) or Section 13(g) of the Exchange Act without regard to the aggregate number of shares of Common Stock issuable upon conversion of the Notes and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on such beneficial owner’s right to convert, exercise or purchase similar to this limitation or (b) in connection with an issuance of Common Stock by the Company pursuant to, or upon a conversion in connection with, a Make-Whole Adjustment Event; provided, however, that if any beneficial owner of the Notes provides written notice to the Company at any time that the exception to the application of the Restricted Ownership Conversion Blocker set forth in clause (b) of this sentence (the “Make-Whole Exception”) shall not be available to such beneficial owner, then such exception shall not be available to such beneficial owner. Any such notice provided pursuant to the proviso to the immediately preceding sentence shall be binding against such beneficial owner.

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Notwithstanding the foregoing, the Company shall issue shares of Common Stock upon conversion of such beneficial owner’s Notes up to (but not exceeding) the amount that would cause such beneficial owner’s beneficial ownership of Common Stock (together with that of any Aggregated Person) to equal the Restricted Ownership Percentage; provided that each beneficial owner shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such beneficial owner immediately upon prior written notice to the Company (provided that, for the avoidance of doubt, in such event, such beneficial owner may sell shares of Common Stock or Notes to reduce the aggregate number of shares of Common Stock deemed beneficially owned by such beneficial owner (together with any Aggregated Person) to a level below the reduced Restricted Ownership Percentage, in which case the Notes will be convertible by such beneficial owner up to (but will not exceed) the reduced Restricted Ownership Percentage) or increase the Restricted Ownership Percentage applicable to such beneficial owner (together with any Aggregated Person) upon 65 days’ prior written notice to the Company.

Under no circumstances shall the Trustee or the Conversion Agent have any obligation to identify any beneficial owner of the Notes, or otherwise make any determination, monitor or otherwise take any action with respect to the restrictions set forth in this Section 10.12.

Section 10.13.        Cannabis Law Compliance and Unsuitability Redemption. Subject to the provisions of Section 4.07, each Holder upon conversion of Notes shall (a) take all action reasonably required by such Holder in such Holder’s capacity as a holder of Common Stock issued upon conversion of the Notes to comply with applicable state cannabis laws and regulations, including, without limitation, making all requisite filings under such laws and regulations as and when required and reasonably keep the Company apprised of the same, and (b) upon the Company’s reasonable request, at the Company’s sole cost and expense, reasonably cooperate with the Company with respect to any Company report, filing, notification or other communication with or to any state Governmental Authority related to the Company’s licenses, approvals, consents or obligations under state cannabis laws and regulations related to such Holder’s capacity as a holder of Common Stock issued upon conversion of the Notes, including, without limitation, any investigation or inquiry by a state governmental authority related to any of the foregoing. The Company shall have the right but not the obligation to redeem all or any portion of the shares of Common Stock held by such Holder issued upon conversion of Notes for cash at a per share purchase price equal to the greater of (x) the Conversion Price per share at which such Holder acquired such shares of Common Stock and (y) the Last Reported Sale Price of the Common Stock as reported for the Common Stock for the 45 Trading Days immediately preceding the date of such redemption notice, on not less than five days’ written notice, if such Holder or one of its Affiliates is determined to be unsuitable or disqualified to own a direct or indirect interest in the Company by a state Governmental Authority, including, without limitation, the Colorado Marijuana Enforcement Division; provided, that, (A) to the extent permitted by the applicable state governmental authority without jeopardizing the Company’s licenses, approvals, consents or obligations under state cannabis laws and regulations, the Company shall provide such Holder with a reasonable period to cure the cause for such determination or disqualification prior to such redemption and (B) the Company shall only redeem the Holder’s shares of Common Stock to the extent necessary to comply with applicable state cannabis laws and regulations.

Article 11
REDEMPTION AT THE OPTION OF THE COMPANY

Section 11.01.        Optional Redemption. No sinking fund is provided for the Notes. Subject to the terms and conditions of this Article 11, the Company may at any time redeem all, but not less than all, the Notes (an “Optional Redemption”), in cash at the applicable Redemption Price. Holders may elect, at their option and prior to the Redemption Date, to convert some or all of their Notes pursuant to Article 10 into shares of Common Stock in lieu of receiving the Redemption Price.

Section 11.02.        Notice of Optional Redemption; Selection of Notes.

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(a)              In case the Company exercises its Optional Redemption right to redeem the Notes in accordance with Section 11.01, it shall fix a date for redemption (the “Redemption Date”) and it or, at its written request received by the Trustee not less than 35 Scheduled Trading Days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 25 nor more than 30 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes in accordance with Section 14.01; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day. Notwithstanding anything to the contrary herein, the Company may not designate a Redemption Date that falls during or within three Business Days after the end of a Make-Whole Adjustment Period. The Trustee may conclusively rely upon an Officers’ Certificate of the Company as to (i) whether or not any day is a Scheduled Trading Day, and (ii) whether a Make-Whole Adjustment Period has occurred or is continuing. All Redemption Prices shall be calculated by the Company.

(b)              Each Redemption Notice shall specify:

(i)               the Redemption Date;

(ii)             the Redemption Price;

(iii)            that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)            the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)              that Holders may surrender their Notes for conversion at any time prior to the Close of Business on the second Business Day immediately preceding the Redemption Date;

(vi)            the procedures a converting Holder must follow to convert its Notes, the Conversion Settlement Method, Make-Whole Settlement Method and, if applicable, the cash amount and Cash Make-Whole Premium Amount; and

(vii)           the Conversion Rate.

A Redemption Notice shall be irrevocable.

(c)              Notwithstanding anything to the contrary herein, in no event shall the Company have any right to redeem the Notes pursuant to this Article 11 unless there shall be continuously effective, at all times from 15 days prior to the date of the Redemption Notice through and including the Redemption Date, a registration statement under the Securities Act (and other registration or qualification under the securities or blue sky laws of such jurisdictions in the United States as the holders or prospective holders of a majority of the Common Stock issued or issuable upon conversion of the Notes may reasonably request) covering the resale of any and all Common Stock issued or issuable upon conversion of the Notes.

Section 11.03.        Payment of Notes Called for Redemption.

(a)              If any Redemption Notice has been given in respect of the Notes in accordance with Section 11.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price (subject to the right of the Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date). On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)              Prior to the Open of Business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.07 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

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Section 11.04.        Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 11.05.        Return of Notes. If a Holder delivers a Note for redemption pursuant to Article 11 and, on the Redemption Date, the Company is not permitted to redeem such Note, the Paying Agent will (i) if such Note is a Definitive Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

Section 11.06.        Repayment to the Company. Subject to any applicable property laws, if, six months after the Redemption Date, any cash held by the Paying Agent for redemption of Notes remains unclaimed, the Paying Agent will promptly return such cash to the Company upon the Company’s written request; provided, however, that, to the extent that the Company certifies in an Officers’ Certificate delivered to the Trustee and the Collateral Agent that the aggregate amount of cash deposited by the Company pursuant to Section 11.05 exceeds the aggregate Redemption Price of every Note outstanding (excluding, for the avoidance of doubt, any Notes tendered for conversion pursuant to Article 10 hereof), then as soon as practicable following the Trustee’s and Collateral Agent’s receipt of such Officers’ Certificate, the Trustee will return such excess to the Company.

Article 12
NOTE GUARANTEES

Section 12.01.        Note Guarantees.

(a)              Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee, to the Collateral Agent and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)               the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Collateral Agent or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and

(ii)             in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)              The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes, the Collateral Agent or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

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(c)              If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, each Guarantor’s Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)              Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of its Note Guarantee.

(e)              All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (A) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (B) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its Note Guarantee in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Note Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law, provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 12.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Note Guarantee (including in respect of this Section 12.01), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 12.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 12.01(e).

Section 12.02.        Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor does not constitute a fraudulent transfer or conveyance for purposes of applicable Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

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Section 12.03.        Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers (but the failure to execute such notation shall not affect the validity of any Note Guarantee).

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 12.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. An Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid, nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of each of the Guarantors.

Section 12.04.        Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 12.05, a Guarantor may not, directly or indirectly, (1) consolidate with or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its properties and assets to (whether or not such Guarantor is the surviving Person), any other Person, other than the Company or another Guarantor, unless:

(a)              immediately after giving effect to that transaction, no Default or Event of Default exists;

(b)              either:

(i)               the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor, the Company or another Guarantor) expressly assumes, by executing and delivering a supplemental indenture to the Trustee and the Collateral Agent substantially in the form attached hereto as Exhibit D in accordance with Section 9.03 hereof, all of the obligations of that Guarantor under its Note Guarantee, this Indenture, and all appropriate Security Documents; or

(ii)             such transaction is permitted by Section 4.16; and

(c)              the Company delivers to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture and agreements entered into by the Guarantor or the successor Person, if any, comply with this Indenture and all conditions precedent to such transaction and the execution of such supplemental indenture and other agreements, if any, provided in this Indenture have been satisfied.

(d)              In the case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and the Collateral Agent and satisfactory in form to the Trustee and the Collateral Agent, of the Note Guarantee of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; provided, however, that the Note Guarantee of such successor Person will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution.

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(e)              Except as set forth in Article 4 and Article 5, and notwithstanding clauses (a) and (b)(i) and (ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 12.05.        Releases.

The Note Guarantee of any Guarantor, and the Collateral Agent’s Lien on the Collateral of such Guarantor, will be released:

(a)              in connection with any sale or other disposition of all, of the assets of a Guarantor (including by way of merger or consolidation) to such Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary if the sale or other disposition does not violate any provision of this Indenture (for the avoidance of doubt, it is understood that the acquiror of such assets only shall be released from the Note Guarantee and not the seller or other transferor of such assets);

(b)              in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary; or

(c)              upon the liquidation or dissolution of such Guarantor following the transfer of all of its assets to the Company or another Guarantor.

Notwithstanding the foregoing, no Guarantor shall be released from its Note Guarantee for so long as such Guarantor guarantees, is an obligor of, or provides credit support for, any Debt of the Company or a Subsidiary. If the Note Guarantee of any Guarantor is released, the Company shall deliver to the Trustee and the Collateral Agent an Officers’ Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail and that such release complies with this Indenture. Upon delivery by the Company to the Trustee and the Collateral Agent of an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions of any of clauses (a) through (c) of this Section 12.05 have been met with respect to a Guarantor in accordance with the provisions of this Indenture, including without limitation, in the case of Section 12.05(a) hereof, Section 4.16 hereof, and that such release is permitted or authorized hereunder, the Trustee and the Collateral Agent, as applicable, will execute any documents reasonably requested by the Company and such Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee, without recourse or warranty. Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 12.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

Article 13
COLLATERAL

Section 13.01.        Security Documents.

(a)              The payment of the principal of, and accrued and unpaid interest, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by a Guarantor pursuant to its Note Guarantee, and the payment of all other Obligations and the performance of all other obligations of the Company and the Guarantors under the Note Documents will be secured as provided in the Security Documents to be entered into by the Company, the Guarantors and the Collateral Agent as required or permitted by this Indenture.

(b)              The Company shall, and shall cause each Guarantor to, and each Guarantor shall execute the applicable Security Agreement and each other Security Document necessary to create a Lien in all the assets of the Company and each Guarantor on the Issue Date (other than Excluded Assets) and make all filings and take all other actions as are necessary or required to establish and maintain (at the sole cost and expense of the Company and the Guarantors) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest, including, for the avoidance of doubt, making all filings and taking all actions as are necessary or required in order to register and perfect the Collateral, in each case as promptly as possible following the Issue Date, but in any event no later than 10 Business Days following the Issue Date, and providing the Collateral Agent with evidence of such filing.

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(c)              Within 30 days of the Issue Date, or such later date as determined by the Collateral Agent in its sole discretion, with respect to each Deposit Account (as defined in the Security Agreement) listed on any perfection certificate(s), the Company and the Guarantors shall enter into and deliver a customary Deposit Account Control Agreement (as defined in the Security Agreement) or other appropriate arrangement, in each case, satisfactory to the Collateral Agent as to its rights and duties, to perfect the Lien in each such Deposit Account to the extent possible after using commercially reasonable efforts; provided that no funds, cash or Cash Equivalents will at any time be transferred to a Deposit Account that is not subject to a Deposit Account Control Agreement (as defined in the Security Agreement) or other appropriate arrangement to perfect the Lien in such Deposit Account.

In the case of Collateral consisting of Equity Interests in a Subsidiary, the Company and the Guarantors shall execute such documents and take such steps as shall be reasonably necessary to perfect a Lien under the local law of incorporation or formulation of the Subsidiary on the Issue Date; provided that the Fair Market Value of such Subsidiary and the assets and property it holds (directly or indirectly) shall be at least U.S. $500,000. Upon request by the Collateral Agent, the Company shall deliver to the Trustee and the Collateral Agent Officers’ Certificates, certifying that the Fair Market Value of an applicable Subsidiary and the assets and property it holds (directly or indirectly) is less than U.S. $500,000. The Collateral Agent may conclusively rely on such Officers’ Certificates and Opinions of Counsel without independent examination or investigation.

In the case of Collateral that constitutes Regulated Marijuana, as defined in Code of Colorado Regulations 1 CCR 212-3, such Collateral shall be subject to all required suitability and application requirements of Code of Colorado Regulations 1 CCR 212-3.

(d)              If the Company or any Guarantor acquires any property that is required to be Collateral pursuant to this Indenture or the Security Documents, or any Subsidiary becomes a Guarantor that is required to pledge its assets as Collateral pursuant to this Indenture or the Security Documents, the Company or such Guarantor shall execute a joinder to an existing Security Document or enter into a new Security Document (in each case, to the extent necessary to cause such asset be so pledged), and take all steps necessary to validly perfect such Lien (to the extent required by the Security Documents and Section 4.22), subject to no Liens other than Permitted Liens.

(e)              The Company and each Guarantor shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements or amendments or continuation statements in respect thereof), that may be required under any applicable law, to ensure that the Liens of the Security Documents on the Collateral remain perfected (to the extent required by the Security Documents) with the priority required by the Security Documents, all at the expense of the Company and Guarantors and provide to the Collateral Agent and the Trustee, from time to time evidence as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 13.02.        Collateral Agent and Trustee.

(a)              The Collateral Agent shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections in its dealings under the Note Documents as are provided to the Trustee under Article 7, and under the other Note Documents; provided, however that, notwithstanding anything contained herein to the contrary, with respect to the Trustee’s rights and protections as they relate to the Collateral Agent, in no event shall the Collateral Agent’s standard of care be affected in any way by the occurrence or continuance of an Event of Default, including for the avoidance of doubt, that the Collateral Agent shall in no event be required to exercise the rights and powers vested in it by this Indenture or the other Note Documents, or be required to use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)              None of the Collateral Agent, Trustee, Paying Agent, Conversion Agent, Registrar or transfer agent nor any of their respective officers, directors, employees, attorneys or agents will have any duty with respect to, or be responsible or liable for (i) the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents or any other document or security instrument, for the creation, validity, perfection, priority, sufficiency, protection or enforcement of any Note Liens or any other security interest in the Collateral, or any defect or deficiency as to any such matters; (ii) any recording, filing, or depositing of this Indenture or the Security Documents or any other agreement or instrument, (iii) monitoring or filing any financing statement, continuation statement or any other document or instrument evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise creating or monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (iv) the acquisition or maintenance of any insurance, (v) the validity of the title of the Company or the Guarantors to the Collateral, (vi) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral, or (vii) making any investigation into (1) the performance or observance by the Company or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture, any other Note Document or in any related document, (2) the satisfaction of any condition set forth in this Indenture, any other Note Document or in any related document.

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(c)              Except as expressly required by the Security Documents, neither of the Collateral Agent nor the Trustee will be obligated:

(i)               to act upon directions purported to be delivered to it by any Person, except in accordance with the Security Documents or this Indenture;

(ii)             to foreclose upon or otherwise enforce any Note Lien; or

(iii)            to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.

(d)              The Company’s and each Guarantor’s payment obligations pursuant to any of the Note Documents will survive the resignation or removal of the Collateral Agent, the payment of the Notes and the discharge of this Indenture or the termination of all other Note Document. If the Collateral Agent incurs expenses after the occurrence of a Default specified in Sections 6.01(f) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under any Debtor Relief Law.

(e)              Each of the Collateral Agent and the Trustee shall have no duty to act, consent or request any action of any Person unless the Collateral Agent or the Trustee, as applicable, shall have received written direction from the Company or the Trustee (acting solely pursuant to the instructions from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class) and indemnity satisfactory to it against any liabilities that may be incurred by it in connection therewith. The Collateral Agent shall be entitled to act upon the direction of the Trustee (acting solely pursuant to the instructions of a majority in aggregate principal amount of outstanding Notes) to the extent otherwise permitted by this Indenture without incurring any liabilities in connection with such direction or the results thereof. For the avoidance of doubt, if the Collateral Agent receives direction from more than one party, the direction of the Trustee (acting solely pursuant to the instructions of the Holders of a majority in aggregate principal amount of outstanding Notes) shall take priority.

(f)               Notwithstanding anything in this Indenture or any of the Note Documents to the contrary, the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Indenture and the Security Agreement in all of the Note Documents as if such rights, powers, immunities and indemnities were specifically set out in each such Note Document. In no event shall the Collateral Agent be obligated to invest any amounts received by it.

(g)              For purposes of determining whether the Holders of the requisite aggregate principal amount of outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, the Collateral Agent shall be entitled to conclusively rely on the Trustee’s or the Company’s (or their respective agent’s) written certification as to the Holders of the aggregate principal amount of outstanding Notes that have actually given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder and shall have no obligation or liability with respect to any such information. In the absence of any such written certification, the Collateral Agent may assume that no Holder has given or concurred in any such request, demand, authorization, direction, notice, consent, waiver or other action hereunder.

(h)              Neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company or any other Person for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review.

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(i)               Whether herein expressly so provided, every provision of the Note Documents that in any way relates to the Collateral Agent shall be subject to this Article 13 and Sections 7.01, 7.02, 7.04 and 7.06.

(j)               The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or any other Note Document or any other related document if such action (A) would, in the reasonable opinion of the Collateral Agent, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Indenture or any other Note Document or any other related document, (B) is not provided for in this Indenture or any other Note Document or any other related document, or (C) will require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any other Note Document or in the exercise of any of its rights or powers.

(k)              The Collateral Agent shall not be required to take any action under this Indenture or any other Note Document or any related document if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

(l)               The Collateral Agent shall not be liable for failing to comply with its obligations under this Indenture or any other Note Document in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required. The Collateral Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Person (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, epidemics or pandemics, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility or any similar event not otherwise listed above.

(m)            The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Collateral Agent, like all financial institutions, in order to help fight the funding of terrorism and money laundering, may be required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The parties to this Indenture agree that they will provide the Collateral Agent with such information as it may request in order for the Collateral Agent to satisfy the requirements of the U.S.A. Patriot Act.

(n)              If either of the Collateral Agent or the Trustee requests instructions from the Company, the Trustee or the Holders, as applicable, with respect to any action or omission in connection with this Indenture or any other Note Document, the Collateral Agent or the Trustee, as applicable, shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Collateral Agent or the Trustee, as applicable, shall have received written instructions from the Company, the Trustee or the Holders, as applicable, with respect to such request.

(o)              The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute the Security Documents (whether on the Issue Date or thereafter) without risk of liability. Notwithstanding the foregoing, in no event shall the Collateral Agent be required to execute and enter into any such Security Document if the Collateral Agent determines in its reasonable discretion that such Security Document is reasonably likely to adversely affect any of the Collateral Agent’s rights, benefits, immunities, privileges or indemnities hereunder, require the Collateral Agent to expend or risk its own funds or cause the Collateral Agent to incur any loss, liability or expense.

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(p)              The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto which in the Collateral Agent’s or the Trustee’s, as applicable, sole discretion may cause the Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state, provincial, territorial, local or foreign law, each of the Collateral Agent and the Trustee, as applicable, reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state, provincial, territorial, local or foreign law, rule or regulation by reason of the Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property or other Collateral (including without limitation any Collateral that constitutes Regulated Marijuana, as defined in Code of Colorado Regulations 1 CCR 212-3) to be possessed, owned, operated or managed by any Person (including the Collateral Agent or the Trustee) other than the Company or the Guarantors, a majority in interest of Holders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

Section 13.03.        Authorization of Actions to Be Taken.

(a)              Each Holder of Notes, and each other Secured Party by its acceptance of this Indenture, (i) consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, (ii) authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, and (iii) authorizes and empowers the Collateral Agent to bind the Holders of Notes and the other Secured Parties as set forth in the Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(b)              The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes and the other Secured Parties any funds collected or distributed to the Collateral Agent or the Trustee, as applicable, under the Security Documents and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 13.04.        Release of Collateral.

(a)              The Collateral shall be released upon termination of the Company’s Obligations in accordance with Section 13.10. In addition, the Company and the Guarantors will be entitled to the release of assets included in the Collateral from the Note Liens, and the Collateral Agent shall release the same from such Liens at the Company’s sole cost and expense, under any one or more of the following circumstances without the need for any further action (other than as provided for by this Section 13.04(a)) by any Person:

(i)               other than in connection with the termination of the Company’s Obligations as described in Section 13.10, in accordance with an Officers’ Certificate of the Company that certifies that such release is permitted by the terms of the Security Documents;

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(ii)             pursuant to an amendment or waiver in accordance with Article 9;

(iii)            in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(iv)            in part, (including in connection with Section 4.16) as to any property, including but not limited to Permitted Investments, that are (x) sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction or transactions conducted in the ordinary course of business or that is not otherwise prohibited by this Indenture at the time of such sale, transfer or disposition, (y) owned or at any time acquired by a Guarantor that has been released from its guarantee pursuant to Section 12.05, concurrently with the release of such guarantee or (z) is or becomes Excluded Assets; and

(v)              as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least 66⅔% aggregate principal amount of the Notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation).

(b)              With respect to any release of Collateral, the Trustee shall only direct the Collateral Agent to release assets included in the Collateral from the Note Liens pursuant to Section 13.04(a) upon the Trustee’s and the Collateral Agent’s receipt of an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture, the Security Documents to such release and the execution of such documents requested by the Company in connection therewith have been met and that such release and the execution of such documents requested by the Company in connection therewith are authorized or permitted by the Indenture and the other Note Documents. Upon receipt of such Officers’ Certificate and Opinion of Counsel, the Trustee shall direct the Collateral Agent, and the Collateral Agent shall execute, deliver or acknowledge (at the Company’s reasonable request and expense) all documents reasonably requested by the Company, without representation or warranty, in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents. Neither the Collateral Agent nor the Trustee shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate and Opinion of Counsel, and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

Notwithstanding the foregoing, (x) at any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and, if the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders and the other Secured Parties or in connection with the exercise of remedies and (y) if any asset of the Company or a Subsidiary that was released from the Note Liens pursuant to this Indenture or the Security Documents is subsequently subject to any Lien to secure other permitted secured Debt, such Company or Subsidiary shall concurrently grant a Lien on such asset to secure the Note Obligations.

Section 13.05.        Use of Collateral; Compliance with Section 314(d) of the TIA.

(a)              Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except to the extent otherwise provided in the Security Documents or this Indenture, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral to alter or repair the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon. For the avoidance of doubt, the Company and the Guarantors will have the right to freely dispose of Permitted Investments in the ordinary course of business without the consent of the Holders or any liability pursuant to this Indenture or any of the Note Documents.

(b)              The release of any Collateral from the terms of this Indenture will not be deemed to impair the security under this Indenture in contravention of provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof.

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Section 13.06.        Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 13 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 13; and if the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Collateral Agent.

Section 13.07.        Voting.

In connection with any matter under the Security Agreement requiring a vote of holders of Secured Obligations (as defined in the Security Agreement), the holders of such Secured Obligations shall be treated as a single class and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Security Agreement, as directed by the Holders in writing.

Section 13.08.        Appointment and Authorization of Collateral Agent.

(a)              CAA, is hereby designated and appointed by the Company and the Holders as the Collateral Agent of the Secured Parties under the Security Documents, and is authorized as the Collateral Agent for the Secured Parties to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto.

(b)              Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have (i) any duties or responsibilities except those expressly set forth herein or therein or (ii) any fiduciary relationship with any Holder or any other Secured Party, whether before or after a Default or Event of Default, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

Section 13.09.        Recordings and Opinions.

(a)              The Company and the Guarantors shall furnish to the Collateral Agent and the Trustee on December 31 of each year, commencing on December 31, 2021, an Opinion of Counsel(s), dated as of such date, stating that:

(i)               in the opinion of such counsel, (x) no further action is necessary to maintain the perfection of the security interest in the Collateral described in both the applicable UCC-1 financing statement and the Security Agreement and for which perfection the Company’s or applicable Guarantor’s jurisdiction of organization (or other applicable jurisdiction) may occur by the filing of a UCC-1 financing statement or other applicable filing with the appropriate filing office of the applicable party’s jurisdiction of organization, and (y) based on relevant laws as in effect on the date of such Opinion of Counsel(s), all financing statements and continuation statements or the similar instruments have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and perfect the Note Liens, to the extent the Note Liens can be perfected by such; and

(ii)             in the opinions of such counsel, no further action is necessary to maintain such Liens as effective and perfected.

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(b)              If the Collateral Agent resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding, or if a vacancy exists in the office of Collateral Agent for any reason (the Collateral Agent in such event being referred to herein as the retiring Collateral Agent), then prior to an Event of Default, the Company will promptly appoint a successor Collateral Agent, and after the occurrence of an Event of Default, the Holders of a majority in aggregate principal amount of then outstanding Notes may appoint a successor, provided, that the Collateral Agent will have no obligation to undertake an assessment as to whether an Event of Default has occurred under this Indenture.

(c)              A successor Collateral Agent will deliver a written acceptance of its appointment to the retiring Collateral Agent, the Trustee and to the Company. In any event, the resignation or removal of the retiring Collateral Agent will become effective on the date set forth in the notice of resignation or the notice of removal, as applicable. Upon the appointment of a successor Collateral Agent, such successor Collateral Agent will have all the rights, powers and duties of the Collateral Agent under this Indenture and the other Note Documents. The successor Collateral Agent will send a notice of its succession to each Holder. The retiring Collateral Agent will, upon payment of all of its costs and the costs of its agents and counsel, promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent.

Section 13.10.        Replacement of Collateral Agent.

(a)              The Collateral Agent may resign at any time by notifying the Company, in writing, at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of then outstanding Notes may remove the Collateral Agent by notifying the Collateral Agent, in writing, at least 30 days prior to the proposed removal. Prior to the occurrence of an Event of Default, the Company may remove the Collateral Agent by notifying the Collateral Agent, in writing, at least 30 days prior to the proposed removal, if:

(i)               the Collateral Agent is adjudged bankrupt or insolvent;

(ii)             a receiver or other public officer takes charge of the Collateral Agent or its property; or

(iii)            the Collateral Agent otherwise becomes incapable of acting.

(b)              If the Collateral Agent resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding, or if a vacancy exists in the office of Collateral Agent for any reason (the Collateral Agent in such event being referred to herein as the retiring Collateral Agent), then prior to an Event of Default, the Company will promptly appoint a successor Collateral Agent, and after the occurrence of an Event of Default, the Holders of a majority in aggregate principal amount of then outstanding Notes may appoint a successor; provided, that the Collateral Agent will have no obligation to undertake an assessment as to whether an Event of Default has occurred under this Indenture..

(c)              A successor Collateral Agent will deliver a written acceptance of its appointment to the retiring Collateral Agent, the Trustee and to the Company. In any event, the resignation or removal of the retiring Collateral Agent will become effective on the date set forth in the notice of resignation or the notice of removal, as applicable. Upon the appointment of a successor Collateral Agent, such successor Collateral Agent will have all the rights, powers and duties of the Collateral Agent under this Indenture and the other Note Documents. The successor Collateral Agent will send a notice of its succession to each Holder. The retiring Collateral Agent will, upon payment of all of its costs and the costs of its agents and counsel, promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent, subject to the lien provided for in connection with the payment obligations of the Company to the Collateral Agent. In the event a successor Collateral Agent has not been appointed on the effective date of the retiring Collateral Agent’s resignation or removal, as applicable, the retiring Collateral Agent may, at its option, upon payment of all of its costs and the costs of its agents and counsel, transfer all property held by it as Collateral Agent to the Trustee.

(d)              If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Company or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Collateral Agent.

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(e)              Notwithstanding the replacement of the Collateral Agent, the Company’s payment obligations, including with respect to indemnification obligations, to the Collateral Agent under the Note Documents will continue for the benefit of the retiring Collateral Agent.

Section 13.11.        Successor Collateral Agent by Merger.

(a)              If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act will be the successor Collateral Agent.

Article 14
MISCELLANEOUS

Section 14.01.        Notices. Any request, demand, authorization, notice, waiver, consent or communication will be in English and in writing and delivered in Person, mailed by first-class mail, postage prepaid, delivered by overnight courier addressed as follows or transmitted by electronic mail or other similar means of unsecured electronic methods to the following:

if to the Company or a Guarantor:

Medicine Man Technologies, Inc.

4880 Havana Street, Suite 201

Denver, CO 80239

Attention: Daniel Pabon, General Counsel

Email: dan@schwazze.com

if to the Trustee, Registrar, Paying Agent or Conversion Agent:
Ankura Trust Company, LLC, as Trustee
140 Sherman Street, Fourth Floor
Fairfield, CT 06824
Attention: Lisa Price
Telephone: (203) 319-6900

Email: Lisa.Price@ankura.com; Krista.Gulalo@ankura.com; Beth.Micena@ankura.com if to the Collateral Agent:
Chicago Atlantic Admin, LLC, as Collateral Agent
420 N Wabash Avenue, Suite 500
Chicago, IL 60611
Attention: Peter Sack
Email: psack@chicagoatlantic.com

The Company, the Guarantors, the Collateral Agent, the Trustee, the Registrar, the Paying Agent or the Conversion Agent, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder of a Definitive Note will be mailed to the Holder, by first class mail, postage prepaid, at the Holder’s address as it appears on the Register of the Registrar and will be deemed given on the date of such mailing; provided, however, that with respect to any Global Note, such notice or communication will be sent to the Holder thereof pursuant to the Applicable Procedures. Failure to mail or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent in the manner provided above, it is duly given, when received by the addressee. If the Company or any Guarantor mails or sends a notice or communication to the Holders, it will, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent, Conversion Agent and Collateral Agent. If the Company or any Guarantor is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company or such Guarantor may deliver such notice to the Trustee and cause the Trustee, at the Company’s or Guarantor’s expense, as applicable, to have delivered such notice to the Holders on or prior to the date on which the Company or such Guarantor would otherwise have been required to deliver such notice to the Holders. In such a case, the Company or such Guarantor will also cause the Trustee to mail a copy of the notice to each of the Registrar, Paying Agent, Conversion Agent and Collateral Agent at the same time it sends the notice to the Holders.

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In respect of this Indenture, neither the Trustee nor the Collateral Agent shall have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and neither the Trustee nor the Collateral Agent shall have any liability for losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee or the Collateral Agent, including, without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 14.02.        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture other than the authentication of any initial Global Notes on the Issue Date, the Company will furnish to the Trustee and the Collateral Agent:

(a)              an Officers’ Certificate stating that, in the judgment or opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)              an Opinion of Counsel stating that, in the judgment or opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions and subject to reasonable assumptions and exclusions) have been complied with.

Section 14.03.        Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officers’ Certificate required to be delivered pursuant to Section 4.05 hereof) provided for in this Indenture will include:

(a)              a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)              a brief statement as to the nature and scope of the examination or investigation upon which the statements, judgments or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)              a statement that, in the judgment or opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed judgment or opinion as to whether or not such covenant or condition has been complied with; and

(d)              a statement that, in the judgment or opinion of such Person, such covenant or condition has been complied with.

Section 14.04.        Separability Clause. In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.05.        Rules by Trustee. The Trustee may make reasonable rules for action by, or a meeting of, Holders.

Section 14.06.        Governing Law and Waiver of Jury Trial. THIS INDENTURE AND EACH NOTE AND NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE REGISTRAR, THE PAYING AGENT, THE CONVERSION AGENT AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 14.07.        Force Majeure. The Trustee, Registrar, Paying Agent and Conversion Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Person (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, epidemic or pandemics, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 14.08.        Submission to Jurisdiction. Each of the Company, Guarantors, Trustee, Registrar, Paying Agent, Conversion Agent and Collateral Agent: (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture, the Notes or the Note Guarantees, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Guarantors hereby irrevocably appoints Corporation Service Company located at 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company and/or the Guarantors in any such suit or proceeding. Each of the Company and the Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the term of this Indenture. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 14.09.        Legal Holidays. If the Maturity Date or any Interest Payment Date, Change of Control Repurchase Date, date upon which any Notes are to be repurchased pursuant to a Redemption Date or Conversion Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no interest will accrue for the intervening period.

Section 14.10.        Benefits of Indenture. Except as provided in Section 13.11, nothing in this Indenture or in the Notes or the Note Guarantees, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, Conversion Agent, Registrar, and their successors hereunder, and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.11.        U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 14.12.        Tax Withholding. Nothing herein shall preclude any tax withholding required by law or regulation. In addition, if the Company or other applicable withholding agent pays withholding taxes on behalf of a Holder or beneficial owner of a Note as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note.

Section 14.13.        Tax Matters.

(a)              The Company has entered into this Indenture, and the Notes will be issued, with the intention that, for all tax purposes, the Notes will qualify as indebtedness. The Company, by entering into this Indenture, and each Holder and beneficial owner of Notes, agree to treat the Notes as indebtedness for all tax purposes.

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(b)              The Company shall not be obligated to pay any additional amounts to the Holders or beneficial holder of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes of whatever nature.

Section 14.14.        Tax Information.

(a)              In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide to the Trustee and the Paying Agent sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee and the Paying Agent can determine whether it has tax related obligations under Applicable Law, provided such information is readily available to the Company, and (ii) that the Trustee and the Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee and the Paying Agent shall not have the liability. The terms of this Section shall survive the termination of this Indenture.

Section 14.15.        Intercreditor Agreement Legend. The Company, the Collateral Agent, and the Secured Parties each agree that each Security Document relating the Collateral shall include the following language (or language to a similar effect approved by the Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Indenture in the Collateral and the exercise of any right or remedy by the Collateral Agent hereunder against the Collateral are subject to the provisions of the Intercreditor Agreement dated as of December 7, 2021, among the Company, the other Grantors, the Collateral Agent, GGG Partners, LLC, as Credit Agreement Collateral Agent, the StarBuds Seller Secured Parties party thereto, AND Naser Joudeh, as Collateral Agent for the StarBuds Seller Secured Parties (as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time). In the event of any conflict between the terms of this Indenture and the Intercreditor Agreement with respect to the Collateral, the terms of the Intercreditor Agreement shall govern and control.”

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as a deed the day and year first before written.

MEDICINE MAN TECHNOLOGIES, INC., as Company

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

DOUBLE BROW, LLC, as Guarantor By: Schwazze Colorado LLC, its Sole Member By: Medicine Man Technologies, Inc., its Manager
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

MISSION HOLDING, LLC, as Guarantor By: Schwazze Colorado LLC, its Sole Member By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer
SCG HOLDING, LLC, as Guarantor By: Medicine Man Technologies, Inc., its Sole Member

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

[Signature Page to Indenture]

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SCHWAZZE COLORADO LLC, as Guarantor By: Medicine Man Technologies, Inc., its Manager
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

SCHWAZZE BIOSCIENCES, LLC, as Guarantor By: Schwazze Colorado LLC, its Sole Member
By: Medicine Man Technologies, Inc., its Manager By: /s/ Justin Dye Name: Justin Dye Title: Chief Executive Officer
SBUD LLC, as Guarantor By: Schwazze Colorado LLC, its Manager By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

MEDICINE MAN CONSULTING, INC., as Guarantor

By: /s/ Justin Dye
Name: Justin Dye
Title: Director

TWO J’S LLC, as Guarantor By: Medicine Man Technologies, Inc., its Sole Member
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

[Signature Page to Indenture]

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MESA ORGANICS LTD., as Guarantor By: Medicine Man Technologies, Inc., its Manager
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

MESA ORGANICS II LTD, as Guarantor By: Medicine Man Technologies, Inc., its Manager
By: /s/Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

MESA ORGANICS III LTD, as Guarantor By: Medicine Man Technologies, Inc., its Manager
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

MESA ORGANICS IV LTD, as Guarantor By: Medicine Man Technologies, Inc., its Manager

By: /s/ JustinDye
Name: Justin Dye
Title: Chief Executive Officer

PBS HOLDCO LLC, as Guarantor By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

[Signature Page to Indenture]

88

SCHWAZZE IP HOLDCO LLC, as Guarantor By: Medicine Man Technologies, Inc., its Manager
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

MIH MANAGER LLC, as Guarantor By: Medicine Man Technologies, Inc., its Manager
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

EMERALD FIELDS MERGER SUB, LLC, as Guarantor By: Schwazze Colorado LLC, its Sole Member By: Medicine Man Technologies, Inc., its Manager
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

NUEVO HOLDING, LLC, as Guarantor By: Schwazze New Mexico, LLC, its Manager By: Medicine Man Technologies, Inc., its Manager
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

NUEVO ELEMENTAL HOLDING, LLC, as Guarantor By: Schwazze New Mexico, LLC, its Manager By: Medicine Man Technologies, Inc., its Manager
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

[Signature Page to Indenture]

89

SCHWAZZE NEW MEXICO, LLC, as Guarantor By: Medicine Man Technologies, Inc., its Manager
By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

ANKURA TRUST COMPANY, LLC, as Trustee,
Registrar, Paying Agent, and Conversion Agent

By: /s/Lisa Price
Name: Lisa Price
Title: Managing Director

CHICAGO ATLANTIC ADMIN, LLC, as Collateral Agent

By: /s/ Peter Sack
Name: Peter Sack
Title: Managing Director & Co-President

[Signature Page to Indenture]

90

Schedule 4.14

Existing Debt

1.	Altmore Loan Agreement (as defined in Schedule 4.15).
2.	Altmore Securitty Agreement (as defined in Schedule 4.15).
3.	Star Buds Group Security Agreements (as defined in Schedule 4.15).
4.	The $17,000,000 promissory note to be issued by Nuevo Holding, LLC and Nuevo Elemental Holding, LLC and the “earnout” additional purchase price payment(s) required by Section 2.3 of the Nuevo Purchase Agreement (as defined in Schedule 4.17).
5.	The “earnout” and deferred purchase price payment(s) required by the Star Buds Group Asset Purchase Agreements (as defined in Schedule 4.15).
6.	Parent Guaranty, dated February 26, 2021, by and between Medicine Man Technologies, Inc. and GGG Partners, LLC.
7.	Intercompany Subordination Agreement, dated February 26, 2021, by and among by and among Mesa Organics LTD, Mesa Organics II LTD, Mesa Organics III LTD, Mesa Organics IV LTD, SCG Holding, LLC, PBS Holdco LLC and GGG Partners, LLC.
8.	Intellectual Property Security Agreement, dated February 26, 2021, by and among by and among Mesa Organics LTD., Mesa Organics I LTD, Mesa Organics II LTD, Mesa Organics III LTD, Mesa Organics IV LTD, SCG Holding, LLC, PBS Holdco LLC, and GGG Partners.
9.	Promissory Note, dated February 26, 2021, by and among by and among Mesa Organics LTD, Mesa Organics II LTD, Mesa Organics III LTD, Mesa Organics IV LTD, SCG Holding, LLC, PBS Holdco LLC and SHWZ Altmore, LLC.
10.	The “earnout” additional purchase price payment(s) required by Section 2.2 of the Asset Purchase Agreement, dated May 27, 2021, among (i) Medicine Man Technologies, Inc., (ii) SCG Holding, LLC, (iii) SCG Services, LLC, and (iv) the members of SCG Services, LLC.
11.	The additional purchase price payment(s) required by Sections 2.2 and 2.3 of the Asset Purchase Agreement, dated June 25, 2021, among (i) Medicine Man Technologies, Inc., (ii) Double Brow, LLC, (ii) BG3 Investments, LLC, (iii) Black Box Licensing, LLC, and (iv) Brian Searchinger.
12.	The “earnout” additional purchase price payment(s) required by the Asset Purchase Agreement, dated November 15, 2021, among (i) Double Brow, LLC, (ii) Medicine Man Technologies, Inc., (iii) Smoking Gun, LLC (“Smoking Gun Seller”); (iv) Smoking Gun Land Company, LLC (“SG Land”) and (v) the members of Smoking Gun Seller and SG Land.
13.	The escrowed portion of the purchase price required by Sections 2.09 and 2.11 of the Agreement and Plan of Merger, dated November 15, 2021, among (i) Medicine Man Technologies, Inc., (ii) Emerald Fields Merger Sub, LLC, (iii) MCG, LLC and other parties.
14.	The lease payments required by Article 4 of the Lease, dated November 30, 2021, between SHWZ 2nd Ave LLC and Schwazze Colorado LLC, including the obligations of the Company included in the Lease Guaranty, dated November 30, 2021, by Medicine Man Technologies, Inc. for the benefit of SHWZ 2nd Ave LLC and any debt incurred by the Company in connection with the Tenant Improvements and Escrow Holdback Agreement, dated November 30, 2021, among SHWZ 2nd Ave LLC, Schwazze Colorado LLC, and Stewart Title, pursuant to which the Company is entitled to reimbursement of up to $500,000 to offset costs paid for improvements to the Premises (as defined in the Lease).

91

Schedule 4.15

Existing Liens

1.	Pursuant to (i) the Loan Agreement, dated February 26, 2021 (as amended, the “Altmore Loan Agreement”), by and among Mesa Organics Ltd, Mesa Organics II Ltd, Mesa Organics III Ltd, Mesa Organics IV Ltd, SCG Holding, LLC, PBS Holdco LLC, SHWZ Altmore, LLC, as lender, and GGG Partners, LLC, as collateral agent, and (ii) the Security Agreement, dated February 26, 2021 (the “Altmore Security Agreement”), by and among Mesa Organics Ltd, Mesa Organics II Ltd, Mesa Organics III Ltd, Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC as grantors, pledgors, assignors and debtors in favor of GGG Partners, LLC, as collateral agent under the Loan Agreement, each of the Subsidiaries party thereto have granted a security interest in substantially all its assets and the following financing statements have been filed against the Subsidiaries party thereto:

•	Financing Statement No. 20212018984, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against Mesa Organics Ltd., as amended by Financing Statement, No. 20212101952, filed on October 18, 2021.
•	Financing Statement No. 20212018980, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against Mesa Organics II Ltd, as amended by Financing Statement, No. 20212101955, filed on October 18, 2021.
•	Financing Statement No. 20212018972, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against Mesa Organics III Ltd, as amended by Financing Statement, No. 20212018972, filed on October 18.
•	Financing Statement No. 20212018974, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against Mesa Organics IV LtdD, as amended by Financing Statement, No. 20212018974, filed on October 18, 2021.
•	Financing Statement No. 20212018960, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against SCG Holding, LLC, as amended by Financing Statement, No. 20212018960, filed on October 18, 2021.
•	Financing Statement No. 20212018986, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against PBS Holdco LLC, as amended by Financing Statement, No. 20212018986, filed on October 18, 2021.
•	Financing Statement, No. 2020113904, filed on July 6,2020, in favor of Eplus Technology, Inc., against Medicine Man Technologies, Inc.

2.	Liens with respect to the “earnout” additional purchase price payment(s) required by the thirteen Asset Purchase Agreements, each dated as of June 5, 2020, among, on the one hand, SBUD LLC and Medicine Man Technologies, Inc., and, on the other hand, one or more of Colorado Health Consultants LLC, Starbuds Aurora LLC, SB Arapahoe LLC, Starbuds Commerce City, Starbuds Pueblo LLC, Starbuds Alameda LLC, Citi-Med LLC, Starbuds Louisville LLC, KEW LLC, Starbuds Louisville LLC, Lucky Ticket LLC, Starbuds Niwot LLC, LM MJC LLC, Mountain View 44th LLC, and each equityholder party thereto, as amended by Omnibus Amendment No. 1, dated as of September 15, 2020, as further amended by Omnibus Amendment No. 2 , dated as of December 17, 2020, (collectively, the “Star Buds Group Asset Purchase Agreements”), and the Security Agreements listed below (as may be amended, supplemented, substituted, continued, or otherwise modified from time to time), each of Medicine Man Technologies, Inc. and SBUD LLC, have granted a security interest in substantially all of its assets (collectively, the “Star Buds Group Security Agreements”):

•	Security Agreement, dated February 4, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and Colorado Health Consultants, LLC, as the secured party.
•	Security Agreement, dated March 2, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Aurora LLC, as the secured party.
•	Security Agreement, dated March 2, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and SB Arapahoe LLC, as the secured party.
•	Security Agreement, dated December 18, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Commerce City, as the secured party.
•	Security Agreement, dated December 17, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Pueblo LLC, as the secured party.
•	Security Agreement, dated December 17, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Alameda LLC, as the secured party.
•	Security Agreement, dated March 2, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and Citi-Med LLC, as the secured party.
•	Security Agreement, dated March 2, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Louisville LLC, as the secured party.
•	Security Agreement, dated March 2, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and KEW LLC, as the secured party.
•	Security Agreement, dated December 18, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and Lucky Ticket LLC, as the secured party.
•	Security Agreement, dated December 18, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Niwot LLC, as the secured party.
•	Security Agreement, dated December 18, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and LM MJC LLC, as the secured party.
•	Security Agreement, dated February 4, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and Mountain View 44th LLC, as the secured party.

92

Schedule 4.17

Existing Investments

1.	Star Buds Group Security Agreements.
2.	The Company owns shares of Common Stock in Canada House Wellness Group Inc.
3.	The Company is the beneficial owner of 100% of the equity interest in its subsidiaries.
4.	The Company is obligated to pay $215,000, payable in equal monthly installments for 18 months commencing 30 days from the date of taking possession of the Equipment pursuant to the Purchase and Sale Agreement, dated January 29, 2021, between Medicine Man Technologies, Inc. and Colorado Cannabis Company LLC.
5.	The Company is obligated to pay $42,000,000, payable $25,000,000 in cash and $17,000,000 in the form of a promissory note, upon the purchase of certain assets of Reynold Greenleaf & Associates, LLC and the equity interest in Elemental Kitchen and Labs, LLC pursuant to the Purchase Agreement, dated November 29, 2021, among (i) Medicine Man Technologies, Inc., (ii) Nuevo Holding, LLC, (iii) Nuevo Elemental Holding, LLC, (iv) Reynold Greenleaf & Associates, LLC, (v) William N. Ford in his individual capacity and as Representative (as defined therein), (vi) Elemental Kitchen and Labs, LLC, and (vii) the equityholders named therein (the “Nuevo Purchase Agreement”).

93

EXHIBIT A

Form of Note

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MEDICINE MAN TECHNOLOGIES, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY MEDICINE MAN TECHNOLOGIES, INC. (THE “COMPANY”)), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A FINRA REGISTERED BROKER/DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE SUBJECT TO THE TERMS AND PROVISIONS OF (A) THE ARTICLES OF INCORPORATION OF THE COMPANY, AS AMENDED FROM TIME TO TIME, INCLUDING, WITHOUT LIMITATION, THE CERTIFICATES OF DESIGNATION RELATING TO ALL SERIES OF PREFERRED STOCK, AND THE RELATIVE RIGHTS, PREFERENCES, RESTRICTIONS, DESIGNATIONS, QUALIFICATIONS AND PRIVILEGES SET FORTH THEREIN AND IMPOSED THEREON AND UPON THE HOLDERS THEREOF, AND (B) THE BYLAWS OF THE COMPANY, AS AMENDED FROM TIME TO TIME, TO ALL OF WHICH TERMS AND PROVISIONS THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, ASSENTS.

COPIES OF SUCH DOCUMENTS ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND ARE MADE A PART HEREOF AS THOUGH FULLY SET FORTH ON THIS CERTIFICATE.

[INCLUDE FOLLOWING LEGEND IF NOTE WITH ORIGINAL ISSUE DISCOUNT]

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), NANCY HUBER, A REPRESENTATIVE OF THE COMPANY HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). NANCY HUBER MAY BE REACHED AT TELEPHONE NUMBER (303) 371-0387.

A-1

Medicine Man Technologies, Inc.

13% Senior Secured Convertible Note Due 2026

No. [_________ ]	[Initially][1] $[_________]

Medicine Man Technologies, Inc., a Nevada corporation (the “Company”), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3 the principal sum of $[_______]. This 13% Senior Secured Convertible Note due 2026 (this “Note”) is one of a series of Notes (the “Notes”) issued pursuant to the Indenture (the “Indenture”) dated as of December [●], 2021 among the Company, the Guarantors party thereto, Ankura Trust Company, LLC, as trustee, registrar, paying agent, and conversion agent (the “Trustee”), and Chicago Atlantic Admin, LLC, as collateral agent (the “Collateral Agent”). The Notes will mature on December [●], 2026, unless earlier repurchased, redeemed or converted.

This Note shall bear interest at the rate of 13% per year from the most recent date to which interest has been paid or provided for, or, if no interest has been paid or duly provided for, from the date of issuance provided in the certificate representing this Note until the date the principal amount is paid or deemed paid or the Conversion Settlement Date, as the case may be, and in each case subject to the terms and conditions of the Indenture. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable quarterly in arrears on each March 31, June 30, September 30, and December 31, commencing on March 31, 2022, to the registered Holder of this Note as of the Close of Business on the March 15, June 15, September 15, or December 15 as the case may be, immediately preceding the applicable Interest Payment Date whether or not a Business Day. Interest shall be payable in cash for an amount equal to the amount payable on the applicable Interest Payment Date as if this Note were subject to an annual interest rate of 9%, with the remainder of the accrued interest payable as an increase to the principal amount of this Note. Additional Interest will be payable as set forth in Section 4.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, this Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest at a rate equal to 15% per annum, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.04(d) of the Indenture.

1 To be included if a Global Note.

2 To be included if a Global Note.

3 Insert name of holder of Definitive Note

A-2

The Company shall pay the principal, premium, if any, and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time [to the Depositary or its nominee, as the case may be, as the registered] 4 Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal, premium, if any, and interest on Note (if it is not a Global Note) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent, Conversion Agent, and Registrar in respect of the Notes and its Corporate Trust Office in the contiguous United States of America, as a place where Notes may be presented for payment or for registration of transfer and exchange. Payment of the cash portion of interest due, on an Interest Payment Date and on the Maturity Date, on any Definitive Note shall be made to the applicable Holder of such Note by wire transfer to an account of such Holder within the United States as notified to the Trustee and Registrar by such Holder.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an authorized denomination) for cash in the manner, and subject to the terms, set forth in Section 3.01 and Section 3.02 of the Indenture. The Company will have the right to redeem this Note for cash in the manner, and subject to the terms, set forth in Section 10.11 and Section 11.01 of the Indenture.

The Company’s obligations under the Notes and the Indenture are unconditionally guaranteed by the Guarantors pursuant to the terms of the Indenture and the Note Guarantees. The Notes and the Note Guarantees are secured by security interests in the Collateral pursuant to the terms of the Indenture and the Security Documents.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

4 To be included if a Global Note.

A-3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MEDICINE MAN TECHNOLOGIES, INC., as Company

By:___________________________

Name: Justin Dye

Title: Chief Executive Officer

A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

ANKURA TRUST COMPANY, LLC, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:______________________________

Lisa Price, Managing Director

Dated: _____________________

A-5

SCHEDULE I TO FORM OF NOTE

Form of Conversion Notice

To: Medicine Man Technologies, Inc.

To: Ankura Trust Company, LLC, as Trustee and Conversion Agent

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Administrator – Medicine Man Technologies

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1.00 principal amount or a multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, together with any cash (in lieu of any fractional shares of Common Stock or, if applicable, Reference Property), and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 10.01(d) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Date: ______________________

Signature(s)

___________________________

Signature Guarantee

Signature(s) must be
guaranteed by an eligible
Guarantor Institution (banks,
stock brokers, savings and loan
associations and credit unions)
with membership in an
approved signature guarantee
medallion program pursuant to
Securities and Exchange
Commission Rule 17Ad-15 if
shares of Common Stock are to
be issued, or Notes are to be
delivered, other than to and in
the name of the registered
holder.

A-6

Fill in for registration of shares if

to be issued, and Notes if to

be delivered, other than to and in the

name of the registered holder:

________________________________

(Name)

________________________________

(Street Address)

_________________________________

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):

$______.00

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

Social Security or Other Taxpayer Identification Number

A-7

Form of Option of Holder to Elect Purchase

To: Medicine Man Technologies, Inc.

To: Ankura Trust Company, LLC, as Trustee

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Administrator – Medicine Man Technologies

The undersigned registered holder of this Note hereby acknowledges receipt from Medicine Man Technologies, Inc. (the “Company”) of the Change of Control Notice and/or the Four Year Company Notice with respect to the Company and specifying the Change of Control Repurchase Date and/or the Four Year Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 3.01 and/or Section 3.02 of the Indenture referred to in this Note, as applicable, (1) the entire principal amount of this Note, or the portion thereof (that is $1.00 principal amount or a multiple thereof) below designated, and (2) if such Change of Control Repurchase Date or Four Year Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Change of Control Repurchase Date or Four Year Repurchase Date, as applicable. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Definitive Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: ___________________
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be purchased (if less than all):

$______.00

Certificate No.:________________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

A-8

SCHEDULE II TO FORM OF NOTE5

Schedule of Increases and Decreases of Global Note

Medicine Man Technologies, Inc.

13% Senior Secured Convertible Notes due 2026

The initial principal amount of this Global Note is $[            ]. The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

5 To be included if a Global Note

A-9

EXHIBIT B

Form of Note Guarantee

Each Guarantor listed below (hereinafter referred to as the “Guarantors” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantors, Medicine Man Technologies, Inc. (the “Company”), Ankura Trust Company, LLC, as trustee, registrar, paying agent, and conversion agent, and Chicago Atlantic Admin, LLC, as collateral agent (the “Indenture”)), unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor and each other guarantor party to the Indenture, the obligations of the Company pursuant to the Indenture, which include without limitation: (i) prompt payment in full of the principal, premium, if any, and interest on, the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and prompt performance when due of all other obligations of the Company to the Holders, the Collateral Agent or the Trustee pursuant to the terms and conditions of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, such payment will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, redemption, or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Article 12 of the Indenture. This guarantee is a guarantee of payment and not a guarantee of collection.

The obligations of each Guarantor to the Holders of the Notes, to the Trustee and to the Collateral Agent pursuant to this Guarantee and the Indenture are expressly set forth in the Indenture, including but not limited to Article 12 thereof, and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No past, present or future director, officer, employee, incorporator, stockholder or agent (direct or indirect) of any Guarantor (or any such successor entity), as such, shall have any liability for any obligations of such Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee, the Collateral Agent and the Holders of the Notes, and, in the event of any transfer or assignment of rights by any Holder of the Notes, the Trustee or the Collateral Agent, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectability.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been signed, in the name and on behalf of the Trustee under the Indenture, manually or by facsimile or other electronic imaging means by one of the authorized officers of the Trustee under the Indenture.

The obligations of each Guarantor under this Guarantee shall be limited to the extent provided in Section 12.02 of the Indenture to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 12 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[Remainder of page intentionally left blank]

B-1

IN WITNESS WHEREOF, each Guarantor has caused this instrument to be duly executed.

Dated:________

DOUBLE BROW, LLC

By: Schwazze Colorado LLC, its Sole Member
By: Medicine Man Technologies, Inc., its
Manager

By:_____________________________________

Name: Justin Dye

Title: Chief Executive Officer

MISSION HOLDING, LLC

By: Schwazze Colorado LLC, its Sole Member
By: Medicine Man Technologies, Inc., its
Manager

By:____________________________________

Name: Justin Dye

Title: Chief Executive Officer

SCG HOLDING, LLC

By: Medicine Man Technologies, Inc., its

Sole Member

By:_____________________________________

Name: Justin Dye

Title: Chief Executive Officer

SCHWAZZE COLORADO LLC

By: Medicine Man Technologies, Inc., its

Manager

By:_____________________________________

Name: Justin Dye

Title: Chief Executive Officer

[Signature Page to Note Guarantee]

B-2

SCHWAZZE BIOSCIENCES, LLC

By: Schwazze Colorado LLC, its Sole Member
By: Medicine Man Technologies, Inc., its Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

SBUD LLC

By: Schwazze Colorado LLC, its Manager

By: Medicine Man Technologies, Inc., its Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

MEDICINE MAN CONSULTING, INC.

By:______________________________________

Name: Justin Dye
Title: President

TWO J’S LLC

By: Medicine Man Technologies, Inc., its

Sole Member

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

MESA ORGANICS LTD.

By: Medicine Man Technologies, Inc., its

Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

[Signature Page to Note Guarantee]

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MESA ORGANICS II LTD

By: Medicine Man Technologies, Inc., its

Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

MESA ORGANICS III LTD

By: Medicine Man Technologies, Inc., its

Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

MESA ORGANICS IV LTD

By: Medicine Man Technologies, Inc., its

Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

PBS HOLDCO LLC

By: Medicine Man Technologies, Inc., its

Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

SCHWAZZE IP HOLDCO LLC

By: Medicine Man Technologies, Inc., its

Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

[Signature Page to Note Guarantee]

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MIH MANAGER LLC

By: Medicine Man Technologies, Inc., its

Manager

By:_______________________________________

Name: Justin Dye

Title: Chief Executive Officer

EMERALD FIELDS MERGER SUB, LLC

By: Schwazze Colorado LLC, its Sole Member
       By: Medicine Man Technologies, Inc., its Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

NUEVO HOLDING, LLC

By: Schwazze New Mexico, LLC, its Manager
       By: Medicine Man Technologies, Inc., its Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

NUEVO ELEMENTAL HOLDING, LLC

By: Schwazze New Mexico, LLC, its Manager
     By: Medicine Man Technologies, Inc., its Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

SCHWAZZE NEW MEXICO, LLC

By: Medicine Man Technologies, Inc., its

Manager

By:______________________________________

Name: Justin Dye

Title: Chief Executive Officer

[Signature Page to Note Guarantee

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EXHIBIT C

Transfer Certificate

To:	Ankura Trust Company, LLC,
as Trustee, Transfer Agent, and Registrar
140 Sherman Street, 4th Floor
Fairfield, CT 06824
Attention: Administrator – Medicine Man Technologies

Re:	Medicine Man Technologies, Inc.: 13% Senior Secured Convertible Notes due 2026 (Certificate No. [___])

This Certificate relates to $[___] principal amount of the 13% Senior Secured Convertible Notes due 2026 (the “Notes”) held by [___] (the “Transferor”) and issued pursuant to the Indenture, dated as of December [●], 2021, among Medicine Man Technologies, Inc., as issuer (the “Company”), the Guarantors party thereto, Ankura Trust Company, LLC, as Trustee, Registrar, Paying Agent, and Conversion Agent, and Chicago Atlantic Admin, LLC, as Collateral Agent (as amended, supplemented or otherwise modified from time to time, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Transferor owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $______________ in such Note[s] or interests (the “Transfer”), to ____________ (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies that:

TRANSFEROR ACKNOWLEDGEMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

☐   Such Transfer is being made to the Company or a Subsidiary of the Company.

☐   Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

☐   Such Transfer is being made pursuant to, and in accordance with, Rule 144 under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an “accredited investor” within the meaning of Regulation D under the Securities Act in a transaction meeting the requirements thereof. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

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☐ Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 or Rule 144A under the Securities Act).

Dated:

_________________________________________________

(Legal Name of Holder)

By:_______________

Name:

Title:

Signature Guaranteed:

_________________________________________________

By:______________
Authorized Signatory

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TRANSFEREE ACKNOWLEDGEMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is an “accredited investor” within the meaning of Regulation D under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144 or Rule 144A or any other available exemption therefrom, and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144 or Rule 144A, as applicable.

Dated:

_________________________________________________

(Legal Name of Holder)

By:_______________

Name:

Title:

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Annex A

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a) Eli a Book-Entry Interest held through DTC Account No. _____, in the:

(i) Eli Rule 144A Global Note ([CUSIP/ISIN/COMMON CODE] __________); or

( ) Eli Regulation S Global Note ([CUSIP/ISIN/COMMON CODE];. or

(b) Eli a Rule 144A Definitive Note; or

(c) Eli a Regulation S Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) Eli a Book-Entry Interest through DTC Account No. _____ in the:

(i) Eli Rule 144A Global Note ([CUSIP/ISIN/COMMON CODE]__________________ );
or

(i)     Eli Regulation S Global Note ([CUSIP/ISIN/COMMON CODE] or

(b) Eli a Rule 144A Definitive Note; or

(c) Eli a Regulation S Definitive Note.

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EXHIBIT D

Form of Supplemental Indenture

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of

________________, 20__, by _________________________ (the “Guaranteeing Subsidiary”), a subsidiary of Medicine Man Technologies, Inc., a Nevada corporation (the “Company”).

W I T N E S S E T H

WHEREAS, the Company and Guarantors have heretofore executed and delivered to Ankura Trust Company, LLC, as trustee, registrar, paying agent, and conversion agent (the “Trustee”) and Chicago Atlantic Admin, LLC, as collateral agent (the “Collateral Agent”), an indenture (as heretofore amended and supplemented, the “Indenture”), dated as of December [●], 2021, providing for the issuance of $95,000,000 aggregate principal amount of 13% Senior Secured Convertible Notes Due 2026 (the “Notes”); and

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Indenture (the “Guarantee”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary covenants and agrees for the equal and ratable benefit of the Holders as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    GUARANTEE. The Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article Twelve thereof and agrees to become a Guarantor for all purposes of the Indenture and to be bound by all of the terms thereof applicable to Guarantors.

3.    EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent (direct or indirect) of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PART[Y][IES] HERETO AGREE[S] TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL COURT WITH APPLICABLE SUBJECT MATTER JURISDICTION SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE. THE PART[Y][IES] HERETO IRREVOCABLY WAIVE[S], TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

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6.    COUNTERPARTS. The part[y][ies] may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the part[y][ies] hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the part[y][ies] hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.    EFFECT OF HEADINGS. The Section headings herein are for convenience of reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

8.    THE TRUSTEE; THE COLLATERAL AGENT. The Trustee and the Collateral Agent are express and intended third party beneficiaries hereof and are entitled to the rights and benefits hereunder and may enforce this Supplemental Indenture as if it were a party hereto. This provision cannot be amended without the consent of the Trustee and the Collateral Agent.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the part[y][ies] hereto [has][have] caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:_____________________

Name: _______________

Title: __________________

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EXHIBIT E

Form of Collateral Access Agreement

COLLATERAL ACCESS AGREEMENT (this “Agreement”) is dated_____________ ____, 20__, and is made by and among [LANDLORD], a [STATE] [ENTITY TYPE] (“Landlord”); [TENANT], a [STATE] [ENTITY TYPE] (“Tenant”); and Chicago Atlantic Admin, LLC (“Collateral Agent”).

RECITALS

A.           Landlord and Tenant have entered into a [LEASE AGREEMENT] dated _________________ ____, 20___ (as amended from time to time, the “Lease”), pursuant to which Landlord leased to Tenant, certain premises known as [ADDRESS], as further described in the Lease (the “Premises”).

B.           Tenant has entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors whereby the Company issued and sold to the Investors 13% senior secured convertible notes due December [_], 2026 (the “Notes”) pursuant to an Indenture dated December [ ], 2021 between Tenant, Tenant’s subsidiary guarantors listed as parties thereto (collectively with Tenant, the Guarantors), Collateral Agent, and Ankura Trust Company, LLC as trustee (the “Indenture”, and together with the Purchase Agreement and the Notes, the “Note Documents”) to support Tenant’s growth initiatives and business operations at the Premises (among other things); capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

C.           The Notes are to be secured in whole, or in part, by security instruments covering, the Collateral, and the Collateral is, or may be, located or installed at the Premises.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       No Lease Default. Landlord represents that to its knowledge; the Lease is in full force and effect and there is no existing default under the Lease. Tenant represents that to its knowledge; the Lease is in full force and effect and there is no existing default under the Lease.

2.       Landlord’s Waiver and Release.

(a)               Landlord hereby agrees to subordinate and waive, in favor of Collateral Agent, any and all: (i) rights of distraint, levy and execution which Landlord may now or hereafter have against the Collateral; and (ii) statutory liens, security interests or other liens which Landlord may now or hereafter have in the Collateral. The foregoing waiver is for the benefit of Collateral Agent only and does not affect the obligations of Tenant to Landlord under the Lease nor shall such waiver be deemed consent to any further lien or encumbrance.

(b)               The Collateral may be stored, utilized and/or installed at the Premises in accordance with the terms of the Lease and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property, whether or not any of the Collateral becomes so related to the Premises that an interest therein arises under real estate law. Collateral Agent acknowledges and agrees that the Collateral does not and shall not include (i) those fixtures which are necessary to the operation of the Premises or the buildings located thereon, such as heating, ventilation and air conditioning systems, temperature control systems, building theft detection systems, sprinkler systems, carpeting and lighting fixtures; (ii) Landlord’s fee interest in the Premises; and/or (iii) the improvements and fixtures which constitute Landlord’s property (including any reversionary interests of Landlord).

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3.       Access and Occupancy.

(a)               During the term of the Lease and for a period of ninety (90) days after any termination of the Lease (the “Removal Period”), Collateral Agent shall have the right to repossess and remove any of the Collateral from the Premises in accordance with Collateral Agent’s agreements with the Guarantors and applicable laws; provided, however, that Collateral Agent (i) provides reasonable advance notice to Landlord of such removal (including a list of the Collateral to be removed), (ii) will not hold any auction or sale of the Collateral at the Premises without Landlord’s prior written consent; and (iii) shall be responsible for, and shall indemnify and hold Landlord harmless from and against, all claims, actions, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees) incurred as a result of Collateral Agent’s exercise of the rights granted hereunder.

(b)               The Collateral Agent shall promptly restore and repair, at Collateral Agent’s cost and expense, any physical damage to the Premises and Landlord’s property resulting from any action taken by Collateral Agent or its agents and employees upon the Premises, but shall not be liable for any diminution in value of the Premises caused by the removal or absence of the Collateral.

(c)               To the extent not paid or prepaid by Tenant, Collateral Agent shall pay Landlord a sum for its use and occupancy of the Premises on a per diem basis, determined on the basis of a month of thirty (30) days, in an amount equal to the monthly base rent and additional rent for operating costs, such as insurance, taxes and utilities, required to be paid by Tenant under the Lease, from the date on which Collateral Agent shall have taken possession of the Collateral in the Premises until the date on which Collateral Agent vacates the Premises, it being understood, however, that Collateral Agent shall not, thereby have assumed any of the obligations of Tenant to Landlord, including without limitation any obligation to pay any past due rent owing by Tenant or any other unperformed or unpaid obligations of Tenant under the Lease. Notwithstanding the foregoing, nothing herein shall obligate the Tenant to pay rent or any other amounts to Landlord after the Lease has been terminated.

4.       Notice of Default; Collateral Agent’s Right to Cure; Foreclosure on Collateral.

(a)               Without limiting Collateral Agent’s rights pursuant to Section 3 above, prior to Landlord terminating the Lease, evicting Tenant from the Premises for breach of or default under the Lease or Landlord repossessing the Premises or any Collateral, Landlord agrees to give Collateral Agent written notice of such action at the address set forth below (the “Default Notice”).

(b)               Landlord agrees that Collateral Agent shall have the opportunity for the longer of ten (10) business days or the cure period afforded to Tenant under the Lease (the “Collateral Agent Grace Period”) from its receipt of a Default Notice from Landlord to cure such breach or default under the Lease. Notwithstanding the provisions of this Section 4, Collateral Agent shall have no obligation to cure any such default. The cure of any such default by Collateral Agent on any one occasion shall not obligate Collateral Agent to cure any other default under the Lease or to cure such default on any other occasion. A failure by Landlord to deliver a Default Notice to Collateral Agent shall not affect the validity of any notice of default from Landlord to Tenant pursuant to the Lease or result in Landlord incurring any liability, but instead will only delay commencement of Collateral Agent’s cure rights granted hereunder and the Removal Period, as applicable, until Landlord gives such notice to Collateral Agent. Landlord will not terminate the Lease or evict Tenant from the Premises until the Default Notice to Collateral Agent provided for in Section 4(a) has been given and Collateral Agent Grace Period has expired with the default still uncured.

(c)               Landlord agrees that any foreclosure upon and repossession of any Collateral by Collateral Agent or any receiver under state law, to the extent such Collateral constitutes the equity securities of Tenant, shall not be deemed a default under the Lease, change in control of Tenant, or transfer of Tenant’s interest in the Lease; provided that for the avoidance of doubt, any subsequent transfer of such equity securities of Tenant or change of control of Tenant shall be subject to any restrictions placed on such action set forth in the Lease.

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5.       Collateral Assignment of Lease.

(a)               Tenant, in consideration of the Notes and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does (without the necessity of further action of any party hereto or consent of Landlord) hereby irrevocably, absolutely and unconditionally grant, convey, assign, transfer, and set over unto Collateral Agent all rights, interests, deposits (including but not limited to all security deposits and prepaids under the Lease) and estates of Tenant in, to and under the Lease together with all renewals and extensions of the Lease and other agreements and all other leases or agreements that may hereafter be entered into which cover all or any portion of the Premises), effective upon the occurrence of an Event of Default.

(b)               Tenant hereby represents and warrants to Collateral Agent that: (i) Tenant has the right to assign the Lease as set forth in this Agreement; (ii) Tenant has performed and will duly and punctually perform all of the terms, covenants, conditions and warranties of the Lease; and (iii) Tenant has performed no act or executed any other instrument which might prevent Collateral Agent from enjoying and exercising any of its rights and privileges upon an Event of Default, as evidenced hereby. Tenant covenants with Collateral Agent that Tenant shall not take any of the following actions without Collateral Agent’s prior written consent (w) do or permit to be done anything to impair the existence and validity of the Lease or the security of Collateral Agent hereunder (which consent may be withheld for any reason, as determined by Collateral Agent’s sole discretion); (x) execute or permit any other sublease or assignment of Tenant’s interest under the Lease except to any Affiliate of Tenant that is a Guarantor, provided that such assignee of the Lease takes such assignment of the Lease subject to this Agreement and assumes all obligations of Tenant under this Agreement (which consent will not be unreasonably withheld, conditioned or delayed); or (y) modify or amend the Lease in a manner which is adverse to or impairs the interests of the Collateral Agent (which consent may be withheld for any reason, as determined by Collateral Agent’s sole discretion), in each case except as otherwise provided in and subject to the terms and limitations included the Note Documents. Landlord acknowledges that any security interest or lien that it holds in property maintained at the premises shall be subordinated in all respects to any liens that any secured lender holds in such property.

(c)               Collateral Agent shall not be obligated to perform or discharge any obligation, duty or liability under the Lease by reason of this Agreement or the exercise of rights or remedies hereunder. This Agreement shall not operate to place responsibility upon Collateral Agent for the control, care, management or repair of the Premises, nor for the carrying out of any of the terms and conditions of the Lease; nor shall it operate to make Collateral Agent responsible or liable for any waste committed on the Premises or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair, or control of the Premises resulting in loss or injury or death to any tenant, licensee, employee, or stranger.

(d)               This Agreement is primary in nature to the obligation evidenced and secured by the Notes, the Note Documents and any other document given to secure and collateralize the Obligations secured by the Note Documents. Tenant agrees that Collateral Agent may enforce this Agreement without first resorting to or exhausting any other security. Collateral Agent may release the Lease, or any interest therein, from this Agreement.

(e)               Upon or at any time after an Event of Default, Collateral Agent may, at its option, without in any way waiving such Event of Default, upon fifteen (15) days’ written notice to Tenant and Landlord, with or without bringing any action or proceeding, or by a receiver appointed by a court, take possession of the Premises as the tenant under the Lease and, subject to the terms, conditions and restrictions set forth in the Lease (as modified pursuant to the terms of this Agreement) have, hold, use, occupy, lease, sublease, assign or operate the Premises on such terms and for such period of time as Collateral Agent may reasonably deem proper.

(f)                Tenant will be liable to Collateral Agent for all payments by Collateral Agent for rent and other obligations under the Lease to cure defaults of Tenant under the Lease accruing prior to the time Collateral Agent takes possession of the Premises in accordance with this Agreement. Tenant’s liability for such sums will become part of the Obligations and will be secured by all security interests securing the Obligations under the Note Documents. The parties acknowledge that such payments are reasonable expenses of foreclosure.

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6.       Landlord’s Consent. Landlord executes this Agreement in order to give its consent to, and agree to the matters set forth herein and make the representations and warranties set forth in Section 1 above. This Agreement is hereby incorporated by reference into the Lease and shall bind Landlord and any and all successors of Landlord in title to the Premises.

7.       Termination. This Agreement shall remain in force until such time as all Obligations under the Note Documents have been paid in full (other than contingent obligations that are not yet due and payable) (the “Note Termination”). Collateral Agent shall promptly provide written notice to Landlord once the Note Termination has occurred, at which time this Agreement shall automatically terminate and be of no further force and effect without any further action by Tenant or Landlord.

8.       Miscellaneous.

(a)               The parties agree that Collateral Agent may, upon delivery of written notice to Landlord, assign all of Collateral Agent’s interest in this Agreement to any entity which purchases the Notes, and that such assignee shall have all of Collateral Agent’s rights and privileges, and shall be bound by Collateral Agent’s obligations, under this Agreement. This Agreement shall inure to the benefit of Collateral Agent, and their respective successors and assigns, and shall be binding upon each of the parties and their respective representatives, heirs, successors and permitted assigns.

(b)               This Agreement may not be amended or waived except by an instrument in writing signed by Collateral Agent, Landlord, and Tenant.

(c)               This Agreement shall be governed by, and construed in accordance with, the laws of the State where the Premises is located, without giving effect to the conflicts of law principles thereof.

(d)               The powers and rights granted hereunder shall be deemed to be a waiver by Collateral Agent of its rights and remedies under the Note Documents or a waiver or curing of any default hereunder or under the Note Documents, and this Agreement is made and accepted without prejudice to any of the rights and remedies possessed by Collateral Agent under the terms of the Note Documents. The right of Collateral Agent to collect the interest and indebtedness evidenced by the Note Documents and to enforce any other security therefor held by it may be exercised by Collateral Agent either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

(e)               Each provision of this Agreement shall be interpreted in such a manner as to be valid and effective under applicable law. If any provision of this Agreement shall be unlawful, void or for any reason unenforceable, it shall be deemed separable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement, and the rights and obligations of the parties shall be enforced to the fullest extent possible.

(f)                EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)               Notwithstanding (i) the fact that any Lease or the leasehold estate created thereby may be held, directly or indirectly, by or for the account of any person or entity that shall have an interest in the fee estate of the Premises; (ii) the operation of law; or (iii) any other event, the Tenant’s leasehold estate under such Lease shall not merge into the fee estate and the Tenant shall remain obligated under such Lease as assigned by this Agreement.

(h)               This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile transmission or by email of a .pdf file will be enforceable to the same extent as an original signature.

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9.       Notices. All notices under this Agreement shall be deemed delivered on the date of receipt and shall be made (with a copy sent by electronic mail in each case) to the following addresses by recognized overnight courier (e.g. FedEx) with tracking, or by hand delivery:

If to Collateral Agent:	If to Landlord:	If to Tenant:
CHICAGO ATLANTIC ADMIN, LLC ATTN: Peter Sack 420 N Wabash Avenue, Suite 500 Chicago, IL 60611 Email: PSack@chicagoatlantic.com	[LANDLORD] ATTN: [ ] to Landlord’s notice address under the Lease	to Tenant’s notice address under the Lease.

[ Signature Page Follows ]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LANDLORD:

[LANDLORD]

By:_______________________

Name:

Title:

TENANT:

[TENANT]

By:_______________________

Name:

Title:

COLLATERAL AGENT:

CHICAGO ATLANTIC ADMIN, LLC

By:_______________________

Name: Peter Sack

Title: Managing Director & Co-President

[ Signature Page to Collateral Access Agreement ]

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